As filed with the Securities and Exchange Commission on ___________, 1998


                                                    Registration No. 33-81896


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------


                      POST-EFFECTIVE AMENDMENT NO. 4 TO THE


                                    Form S-11

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------


                         OWENS MORTGAGE INVESTMENT FUND,
                        a California Limited Partnership
        (Exact name of registrant as specified in governing instruments)

                        2221 Olympic Blvd., P.O. Box 2308
                         Walnut Creek, California 94595
                    (Address of principal executive offices)
                           ---------------------------

                                WILLIAM C. OWENS
                                    President
                           Owens Financial Group, Inc.
                        2221 Olympic Blvd., P.O. Box 2308
                         Walnut Creek, California 94595
                     (Name and address of agent for service)


                       The Commission is requested to send copies of all communications to:

                              Barbara Finkle, Esq.
                        WENDEL, ROSEN, BLACK & DEAN, LLP
                            1111 Broadway, 24th Floor
                            Oakland, California 94607


         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Security Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box [ ]



                              CROSS REFERENCE SHEET
                                -----------------

             CROSS REFERENCE SHEET SHOWING LOCATION IN PROSPECTUS OF
                        INFORMATION REQUIRED BY FORM S-11


Item Number and Caption                                      Location in Prospectus


1.    Forepart of Registration Statement and Outside Front   Outside Front Cover Page of Prospectus
      Cover Page


2.    Inside Front and Outside Back Cover Pages of           Inside Front and Outside Back Cover Pages
      Prospectus


3.    Summary Information, Risk Factors and Ratio of         Summary of the Offering; Risk Factors
      Earnings to Fixed Charges


4.    Determination of Offering Price                        Front Cover Page


5.    Dilution                                               *


6.    Selling Security Holders                               *


7.    Plan of Distribution                                   Plan of Distribution


8.    Use of Proceeds                                        Use of Proceeds


9.    Selected Financial Data                                Selected Financial Data


10.   Management's Discussion and Analysis of Financial      Management's Discussion and Analysis of Financial
      Condition and Results of Operations                    Condition and Results of Operations


11.   General Information as to Registrant                   Front Cover Page; Summary of the Offering; Investor
                                                             Suitability Standards; Rescission Offer; Risk Factors;
                                                             Management's Discussion and Analysis of Financial
                                                             Condition and Results of Operations; Business;
                                                             Management; Summary of Partnership Agreement;
                                                             Description of Units


12.   Policy with Respect to Certain Activities              Business; Compensation of General Partners and Their
                                                             Summary of Partnership Agreement and Description of
                                                             Units; Reports to Limited Partners


13.   Investment Policies of Registrant                      Business; Certain Legal Aspects of the Partnership's
                                                             Mortgage Investments; Summary of Partnership Agreement
                                                             and Description of Units


14.   Description of Real Estate                             Business


15.   Operating Data                                         *


16.   Tax Treatment of Registrant and Its Security Holders   Federal Income Tax Consequences


17.   Market Price of and Dividends on the Registrant's      Summary of the Offering; Summary of Partnership
      Common Equity and Related Stockholder Matters          Agreement and Description of Units


18.   Description of Registrant's Securities                 Investor Suitability Standards; Summary of Partnership
                                                             Agreement and Description of Units


19.   Legal Proceedings                                      *


20.   Security Ownership of Certain Beneficial Owners and    Management
      Management


21.   Directors and Executive Officers                       Management


22.   Executive Compensation                                 Management; Compensation of the General Partners and
                                                             Their Affiliates


23.   Certain Relationships and Related Transactions         Conflicts of Interest, Management; Business


24.   Selection, Management and Custody of Registrant's      Compensation of the General  Partners and Their
      Investments                                            Affiliates; Business


25.   Policies with Respect to Certain Transactions          Conflicts of Interest; Business; Summary of Partnership
                                                             Agreement and Description of Units


26.   Limitations of Liability                               Fiduciary Responsibility


27.   Financial Statements and Information                   Financial Statements; Selected Financial Data;
                                                             Management's Discussion and Analysis of Financial
                                                             Condition and Results of Operations


28.   Interests of Named Experts and Counsel                 Legal Matters


29.   Disclosure of Commission Position on Indemnification   Fiduciary Responsibility
      for Securities Act Liabilities

                         PROSPECTUS DATED APRIL __, 1998

                         OWENS MORTGAGE INVESTMENT FUND,
                        a California Limited Partnership
                                   $27,109,309


                            LIMITED PARTNERSHIP UNITS
             $1.00 per Unit--2,000 Units Minimum Investment ($2,000)
              $250,000,000 Authorized Including Prior Subscriptions


         Owens Mortgage Investment Fund, a California limited partnership (the "Partnership"), is a California limited partnership whose primary business is the investment in first, second, third, wraparound, and construction mortgage loans and loans secured by leasehold interest mortgages. Approximately 67% of the Partnership's mortgage loans are secured by real property located in Northern California. David Adler, David K. Machado, Milton N. Owens, William C. Owens and Owens Financial Group, Inc. are the general partners of the Partnership (collectively, the "General Partners"). The General Partners are subject to various conflicts of interest and substantial fees will be paid to them and their affiliated securities brokerage firm, Owens Securities Corp. See "Compensation of General Partners and Their Affiliates" and "Conflicts of Interest."

         The General Partners, at their sole discretion, are, from time to time, offering for sale to the public up to 27,109,309 Units (including reofferings of Units repurchased from Limited Partners). As this is not the Partnership's first offering of securities, this is not an "all or none" offering, nor must any minimum number of Units be sold before the General Partners accept funds from investors and admit them as Limited Partners. All of the proceeds of this offering will be immediately available for investment.


         Units of limited partnership interest (the "Units") are being offered to investors at a purchase price of $1.00 per Unit, and a minimum investment of 2,000 Units ($2,000). Purchasers of the Units will become and shall have the rights of limited partners of the Partnership. See "Summary of Partnership Agreement and Description of Units." There is no public market for the Units and none is expected to develop. Accordingly, the Units should be purchased only as a long-term investment. Units may only be transferred by written instrument satisfactory to the General Partners, and are subject to other restrictions on transfer. The Partnership will repurchase Units at $1.00 per Unit on at least 61 days notice, subject to availability of funds and limitations on amount. See "Summary of Partnership Agreement and Description of Units."

         THIS OFFERING INVOLVES CERTAIN RISKS AND IS SUITABLE ONLY FOR INVESTORS OF ADEQUATE MEANS. SEE "RISK FACTORS" AND "INVESTOR SUITABILITY STANDARDS." SUCH RISKS INCLUDE:

     RISKS INHERENT IN REAL ESTATE FINANCING

     GENERAL PARTNERS SUBJECT TO CONFLICTS OF INTEREST WITH LIMITED PARTNERS

     CONCENTRATION OF LOANS IN NORTHERN CALIFORNIA

     TOTAL RELIANCE ON GENERAL PARTNERS WHO ARE PAID SUBSTANTIAL FEES

     NO PUBLIC MARKET FOR THE UNITS AND CASH REPURCHASE BY PARTNERSHIP AND TRANSFERABILITY OF UNITS SUBJECT TO SUBSTANTIAL LIMITATIONS.

     RISKS OF REAL ESTATE OWNERSHIP

     RISKS OF REAL ESTATE DEVELOPMENT

     RESTRICTED VOTING RIGHTS OF LIMITED PARTNERS

     DISTRIBUTIONS MAY NOT FOLLOW HISTORICAL LEVELS.


THIS PARTNERSHIP DOES NOT OFFER TAX BENEFITS COMMONLY ASSOCIATED WITH TAX SHELTER INVESTMENTS; PROSPECTIVE INVESTORS SEEKING SUBSTANTIAL TAX DEDUCTIONS SHOULD FIND ALTERNATIVE INVESTMENTS. SEE "FEDERAL INCOME TAX CONSEQUENCES."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS REGISTRATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------
                  Price to           Underwriting Discounts         Proceeds to
                 Public(1)             and Commissions(2)         Partnership(3)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Per Unit.........$         1                 $         0             $         1

Maximum Total . .$27,109,309                 $         0             $27,109,309

--------------------------------------------------------------------------------

---------------------

(1) Minimum Purchase: 2,000 Units. Units offered include reofferings of Units repurchased from Limited Partners


(2) Units will be offered and sold by Owens Securities Corp., an affiliate of Owens Financial Group, Inc., the "Corporate General Partner," and a member of the National Association of Securities Dealers, Inc. (NASD), on behalf of the Partnership on a "best-efforts" basis and, at the option of the Corporate General Partner, through other individuals who are officers or directors of the Corporate General Partner. Selling commissions not to exceed 4% of an amount equal to the gross proceeds from the sale of Units may be paid by the Corporate General Partner to Owens Securities Corp. See "Plan of Distribution." The Corporate General Partner also will reimburse Owens Securities Corp. for certain expenses incurred in selling the Units. Such reimbursement and commissions will be paid by the Corporate General Partner (not to be reimbursed by the Partnership) and will not reduce the amount of proceeds received by the Partnership from the sale of Units.

(3) Before deduction of expenses of this offering, including legal and accounting expenses, printing costs, and filing fees, but excluding sales commissions and sales expenses, estimated to total $40,000.



THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THIS PROGRAM IS NOT PERMITTED.

                              AVAILABLE INFORMATION


This Prospectus does not contain all information set forth in Post-Effective Amendment No. 4 to the Registration Statement on Form S-11 (No. 33-81896) and exhibits thereto which the Partnership has filed with the Securities and
Exchange Commission (the "Commission") under the Securities Act of 1933, as amended and to which reference is hereby made. Additionally, the Partnership is subject to the informational requirements of the Securities and Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Commission. Copies of the Registration Statement on Form S-11 and other reports and information filed by the Partnership can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, 13th Floor, New York, New York, 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of this site is http://www.sec.gov.


The General Partners provide annual reports containing financial statements audited by the Partnership's independent public accountants to each Limited Partner within 120 days after the end of the Partnership's calendar year, and have available for review by each Limited Partner, a copy of the information specified by the Commission on Form 10-K. Additionally, within a 60-day period after the end of the Partnership's calendar year, each Limited Partner will be provided a report indicating the Partnership information necessary for Federal income-tax purposes. See "Reports to Limited Partners."

This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the Units to which it relates, or an offer of such Units to any person in any state or other jurisdiction in which such offer or solicitation is unlawful.

No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and if given or made, such information and representations must not be relied upon.

                               TABLE OF CONTENTS

AVAILABLE INFORMATION................................
SUMMARY OF THE OFFERING..............................
RISK FACTORS.........................................
     GENERAL.........................................
     RISKS OF REAL ESTATE FINANCING..................
     RISKS OF REAL ESTATE OWNERSHIP..................
     RISKS OF REAL ESTATE DEVELOPMENT................
     LACK OF LIQUIDITY RISKS.........................
     RISKS OF LIMITED PARTNER STATUS.................
     TAXATION RISKS..................................
     CONFLICTS OF INTEREST RISKS.....................
     COMPETITION RISKS...............................
INVESTOR SUITABILITY STANDARDS.......................
NOTICE TO CALIFORNIA RESIDENTS.......................
HOW TO SUBSCRIBE.....................................
USE OF PROCEEDS......................................
CAPITALIZATION OF PARTNERSHIP........................
CAPITAL CONTRIBUTION OF THE GENERAL PARTNERS.........
COMPENSATION OF THE GENERAL PARTNERS AND THEIR AFFILIATES
     Compensation and Reimbursement from the Partnership
     Compensation from Borrowers.....................
CONFLICTS OF INTEREST................................
FIDUCIARY RESPONSIBILITY.............................
MANAGEMENT...........................................
     Management of the Partnership...................
     Summary of Management Responsibilities..........
     Offering and Organization.......................
     Research and Acquisition........................
     Partnership Management..........................
     Mortgage Investments............................
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SELECTED FINANCIAL DATA..............................
MANAGEMENT'S  DISCUSSION  AND  ANALYSIS OF  FINANCIAL  CONDITION  AND RESULTS OF
     OPERATIONS
     Results of Operations--For the Years Ended December 31, 1997, 1996 and 1995 Portfolio Review--For the Years Ended December 31, 1997, 1996 and 1995
     Asset Quality...................................
     Liquidity and Capital Resources.................
     Contingency Reserves............................
     Current Economic Conditions.....................
     Year 2000 Issue.................................
BUSINESS.............................................
     Delinquencies...................................
     Unsecured Loan to Corporate General Partner.....
     Real Estate Owned...............................
     Development Limited Partnership.................
     Development Limited Liability Company/Corporate Joint Venture
     Reserve for Loans and Other Losses..............
     Principal Investment Objectives.................
     Types of Mortgage Loans.........................
     First Mortgage Loans............................
     Second and Wraparound Mortgage Loans............
     Third Mortgage Loans............................
     Construction Loans..............................
     Leasehold Interest Loans........................
     Variable Rate Loans.............................
     Interest Rate Caps..............................
     Assumability....................................
     Prepayment Penalties............................
     Balloon Payment.................................
     Equity Interests and Participation In Real Property
     Standards for Mortgage Loans....................
     Mortgage Loans to Affiliates....................
     Purchase of Loans from Affiliates...............
     Borrowing.......................................
     Sale and Repayment of Mortgages.................
     No Trust or Investment Company Activities.......
     Miscellaneous Policies and Procedures...........
     Competition and General Economic Conditions.....
CERTAIN LEGAL ASPECTS OF THE PARTNERSHIP'S MORTGAGE INVESTMENTS
     Introduction....................................
     General.........................................
     Foreclosure.....................................
     Antideficiency Legislation and Other Limitations on Lenders
     Junior Mortgage Loans; Rights of Senior Mortgagees
Due-on-Sale..........................................
     Prepayment Charges..............................
     Late Charges and Additional Interest on Delinquent Payments
     Applicability of California Usury Law...........
FEDERAL INCOME TAX CONSEQUENCES......................
     Taxation as a Partnership.......................
     General Principles of Partnership Taxation......
     Taxation of Nonexempt Limited Partners..........
     Tax Treatment of Tax-Exempt Entities............
     Partnership Tax Returns and Audits..............
     Original Issue Discount Rules...................
     Market Discount.................................
     Subsequent Purchasers...........................
     Taxation of Mortgage Loan Interest..............
     Treatment of Compensation of General Partners...
     Allocations.....................................
     Possible Legislative Tax Changes................
     State and Local Taxes...........................
     ERISA Considerations............................
     Annual Valuation................................
     Plan Assets Generally...........................
SUMMARY OF PARTNERSHIP AGREEMENT AND DESCRIPTION OF UNITS
     Nature of the Partnership.......................
     The Responsibilities of the General Partners....
     Liabilities of Limited Partners--Nonassessability
     Term and Dissolution............................
     Meetings........................................
     Status of Units.................................
     Distributions...................................
     Reinvestments...................................
     Assignment and Transfer of Units................
     Repurchase of Units, Withdrawal from Partnership
     Special Power of Attorney.......................
REPORTS TO LIMITED PARTNERS..........................
PLAN OF DISTRIBUTION.................................
LEGAL MATTERS........................................
EXPERTS..............................................
INDEMNIFICATION......................................

Exhibits
A.       Amended and Restated Limited Partnership Agreement ..............A-1
B.       Subscription Agreement and Power of Attorney ....................B-1

                             SUMMARY OF THE OFFERING

This Prospectus contains certain forward-looking statements that are based on current expectations. In light of the important factors that can materially affect results, including those set forth in this Prospectus, the inclusion of forward-looking information herein should not be regarded as a representation by the Partnership, its General Partners or any other person that the Partnership's objectives will be achieved. The Partnership may encounter financial, business and competitive challenges that make it more difficult than expected to maintain a diverse loan portfolio that generates sufficient income for the Partnership's business. Factors that could cause actual results to differ from those in any forward-looking statements include, but are not limited to, the Partnership's ability to generate capital from sales of Units to be available when at the same times product is available for investment, changes in the economy that affect a borrower's ability to timely repay a Partnership loan, changes in the Corporate General Partner's policy regarding purchasing interest receivables relating to certain delinquent loans, purchasing loans from the Partnership subject to foreclosure or purchasing foreclosed properties from the Partnership, increases in foreclosures, increases in costs and expenses of owning and developing real estate, and increases in competition from institutional and other traditional lenders. Prospective investors in the Partnership should carefully consider the matters set forth in "Risk Factors."


The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus.


The Partnership; General Partners

Owens Mortgage Investment Fund, a California Limited Partnership (the "Partnership"), is a California limited partnership organized in 1984. In October 1992, the Partnership changed its name from Owens Mortgage Investment Fund II to Owens Mortgage Investment Fund, a California Limited Partnership. The address of the Partnership is P.O. Box 2308, 2221 Olympic Boulevard, Walnut Creek, California 94595. The telephone number is (925) 935-3840.


David Adler, David K. Machado, Milton N. Owens, William C. Owens and Owens Financial Group, Inc., (the "Corporate General Partner") are the general partners of the Partnership (collectively, the "General Partners"). The General Partners are required to contribute to capital cash in the amount of 1/2 of 1% of the aggregate capital contributions of the Limited Partners. In addition, the General Partners are entitled to a promotional interest of 1/2 of 1% thereof, as discussed below.


The Offering


The Partnership is offering on a continuous basis at the discretion of the General Partners, units of limited partner interests (the "Units") in the Partnership at $1.00 per Unit. As of December 31, 1997, there were outstanding 189,063,122 Units held by 2,666 Limited Partners. The Partnership is authorized to have outstanding 250,000,000 Units. At times when there are not enough suitable loans for the Partnership's funds, the General Partners may declare a moratorium on the sale of Units to new investors, as was the case at times in 1991, 1992, 1994 and 1995. See "Plan of Distribution".


Risk Factors

The purchase of the Units offered hereby may be considered speculative and subject to a high degree of risk. Such risks include:

         Risks Inherent in Real Estate Financing: such as

(1) Defaults by borrowers, in which case the Partnership would have to either foreclose on the property securing the loan thereby assuming the risks of real property ownership, including environmental risks, or pursue other costly remedies.

(2) Declining real estate values resulting in undercollateralized loans. When the value of the collateral falls below the amount of a Partnership loan and any senior loans, the Partnership may suffer a loss on its investment. Although the Partnership maintains a provision for loan losses ($3,500,000 at December 31, 1997), there can be no assurance that this amount will continue to be adequate in the future.

         (3) Increases in general market interest rates which could have an adverse effect upon the relative yield to investors. If general market interest rates were to increase substantially, the yield on the Partnership's then existing mortgage investments may be lower than yields on other comparable debt-related investments.


(4) Concentration of mortgages in Northern California. As of December 31, 1997, 67% of outstanding loans were secured by properties in Northern California (i.e., those counties north of and including Monterey, Kings, Fresno, Tulare and Inyo counties). If property values in the area decline more than elsewhere, the concentration poses an added risk of loss on Partnership investments. Although the general commercial real estate market in Northern California is strong, the values of commercial properties located in specific areas of Northern California have decreased in recent years due to rescessionary influences, overbuilding of commercial properties, lack of finance capital, and the relocation of businesses to other states with lower operating and regulatory costs.


         Risks Inherent in Real Estate Ownership. To the extent the Partnership acquires title to real property through foreclosure or otherwise, the Partnership is subject to general real estate risks, including the risks that general and local economic conditions may adversely affect the value of property owned by the Partnership and the income and expenses related thereto, changes in laws and regulations, and risks of liability under environmental laws.

         Risks Inherent in Real Estate Development. Where the Partnership elects to develop real estate owned, the Partnership is subject to the general risks associated with development and construction, such as construction delays, cost overruns, the inability to sell the developed property and/or the inability to sell such properties for more than the development costs and invested capital.

         Lack of Liquidity Risks. Units may not be liquidated to cash as and when desired because of prior notice and amount restrictions on repurchase by the Partnership, restricted assignments and transfers, as well as the risk of withdrawals by a substantial number of Limited Partners.

         Risks of Distributions Being Adversely Affected. Distributions to Limited Partners may be affected by prevailing interest rates, increases in delinquent loans and/or foreclosures, changes in the General Partners' policy with respect to delinquent interest payments on loans originated prior to May 1, 1993, expenses of the Partnership, including fees payable to the General Partners, increases in the amount of real estate owned, proceeds from the sale of properties owned, including properties developed by the Partnership, the amount of reserves determined by the General Partners and withdrawals if paid out of cash available for distribution. For all these reasons future distributions may not be comparable to those of the past.

         No Public Market for Units and Substantial Restrictions on Transfer and Repurchase. There is no public market for the Units and none is contemplated. Transfers of Units are subject to substantial restrictions, including consent of the General Partners to the admission as Limited Partner of the transferee. The Partnership will repurchase Units, but such repurchases are subject to prior notice, availability of cash funds, and limits on amount. See "Summary of Partnership Agreement--Withdrawal from Partnership". Therefore, Limited Partners may not be able to liquidate their investments as and when desired.

         Total Reliance on General Partners--Conflicts of Interest Risks. The General Partners have complete control of the affairs of the Partnership, subject only to the few voting rights of the Limited Partners discussed below. The General Partners and their affiliates are subject to various conflicts of interest in arm's-length negotiation. The General Partners are not required to devote all of their time to Partnership affairs and may engage in business interests similar to that of the Partnership. The Limited Partners, therefore, must rely on the good faith and integrity of the General Partners.

         Restricted Voting Rights of Limited Partners. The vote or consent of the majority in interest of the Limited Partners is required only on the following matters: certain amendments to the Partnership Agreement, dissolution of the Partnership, removal and election of General Partners and on sale, pledge, refinancing or exchange of substantially all assets of the Partnership. On all other matters the General Partners have absolute control. A meeting of Limited Partners may be called by one or more Limited Partners holding more than 10% of the Units outstanding.

See "Risk Factors".

Repurchase of Units

The Partnership will repurchase the Units at $1.00 per Unit, subject to availability of funds, at least 61 but no more than 91 days following receipt of written notice from the Limited Partner, up to a maximum of $75,000 per quarter for each Limited Partner ($100,000 for an estate). No more than 10% of the then outstanding Units may be repurchased by the Partnership in any calendar year.

Business of the Partnership

         Types of Investments. The Partnership invests in first, second, third, wraparound and construction mortgage loans and loans on leasehold interest mortgages. All of the loans invested in by the Partnership are either arranged or purchased by the Corporate General Partner. The Partnership's mortgage loans are secured by mortgages on unimproved as well as improved real property and nonincome producing as well as income-producing real property such as apartments, shopping centers, office buildings, and other commercial or industrial properties. No single Partnership loan, or the aggregate amount of loans to a single borrower, may exceed 10% of the total Partnership assets as of the date the loan is made.


As of December 31, 1997, the Partnership held investments in 215 mortgage loans secured by fee or leasehold interests in real property. Based on the aggregate principal amount of these loans ($174,715,000 as of December 31, 1997), 92.3% represents first mortgage loans and 67% represents loans secured by properties located in Northern California. Loans secured by income producing properties account for 94.6% of the aggregate principal amount of loans outstanding at December 31, 1997, and loans secured by unimproved property and single family residences account for the remaining balance.

As of December 31, 1997, the Partnership had invested in construction loans in the aggregate principal amount of $7,092,000, and had $9,546,000 of loans partially secured by a leasehold interest. The Partnership has other assets in addition to its mortgage investments ($20,110,000 at December 31, 1997), consisting principally of funds held in conjunction with contingency reserve requirements, cash pending investment, real estate owned, an investment in a limited partnership formed to develop certain lots acquired by the Partnership through foreclosure, and an investment in a corporate joint venture (limited liability company) formed to develop a commercial office building on a lot acquired by the Partnership through foreclosure.


See "Business."


         Delinquencies. As of December 31, 1997, the Partnership's portfolio includes $5,236,000 (compared with $11,348,000 as of December 31, 1996) of loans delinquent over 90 days, representing 3.0% of the Partnership's investment in mortgage loans. The balance of delinquent loans at December 31, 1997, includes $3,279,000 (compared with $5,046,000 as of December 31, 1996) of loans in the process of foreclosure and $184,000 (compared with $3,156,000 as of December 31, 1996) represents loans to borrowers who are in bankruptcy.

Although not obligated to do so, the Corporate General Partner in the past has elected to limit the losses suffered by the Partnership by either (i) purchasing from the Partnership, at an amount equal to the delinquent payment(s), certain of the Partnership's receivables for delinquent interest and (ii) purchasing loans from the Partnership either before or at the time of foreclosure. There are no assurances however, that the Corporate General Partner will continue these practices in the future, and in fact, the Corporate General Partner recently has reduced such activities significantly.


See "Business - Delinquencies."


         Real Estate Owned. As of December 31, 1997, the Partnership held title to nine separate properties on which it had loans totaling $8,354,000 prior to foreclosure. Although these properties, taken as a whole, generated gross operating revenues of $374,000, they operated at a net loss of $70,000 in 1997. See "Business--Real Estate Owned".

         Loan Loss and Other Reserves. A loan loss reserve of $3,500,000 is maintained in the financial statements of the Partnership as of December 31, 1997. Additionally, the Partnership maintained in such financial statements a reserve for losses on real property acquired through foreclosure equal to $1,896,000. See "Business - Reserve For Loan Loss Reserves."


Compensation of General Partners and Their Affiliates

The General Partners receive substantial compensation, not determined by arm's-length negotiations, in various forms from the Partnership and from its borrowers.

-- From the Partnership the Corporate General Partner receives management fees, investment evaluation fees, a promotional interest in the Partnership and reimbursement for certain expenses incurred on behalf of the Partnership, as more fully described below:


         Management Fees -- The Corporate General Partner is entitled to be paid for services rendered as manager of the Partnership, a management fee, payable monthly, in an aggregate amount not to exceed 2-3/4% per annum of the average unpaid balance of the Partnership's mortgage loans at the end of each of the 12 months in the then current calendar year. As such, the Corporate General Partner may collect a fee in any one month that is greater than the 2-3/4% calculated on an annual basis. However, for the calendar year, the total fee collected may not exceed the 2-3/4% limitation. The maximum allowable management fee is reduced to 1-3/4% per annum if the Corporate General Partner has not during the preceding calendar year (1) advanced its own funds to cover delinquent interest or principal payments on one or more mortgage loans held by the Partnership (which advances are in the form of purchases by the Corporate General Partner of the related delinquent interest receivables of the Partnership); (2) advanced its own funds to cover costs associated with one or more delinquent loans held by the Partnership; or (3) purchased any such defaulted loans from the Partnership.


         Promotional Interest -- The Corporate General Partner is entitled to receive an interest in the Partnership equal to 1/2 of 1% of the aggregate Limited Partner contributions as additional compensation for services rendered to the Partnership. The Corporate General Partner does not contribute any cash for this promotional interest, but is required to contribute cash to the capital of the Partnership in the amount of 1/2 of 1% of the aggregate capital contributions of the Limited Partners, and together with its promotional interest, the Corporate General Partner has a Partnership interest equal to 1% of the Limited Partners' contributions.


-- From borrowers the Corporate General Partner receives investment evaluation fees, servicing fees and late payment charges, as described below. Within the limits of competitive and economic conditions, and subject to the 1/4 of 1% limit on servicing fees, the Corporate General Partner has the power to vary the relative amounts of investment evaluation and servicing fees.


         Investment Evaluation Fees -- Also called mortgage placement fees or points, investment evaluation fees are compensation for the evaluation, origination, extension and refinancing of loans for the borrowers. The amount of such fees is determined by competitive conditions, and may have a direct effect on the interest rate borrowers are willing to pay the Partnership. Such fees may vary and are paid by borrowers.

         Servicing Fees -- The Corporate General Partner has serviced all of the mortgage investments held by the Partnership and expects to continue this policy. The Partnership Agreement permits the Corporate General Partner to receive from the borrower an annual fee for such servicing, up to 1/4 of 1% of the total mortgage investments held by the Partnership. Payment of this fee, in effect, lowers the interest rate obtained by the Partnership for such loans.

         Late Payment Charges -- All late payment charges paid by borrowers are retained by the Corporate General Partner.


The total compensation paid by the Partnership to the General Partners during 1997 was less than the maximum amount allowable. The total compensation paid by borrowers during 1997 equaled the maximum amount allowable.
See "Compensation of General Partners and Their Affiliates".


Investor Suitability Standards

Investors are required by the Partnership and by State regulations to meet minimum standards of net worth and income. Units will only be sold to investors who have a minimum net worth (exclusive of home, home furnishings and cars) of $30,000 ($50,000 in the State of Washington) and a minimum gross income of $30,000 per year ($50,000 in the State of Washington); or in the alternative a net worth of at least $75,000 ($150,000 in the State of Washington). Investment in the Partnership is suitable only for persons and entities of adequate means. See "Investor Suitability Standards".

Use of Proceeds

The Partnership intends to use all of the proceeds of the offering for mortgage loan investments and cash reserves. All expenses of the offering will be advanced by the General Partners, who will be reimbursed from Partnership revenues. See "Use of Proceeds."

Distributions

         All cash available for distribution is paid monthly in the ratio of the Partners' respective capital contributions to all Partners' contributions (.99% to the General Partners and 99.01% to the Limited Partners) as of the last day of the calendar month preceding the month in which the distribution is made. Cash available for distribution means the excess of cash revenues after expenses and amounts set aside as reserves by the General Partners. If such expenses and reserves exceed such revenues no distribution are payable. Distributions may, at the option of the Limited Partners, be paid in cash or in additional Units valued at $1.00 per Unit. See "Summary of Partnership Agreement and Description of Units-- Distributions, Reinvestments".

Reports to Limited Partners

Within 60 days after the end of each year the General Partners will deliver to each Limited Partner such information as is necessary for the preparation by each Limited Partner of the federal income tax return. Within 120 days after the end of each year, the General Partners will make available to each Limited Partner an annual report, including audited financial statements of the Partnership and a report on the compensation paid to the General Partners.

Tax Considerations

The Units do not provide tax deductions associated with tax shelter investments. No Internal Revenue Service (the "IRS") ruling has been obtained, however, the Partnership has been advised that it is a partnership rather than an association taxable as a corporation for federal income tax purposes. See "Federal Income Tax Consequences" herein for discussion of this and other tax issues affecting individuals and other entities, including tax-exempt entities. Investors are urged to consult their tax advisors with respect to their own tax situation and possible changes in applicable law and regulations.

Termination of the Partnership

         The  Amended  and  Restated  Limited   Partnership   Agreement  of  the
Partnership (the "Partnership Agreement") provides that the existence of the Partnership will continue until December 31, 2034, unless sooner terminated.

Partnership Agreement

In addition to provisions heretofore discussed in this summary, the Partnership Agreement provides that: (a) a Limited Partner may not be assessed for additional contributions; (b) each Unit is fully paid and nonassessable and all Units have equal rights and (c) each Limited Partner has the option of reinvesting distributions in additional Units in lieu of cash payments. See "Summary of Partnership Agreement and Description of Units" and Exhibit A.

Glossary of Terms

For definitions of certain terms used in this Prospectus, see Article II of the Partnership Agreement (Exhibit A)


                                  RISK FACTORS

The purchase of the Units offered hereby may be considered speculative and subject to a high degree of risk. In addition to the factors set forth elsewhere in this Prospectus, prospective investors should consider the following:

         GENERAL. The risks associated with investing in the Partnership depend upon various factors, over some of which the Partnership has no control, such as trends in the economy, general interest rates, income tax laws, governmental regulations, and the availability of satisfactory investment opportunities. Also, a Limited Partner cannot properly evaluate whether to invest in the Partnership without careful analysis of such Limited Partner's own investment objectives. Accordingly, it is important for each Limited Partner to discuss investment in the Partnership with such Limited Partner's own professional advisors.

         RISKS OF REAL ESTATE FINANCING. The Partnership invests in mortgage loans secured by real property and loans on leasehold interest mortgages. Therefore, it is subject to the risks usually associated with real estate financings, such as the following:

         Risks of Default. Real estate financing transactions are subject to the risk of default by the borrowers, in which event the Partnership would have the added responsibility of foreclosing on or pursuing other remedies concerning the underlying properties in order to protect the value of its investment. Two major risks of real estate investments are the possibility that the properties will not generate income sufficient to meet operating expenses and debt service, and that income and capital appreciation will be less than anticipated or less than other competitive investments. Because the Partnership's investments may entitle the Partnership to share in the cash flow and/or appreciation in value of the mortgaged properties, such investments will be subject to the general risks inherent in the ownership of real property, including the borrower's ability to meet its mortgage loan or lease payments, reduction in rental income due to inability to maintain occupancy levels, adverse economic conditions, adverse local conditions such as changes in zoning laws, changes in real estate tax provisions, acts of God, changes in environmental laws and possible governmental policies pertaining to rent control, or water or energy shortages. The Partnership has made investments pursuant to which the Partnership will receive both fixed interest and variable interest. The Partnership's income will be dependent upon the success of the management and operation of the mortgaged properties by the borrowers, the market values of the properties, and the ability of the borrower to meet repayment obligations.


In making construction mortgage loans, the Partnership is subject to greater risk than making mortgage investments secured by properties with operating histories. In order to reduce this risk, the Partnership may require the borrowers on such loans to have obtained commitments for permanent loans and to obtain completion or performance bonds or provide other satisfactory arrangements to ensure completion of the improvement. In addition, the Partnership will generally not disburse the proceeds of a permanent mortgage loan until construction of the improvements has been completed. Construction loans are loans made for the renovation of developed property and for the development of undeveloped property.

In making loans on leasehold interest mortgages, the Partnership is subject to greater risk than making mortgage investments secured by fee ownerships in real property. A loan secured by a leasehold interest is secured by a lessee's leasehold interest in real property that is owned by a third party. To the extent that the Partnership invests in leasehold mortgage loans as to which the lessors have not subordinated their fee interests in the real properties to the lien of the Partnership's mortgages, a default by a lessee in its payments under the lease to the lessor may result in the Partnership's losing all or part of its investment.


The risk of real estate lending increases the more the amount of the loan is relative to the value of the property. The Partnership relies on the borrower's credit, on the value of the real estate or of the leasehold interest, and on the properties' potential for generating cash flow for repayment of the mortgage investment. The Partnership obtains independent appraisals of the fair market value of the properties upon which its mortgage investments are made. However, since appraisals are only estimates of value, there can be no assurance that in the event of a default, the Partnership will realize an amount equal to the value determined by such appraisals. In those cases where the mortgage loan is not a personal (recourse) obligation of the borrower, the Partnership will be required to rely for its security solely on the value of its interest in the underlying property, which value may be affected by general or local economic conditions, neighborhood values, interest rates, real estate tax rates, and other operating expenses, the possibility of competitive overbuilding and other factors which are beyond the control of the General Partners. Even a recourse loan may be uncollectable as to the amount of the deficiency representing the difference between the value of the property and the amount of the loan, if the borrower is unable to pay the deficiency out of other assets.

In the event of a default by a borrower which requires the Partnership to foreclose upon the property or pursue other remedies in order to protect the Partnership's interest, the General Partners will attempt to locate a purchaser for the property upon such terms as the General Partners deem acceptable. However, there can be no assurance that the amount realized upon such sale will result in recovery of the Partnership's investment. Also, in the event the Partnership is forced to operate properties for a period of time prior to foreclosure in order to protect the Partnership's interest, the Partnership may be required to invest additional sums to maintain and manage the property. If the Partnership acquires a property upon foreclosure, the Partnership likely will incur additional costs from operating the property which may adversely affect the return to the Limited Partners (see "Business--Real Estate Owned" and "Development Limited Partnership").

Second and third mortgage loans and wraparound mortgage loans will be subject to greater risks than first mortgage loans because such investments are subordinate to the liens of senior mortgages. All mortgage loans, including first mortgage loans, may, in certain circumstances, be subordinate to mechanics, materialmen's or governmental liens. The Partnership may, if it has the legal right to do so, elect to make payments on a prior lien (including a senior mortgage) in the event of a default by the borrower, in order to prevent a default on such lien or to discharge it entirely if such payments are not made on the senior loan. The Partnership could incur losses upon a foreclosure of the property by the senior lien-holder. It is possible that the total amount which may be recovered by the Partnership upon foreclosure may be less than the total amount of its investment, resulting in losses to the Partnership. In the event that the Partnership forecloses upon a junior or wraparound mortgage loan after a default by the borrower, it is possible that a "due on sale" clause contained in a senior mortgage, which accelerates the outstanding principal balance under such senior mortgage, may be deemed to apply, increasing the risk of an insufficient amount of funds being available to the Partnership after a foreclosure sale to protect its interests.

         Risks Associated With Corporate General Partner's Ceasing To Minimize Losses Related to Delinquent Loans. The Corporate General Partner generally does not purchase loans from the Partnership in anticipation of foreclosure nor purchase delinquent interest receivables from the Partnership on delinquent loans. Accordingly, there is an increased risk to the Partnership of suffering material losses through delinquencies, defaults and foreclosures, which, in turn, may adversely impact distributions to the Limited Partners. However, with respect to certain delinquent loans originated prior to May 1, 1993, and held by the Partnership, the Corporate General Partner minimizes the loss to the Partnership by purchasing from the Partnership, at an amount equal to the delinquent payment, the Partnership's interest in the related delinquent interest receivable. If the Corporate General Partner ceases these practices with respect to any additional loans originated prior to May 1, 1993, if there is an increase in delinquent payments on loans originated on or after May 1, 1993, or if there is an increase of loans held by the Partnership that are foreclosed on, distributions to the Limited Partners in the future could be materially adversely affected.


The Partnership  maintains in its financial  statements as of December 31, 1997,
(a) a loan loss reserve in the amount of $3,500,000 and (b) a reserve for losses on real property acquired through foreclosure in the amount of $1,896,000. However, there can be no assurance that this reserve will be adequate to cover actual losses suffered by the Partnership. See "Business--Delinquencies" and "Use of Proceeds"--Note 2.


         Risks of Becoming Undersecured. The Partnership generally does not make first mortgage loans that exceed 80% of the appraised value of improved residential real property, 50% of the appraised value of unimproved real property, and 70% of the appraised value of commercial property. Second and wrap around mortgage loans, when added to the existing indebtedness, generally do not exceed 70% of the appraised value of the property. Third mortgage loans, when added to the existing indebtedness, generally do not exceed 65% of the appraised value of the mortgaged property. However, if the value of the property declines to a value below the amount of the Partnership's loan, together with all senior loans, the Partnership's loan could become undercollateralized. This would result in a risk of loss for the Partnership if the borrower defaults on the loan. These historic loan-to-value ratios are generally followed by the Corporate General Partner in evaluating loan requests, although the Corporate General Partner has the sole discretion to determine the terms and requirements of any Partnership loan.

The majority of loans in the Partnership's portfolio mature in a period of 1-7 years. As a consequence, the Corporate General Partner, rather than regularly examining the maintenance of acceptable loan-to-value ratios and taking other actions typical of institutional lenders, instead performs internal reviews on loans where, for example, payments have become delinquent, or there is an indication of possible devaluation of the property securing the loan. Such review includes a physical evaluation of the property and examination of vacancy factors for the specific property as well as the area in which the property is located, the financial stability of the borrower, and the property's tenant mix. Although there can be no assurances that such procedures are adequate, the General Partners believe that the Partnership's loans are in general adequately secured. See "Business--Delinquencies."


         Risks Related to Changes in Market Rates. As approximately 56% of the loans in which the Partnership is invested are fixed-rate loans, changes in general market interest rates could have an adverse effect upon the relative yield to Limited Partners. If general market rates were to increase substantially, the yield on then existing mortgage investments held by the Partnership and bearing fixed interest rates may be lower than yields generated by comparable debt-related investments. If general market rates were to decrease substantially, the yield on then existing mortgage investments with variable interest rates, as well as future mortgage investments of the Partnership may decrease. This risk increases as the terms of loans in which the Partnership has invested increase and the amount of Partnership funds available for new investment by the Partnership decreases.

         Risks Related to Concentration of Mortgages in Northern California. The aggregate principal amount of mortgage loans secured by real property located in Northern California as of December 31, 1997, was approximately $117,352,000. Northern California for this purpose is defined as those counties north of and including Monterey, Kings, Fresno, Tulare and Inyo counties. This represented 67% of the total mortgage loans held by the Partnership at that date. Such concentration increases the risk of delinquent loans when Northern California real estate conditions are weaker than those in the rest of the country. Certain areas of the Northern California economy have been affected in the past few years by the generally prevailing rescessionary influences which have caused an overall reduction in values of real property. Values in these areas have been reduced further by an overbuilding of commercial properties and the relocation of existing businesses to locations outside of California. Overbuilding of commercial properties has not been unique to Northern California as many other urban locations have experienced the same. The relocation of existing businesses to locations outside of Northern California has been due to a number of factors including employment and property costs, state income and franchise taxes and a relatively strict regulatory environment. These factors combined have increased the amount of available commercial real property in excess of increases in demand and thereby reduced the values of such properties. Recently, the amount of available commercial real property appears to have leveled off. This has been due to a marked decrease in the development of new commercial space resulting from the overbuilding of such space, and the relative unavailability of mortgage capital for such development. However, certain areas of Northern California have experienced strong increases in demand for commercial and residential properties which has increased leasing rates and values. The areas that have experienced such increases are ones that have a strong influence of high technology and biotechnical companies as these industries have experienced dramatic growth in the past 36 months. Overall, Northern California's unemployment rate has dropped steadily to the lowest level in many years.


         Risks of Equity or Cash Flow Participation. If the Partnership shares in the appreciation of mortgaged property or in its cash flow, the borrower and/or creditors of the borrower may seek to recharacterize the Partnership's loan to the borrower as an equity interest of the Partnership in the mortgaged property. If a borrower or any of its other creditors is successful in this regard, the Partnership's capacity to exercise rights under its mortgage may be jeopardized, and the Partnership's claim for repayment may be subordinated to the claims of other creditors of the borrower. Similarly, controls customarily imposed by lenders in participation loans may increase the risk of claims of lender liability for the acts or omissions of the borrower. Although the Partnership will attempt to structure the loans which it makes to reduce the risk of all such claims, there can be no assurance that such claims will not be successful.


         Environmental Risks. When the Partnership takes an equity interest in, or the management control of, any real property, or forecloses on any of the mortgage loans, it is considered the owner of the real property securing such loans. When foreclosure on a mortgage loan becomes necessary, and the Partnership acquires record ownership of the property through foreclosure sale to protect its investment, the Partnership conducts its management of the property primarily to protect its security interest in the property. The Partnership does not and will not participate in the on-site management of any facility on the property in order to minimize the potential for liability for cleanup of any environmental contamination under applicable federal, state, or local laws, ordinances or regulations, except where may be required by law. There can be no assurances, however, that the Partnership, either as an owner or lender, will not incur full recourse liability for the entire cost of any removal and cleanup of a property owned by the Partnership, or that the cost of such removal and cleanup will not exceed the value of the property. In addition, the Partnership may incur liability to tenants and other users of the affected property, or users of neighboring property, including liability for consequential damages. The Partnership may also be exposed to risk of lost revenues during any cleanup, and to the risk of lower lease rates or decreased occupancy if the existence of such substances or sources on the property becomes known. If the Partnership fails to remove the substances or sources and clean up the property, it is possible that federal, state, or local environmental agencies could perform such removal and cleanup, and impose and subsequently foreclose liens on the property for the cost thereof. The Partnership may find it difficult or impossible to sell the property prior to or following any such cleanup. If such substances are discovered after the Partnership sells the property, the Partnership could be liable to the purchaser thereof under federal, state or local laws. In such case, the Partnership could also be subject to the costs described above. If toxic or hazardous substances are present on real property, the Partnership may be responsible for the costs of removal or treatment of the substance. As owner, the Partnership may also incur liability to users of the property or users of neighboring property for bodily injury arising from exposure to such substances. If the Partnership is required to incur such costs or satisfy such liabilities, this could have a material adverse effect on Partnership profitability. Additionally, if a borrower is required to incur such costs or satisfy such liabilities, this could result in the borrower's inability to repay its loan from the Partnership.


         Uninsured Losses. The General Partners require that borrowers carry, for the benefit of the Partnership, comprehensive fire and casualty insurance on the properties securing the Partnership's loans, in an amount to be determined by the General Partners. However, there are certain types of losses (generally of a catastrophic nature) which are either uninsurable or not economically insurable, such as losses due to earthquakes, floods, or mudslides. If any such disaster occurs, the Partnership may suffer a loss of principal and interest on the loan secured by the uninsured property. It is also possible for a borrower to allow the insurance to lapse, and if notice of said lapse is delayed, insurance obtained to cover the gap might not cover losses. Furthermore, it is possible that the insurance coverage would not be adequate to cover the value of the property. Notwithstanding the above, the General Partners intend to conduct the Partnership's business in such a manner as to minimize these risks.

         Unspecified Investment Risks. The Partnership assets are presently invested primarily in an existing pool of mortgages. Such mortgages are summarized under the caption "Business." However, the Partnership has not identified the mortgage loans in which it will invest the proceeds of this offering. It is anticipated that the Partnership will continue to invest in additional mortgage loans. Limited Partners, however, have no advance information concerning particular investments that the Partnership may make and must rely solely upon the judgment and abilities of the General Partners. The General Partners have complete discretion in investing the proceeds from the sale of Units.

         Usury Risks. State usury laws establish restrictions in certain circumstances that prohibit lenders from charging interest on loans at rates which exceed the maximum rates permitted by such laws. Severe penalties, including loss of interest and treble damages, may be imposed upon persons who violate these usury laws. The Partnership's loans secured by real property located in California are all originated through individuals or entities licensed by the State of California as real estate brokers and thus generally exempt from the usury laws of the State of California. To the extent the Partnership makes or acquires loans originated in and/or secured by property located outside of California, the Corporate General Partner will utilize persons or otherwise take actions that the Corporate General Partner believes will keep such loans from being usurious under applicable usury laws. The Corporate General Partner does not believe that any of the Partnership's current loans, including loans secured by property outside of California, are usurious, but there can be no assurance that some of the interest charges and fees which the Partnership receives on its investments may not be held to be usurious.

         RISKS OF REAL ESTATE OWNERSHIP. When the Partnership acquires an equity or leasehold interest in real property by direct investment, foreclosure or otherwise, the Partnership is exposed to the economic and liability risks incident to real property ownership or tenancy. The economic risks include but are not limited to variations affecting lease absorption, operating expenses and property values such as interest rates, changes in general national, regional and local economic and market conditions, changes in laws and governmental regulations (including usage, zonage and tax laws and regulations) and supply of competitive product. Liability risks include liability for injury to persons and property occurring on the real property or in connection with the activity conducted thereon, and liability for noncompliance with governmental regulations, including those governing environmental matters.

         RISKS OF REAL ESTATE DEVELOPMENT. Where the Partnership is involved in the development of real property through the acquisition of entitlements on real property or the process of improving or constructing real property, the Partnership is exposed to various risks associated with such processes. These risks include but are not limited to the risks of reliance upon the skills and abilities of developers selected by the Partnership, the inability to obtain necessary entitlements to development, delays in construction due to weather, strikes and other causes, variations in building costs due to local laws and other factors, variations affecting lease absorption or sales such as interest rates, economic factors, tax laws, supply of competitive product, etc. and general liability risks associated with construction.

         LACK OF LIQUIDITY RISKS. Limited Partners should be aware that their Units may not be liquidated to cash as and when desired because of the restrictions, discussed below, on repurchase of Units by the Partnership, on assignments and transfers of Units as well as the risks of withdrawals by a substantial number of Limited Partners.

         Risks of Restrictions on Repurchase of Units. The Partnership will repurchase the Units at $1.00 per Unit, subject to availability of funds, within 61 to 91 days after receipt of written notice from the Limited Partner, up to a maximum of $75,000 per calendar quarter for each Limited Partner ($100,000 for a deceased Limited Partner), provided, however, that no more than 10% of the then outstanding Units are repurchased in any calendar year. A substantial decline in sales of new Units or the availability of Partnership funds could over time materially and adversely affect the ability of a Limited Partner to withdraw from the Partnership. As a result investors will not be able to liquidate their investments at will.

         Risks of Limited Transferability of Units. Notwithstanding the fact that the Units are being registered, such Units have limited transferability. There is no public market for the Units and it is not expected that any such market will develop. There are substantial restrictions upon the transfer or assignment of the Units, including the requirement that the General Partners consent to any transferee's or assignee's becoming a substituted Limited Partner. The General Partners may restrict the transfer of Units so that the Partnership will not be deemed to be a publicly-traded partnership. In addition, restrictions on transfer may be imposed by the Commissioner of Corporations of the State of California or under other state securities laws. Consequently, holders of Units may not be able to liquidate their investment in the event of an emergency and the Units may not be readily accepted as collateral for loans. Further, if a transfer or assignment is made despite the lack of a public market and the other transfer restrictions referred to above, depreciation deductions and gain or loss on sale of any Partnership assets allocable to a subsequent purchaser of the Units would be determined by the Partnership's tax basis in such assets without reference to such purchaser's basis in the Units. This may be another deterrent to transferability of the Units. See "Federal Tax Consequences--Subsequent Purchasers".

         Risks to Limited Partners of Substantial Withdrawals by Other Limited Partners. If a substantial number of Limited Partners seek to withdraw their Partnership interests, the Partnership and the remaining Limited Partners may be subject to certain risks, including the risk that the capital base and funds of the Partnership available for reinvestment will be reduced or eliminated, possibly affecting the ability of the Partnership to diversify its loan portfolio. Distributions of cash available for distribution may be reduced or suspended during any period that the Partnership is required to fund withdrawals, and the Partnership may have insufficient funds to pay all withdrawal requests. However, see "Summary of the Partnership and Description of Units--Withdrawal from Partnership," for limitations on the right of withdrawal by Limited Partners.

         RISKS OF LIMITED PARTNER STATUS. The Limited Partners do not have a voice in management decisions of the Partnership and can exercise only a limited participation in the affairs of the Partnership.

         Rights of Limited Partners Restricted. The Limited Partners have voting rights that provide that a majority in interest of the Limited Partners may dissolve the Partnership, remove and replace the General Partners, amend the Limited Partnership Agreement, and approve a sale, exchange, pledge, or refinancing of all or substantially all of the assets of the Partnership. However, all other decisions with respect to the management of the Partnership, including the determination as to which investments to make, will be made by the General Partners or their Affiliates. Accordingly, no person should invest in the Partnership unless such person is willing to entrust all aspects of the management of the Partnership to the General Partners.

         Limited Partners Not Independently Represented. The Limited Partners are not represented by independent counsel. Thus, the terms and conditions of the Partnership's offering were not the result of arm's-length negotiations. Counsel to the Partnership and to the General Partners is and may continue to be the same.

         Risks of Distributions Being Adversely Affected by Profitability, Reserves and Withdrawals. Despite its record of profitability (see "Selected Financial Data"), there can be no assurance that operations of the Partnership will always be profitable. Distributions are affected by many factors, including changes in the general economy, the real estate market, prevailing interest rates and fees paid to the General Partners. Distributions to Limited Partners of cash available for distribution are made monthly out of revenues from investments, which are affected by prevailing interest rates, and after provision for expenses, including fees payable to the Corporate General Partners, and reserves. The need for, and the amount of, reserves (other than cash reserves required by Article VI.7 of the Partnership Agreement), is determined by the General Partners. To the extent reserves for losses are established by the General Partners in the financial statements of the Partnership, distributions to Limited Partners may be decreased in the same amount. Substantial increases in withdrawals by Limited Partners, if paid out of cash available for distribution, could also reduce distributions. For all these reasons, there is no assurance that future distributions to Limited Partners will be made or that they will be comparable to those of the past.

         TAXATION RISKS. The tax consequences of investing in the Partnership may differ materially depending on whether the Limited Partner is an individual taxpayer, corporation, trust, partnership or tax-exempt entity. Therefore, Limited Partners should discuss investment in the Partnership, including the following taxation risks, with their own tax advisor.

         Risks of Taxation as a Corporation. Under recently enacted Treasury Regulations, the Partnership will retain its previous classification as a partnership for tax purposes. However, there can be no assurance that such status might not be lost because of future changes in applicable laws or regulations. Even if an entity is classified as a partnership rather than as an association, it may still be taxed as a corporation if it is a "publicly traded partnership." There is no opinion of tax counsel concerning whether the
Partnership will be considered a publicly traded partnership, taxable as a corporation. Further, the Partnership has not and will not apply for a ruling from the IRS that it is properly classified as a partnership rather than an association taxable as a corporation. See "Federal Income Tax Consequences--Taxation as a Partnership."

If the Partnership were taxable as a corporation, the Partnership would be subject to federal income tax on any taxable income at regular corporate tax rates. The Limited Partners would not be entitled to take into account their distributive share of the Partnership's deductions or credits, and would be subject  to  tax on  their  share  of the  Partnership's  income  to the  extent distributed  either as  dividends  out of current or  accumulated  earnings  and profits or as taxable gain in excess of the tax basis of their Units. Classification of the Partnership as an entity taxable as a corporation would result in a reduction in yield and cash flow, if any, to a Limited Partner on its investment. See "Federal Income Tax Consequences--Taxation as a Partnership," and "--Taxation of Nonexempt Limited Partners."

         Other Risks Related to Tax Aspects. In evaluating an investment in the Partnership, a Limited Partner should consider all of the tax consequences thereof, including, but not limited to: (i) the possibility that the Partnership might not be considered to be engaged in a trade or business, with the result that income or loss of the Partnership will be considered portfolio income or loss and an individual Limited Partner's share of expenses of the Partnership will be "miscellaneous itemized deductions," deductible only to the extent all miscellaneous itemized deductions exceed 2% of the Limited Partner's adjusted gross income (subject to certain additional limitations in the case of certain high-income taxpayers); (ii) the possibility that interest incurred to carry Units may not be deductible under the "investment interest" limitation of
Section 163(d) of the Internal Revenue Code of 1986, as amended ("Code") (see "Federal Income Tax Consequences--Limitation on the Deductibility of Interest");
(iii) the possibility that an audit of the Partnership's information returns may result in the disallowance of certain deductions, an increase in the Partnership's gross income, and an audit of the income tax returns of the Limited Partners (which could result in adjustments to the Limited Partners' nonpartnership items of income, deductions or credits, and the imposition of penalties and interest relating to such adjustments and additional expenses in connection with filing amended income tax returns) (see "Federal Income Tax Consequences--Partnership Tax Returns and Audits"); (iv) if the Partnership makes any loan in which it participates in the appreciation of the mortgaged property or in the cash flow from the operations thereof, the Internal Revenue Service (the "IRS") may attempt to recharacterize the entire loan as an equity interest in the mortgaged property--there can be no assurance that the IRS will not be successful in this regard (See "Federal Income Tax Consequences--Taxation of Mortgage Loan Interest"); (v) the possibility that state or local income tax treatment may not be similar to federal income tax treatment (see "Federal Income Tax Consequences--State and Local Taxation"); and (vi) with respect to tax-exempt entities investing in the Partnership, the possibility that all or a portion of the income from the Partnership may be deemed "unrelated trade or business income" subject to tax (see "Federal Income Tax Consequences--Tax Treatment of Tax-Exempt Entities").

         Risks of Investment by Tax-Exempt Entities. Prospective investors which are qualified employee benefit plans and individual retirement accounts ("Qualified Plans") should consider a number of factors which may affect their decision to invest in the Partnership, including whether an investment in the Fund would comply with the "prudent man" rule of the Employee Retirement Income Security Act of 1974 ("ERISA"); whether an investment in the Partnership would be consistent with the requirement that the assets of a Qualified Plan be invested in a diversified manner; and whether an investment in the Partnership would be consistent with the liquidity needs of the prospective investor. The resolution of these issues could vary for each Qualified Plan considering an investment in the Partnership, depending upon, among other factors, the exact composition of the assets owned by the Qualified Plan. In addition, the Partnership does not intend to provide investors with annual appraisals of Units or Partnership assets. The General Partners, however, will furnish their best estimates of the value of the Units or the Partnership assets, if requested to do so by any Limited Partner. Each Qualified Plan contemplating an investment in the Partnership should consider the impact that such an investment will have on the requirement that the Plan revalue its assets on at least an annual basis. (See "Federal Income Tax Consequences--Tax Treatment of Tax-Exempt Entities").

         CONFLICTS OF INTEREST RISKS. The General Partners and their Affiliates may be subject to various conflicts of interest in managing the Partnership and in acquiring and managing investments for the Partnership. Substantial fees are payable to the Corporate General Partner that are not determined by arm's-length negotiations. See "Compensation of the General Partners and Their Affiliates," "Conflicts of Interest," "Fiduciary Responsibility" and "Business."

         Payment of Fees to General Partners. The investment evaluation fee payable to the Corporate General Partner is generally payable up front from payments made by the third party borrower. The servicing fee paid annually to the Corporate General Partner by borrowers, reduces the interest rate realized by the Partnership on the related loans, and thus affects yield to the Partnership. Management fees and investment evaluation fees for existing loans sold to the Partnership payable to the Corporate General Partner by the Partnership, the amounts of which are determined to some extent by the Corporate General Partner, are obligations of the Partnership. Accordingly, the Corporate General Partner may continue to receive these fees even if the Partnership is generating insufficient income to make distributions to the Limited Partners. The determination of the amount of investment evaluation fees for new and existing loans is made by the General Partners based on competitive market conditions. Such fees affect the yield to the Partnership and distributions to Limited Partners. Therefore, the General Partners have a conflict of interest with the Limited Partners with respect to such fees. See "Conflicts of Interest" and "Compensation of the General Partners and their Affiliates."

         General Partners Not Full Time. The Partnership does not have its own officers, directors, or employees. The General Partners supervise and control the business affairs of the Partnership, locate investment opportunities for the Partnership and render certain other services. The General Partners devote to the Partnership's affairs only such time as may be reasonably necessary to conduct its business. The General Partners are and may be general partners of other partnerships and have other business interests of significance. See "Management."

         COMPETITION RISKS. The mortgage lending business is highly competitive, and the Partnership competes with numerous established entities, some of whom have more financial resources and experience in the mortgage lending business than the General Partners. The Partnership encounters significant competition from banks, insurance companies, savings and loan associations, mortgage bankers, pension funds, real estate investment trusts, and other lenders with objectives similar in whole or in part to those of the Partnership. An increase in the availability of funds may increase competition for the making of mortgage loans and may reduce the yields available thereon.


                         INVESTOR SUITABILITY STANDARDS

The Partnership has established certain suitability standards and minimum investment requirements for potential purchasers of Units which are set forth below. In addition, the Partnership, as well as certain states, have placed certain restrictions on the resale or transfer of Units.

The General Partners have established procedures to ensure that each investor meets the suitability standards. In particular, the General Partners have set forth in the Subscription Agreement the required suitability standards and asked questions therein designed to determine that each investor is aware of and meets the suitability standards. The General Partners have established methods to carefully review and screen all Subscription Agreements, and to pull out and reject Subscription Agreements from investors not meeting the suitability standards. The proposed selling group agreements require participating broker/dealers to diligently make inquiries as required by law of all prospective investors in order to ascertain whether a purchase of Units is suitable for the investor, and to promptly transmit to the Partnership all fully completed Subscription Agreements.

Units represent a long-term investment without liquidity. Investors may not be able to liquidate their investment in the event of an emergency or for any other reason. Units will be sold only to an investor who has, and who also represents in the Subscription Agreement set forth hereto as Exhibit "B" that he, she or it has, either: (i) a net worth (exclusive of home, home furnishings and automobiles) of at least $30,000 ($50,000 in the state of Washington) plus a minimum annual gross income of at least $30,000 ($50,000 in the state of Washington) or, in the alternative, (ii) a minimum net worth of $75,000 ($150,000 in the state of Washington) (exclusive of home, home furnishings and automobiles) irrespective of annual gross income; or (iii) in the case of purchases by fiduciary accounts, one of the foregoing conditions is met by the fiduciary, by the fiduciary account, or by the donor who directly or indirectly supplies or supplied the funds for the purchase of Units. In the case of gifts to minors, such conditions must be met by the custodian or the donor who directly or indirectly supplies or supplied the funds. The minimum initial number of Units which an investor may purchase is two thousand Units ($2,000).

Under the laws of certain states, the holder of Units may transfer such Units only to persons who meet similar suitability standards. Investors should carefully read the requirements in connection with resales of Units set forth in "Summary of Partnership Agreement and Description of Units--Assignment of Units" and in the Subscription Agreement. See also "Risk Factors--Limited Transferability of Units."


Investment in the Partnership involves certain risks and, accordingly, is suitable only for entities or persons of adequate means. Due to the nature of the Partnership's investments, it is likely that all or substantially all of the income of the Partnership will be taxable to the Limited Partners as ordinary income. See "Federal Income Tax Consequences." The Units may, therefore, be suitable for: a corporate pension or profit sharing plan ("Corporate Plan"); a Keogh Plan account ("Keogh Plan") (Corporate Plans and Keogh Plans are referred to herein, collectively, as "Qualified Plans"); an Individual Retirement Account ("IRA" or "Roth IRA"); a Simplified Employee Pension ("SEP"); other entities exempt from federal income taxation such as endowment funds and foundations, and charitable, religious, scientific or educational organizations (assuming the provisions of their governing instruments and the nature of their tax exemptions permit such investment); and persons seeking current taxable income. It should be noted, however, that an investment in the Partnership will not, in and of itself, create an IRA for an investor and that, in order to create an IRA, an investor must himself comply with the provisions of Section 408 of the Internal Revenue Code of 1986, as amended.


The investment objectives and policies of the Partnership have been designed to make the Units suitable investments for employee benefit plans under current law. In this regard, the Employee Retirement Income Security Act of 1974 ("ERISA") provides a comprehensive regulatory scheme for "plan assets." In accordance with final Regulations published by the Department of Labor in the Federal Register on November 13, 1986, the General Partner intends to manage the Partnership in such a way so as to assure that an investment in the Partnership by a Qualified Plan will not, solely by reason of such investment, be considered to be an investment in the underlying assets of the Partnership so as to make the assets of the Partnership "plan assets." The final Regulations are also applicable to an IRA. See "Risk Factors--Investment by Tax-Exempt Entities."

The General Partners are not permitted to allow the purchase of Units with assets of any Qualified Plans if the General Partners (i) have investment discretion with respect to the assets of the Qualified Plan invested in the Partnership, or (ii) regularly give individualized investment advice that serves as the primary basis for the investment decisions made with respect to such assets. This prohibition is designed to prevent violation of certain provisions of ERISA.

EACH PROSPECTIVE INVESTOR SHOULD OBTAIN THE ADVICE OF SUCH ATTORNEY, TAX ADVISOR, AND BUSINESS ADVISOR WITH RESPECT TO THE LEGAL, TAX AND BUSINESS ASPECTS OF THIS INVESTMENT PRIOR TO SUBSCRIBING FOR UNITS.

                         NOTICE TO CALIFORNIA RESIDENTS

ALL CERTIFICATES REPRESENTING UNITS RESULTING FROM ANY OFFER SALES IN CALIFORNIA WILL BEAR THE FOLLOWING LEGEND RESTRICTING TRANSFER:

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

A copy of the applicable  rule of the California  Commission of  Corporations is
furnished  to  each   California   investor  on  acceptance  of  the  investor's
subscription by the General Partners.

                                HOW TO SUBSCRIBE

Each person wishing to subscribe for Units should carefully review this Prospectus, detach, complete and sign the Subscription Agreement attached as Exhibit "B" to this Prospectus, and deliver it to Owens Securities Corp., P.O. Box 2308, 2221 Olympic Blvd., Walnut Creek, CA 94595 together with a check in the full amount of his or her subscription payable to "Owens Mortgage Investment Fund." Additional copies of the Subscription Agreement may be obtained from Owens Securities Corp.

                                 USE OF PROCEEDS

The Partnership has not identified the mortgage loans in which it will invest the proceeds of this offering, although it is anticipated that the Partnership will continue to invest in additional mortgage loans of the kind that are now in its portfolio. See "Business". Limited Partners, however, have no advance information concerning particular investments that the Partnership may make and must rely solely upon the judgment and abilities of the General Partners. Subject to certain limitations set forth in the Partnership Agreement, the General Partners have complete discretion in investing the proceeds from the sale of Units.


There is no assurance that Units will be sold or that any or all of the proceeds will be received. If only minimal proceeds are received, the Partnership will continue to operate with its current portfolio of mortgage loans for some time without, in the judgment of the General Partners, any materially adverse foreseeable effects. However, in the course of time, depending on the rates of withdrawal by Limited Partners and principal payments on loans by borrowers, withdrawals by Limited Partners' could be restricted due to lack of liquidity. The following table sets forth the application of the proceeds of the sale of the maximum number of Units being offered hereby. Pending investment in such mortgage loans, the Partnership may invest funds in short-term liquid investments such as U.S. Treasury bills, notes or bonds, or certificates of deposit.




                                                                      Maximum Offering
                                                                    (27,109,309 Units to
                                                                          be Sold)

                                                                    ---------------------- ---------------------
                                                                                                     Percent of
                                                                           Amount                      Offering

Gross Proceeds.................................................     $      27,109,309                    100.0%
Less:
Offering Expenses (1) .........................................               40,000                       0.1%
                                                                        ------------                     -----
Proceeds Available for Investment..............................      $    27,069,309
Less:
Cash Reserves (2)..............................................              406,640                       1.5%
                                                                        ------------                      -----
Cash Available for Investment in Mortgage Loans (3)                  $    26,662,669                      98.4%
                                                                        ============                      =====



--------

(1)      Such expenses are not expected to exceed $40,000 for this offering.

(2) The Partnership has established and will continue to have cash contingency reserves in an aggregate amount of at least 1-1/2% of the gross proceeds from sales of Units. This reserve is available to pay expenses in excess of revenues, satisfy obligations of underlying securities and expend money to satisfy unforeseen obligations of the Partnership. The General Partners are required to contribute to capital cash in the amount of 1/2 of 1% of the aggregate capital contributions of the Limited Partners. This capital contribution is available as an additional contingency reserve making the total cash reserves equal to 2% of the aggregate capital contributions of the Partnership.

(3) The Partnership has not determined a maximum amount of proceeds to be allocated to the various types of mortgage loans to be made or invested in by the Partnership. Each loan presented to the Partnership is reviewed to determine if it meets the criteria established by the Partnership. See "Business--Principal Investment Objectives." The Partnership intends to continue its current policies concerning investment of the proceeds of this offering. The majority of the funds committed to investment by the Partnership are, and, in the future are expected to be, in first mortgage loans on income-producing properties. See "Business." The Partnership does not anticipate using any of the proceeds of this offering to acquire assets otherwise than in the ordinary course of its business.

                          CAPITALIZATION OF PARTNERSHIP


The capitalization of the Partnership as of December 31, 1997, and as adjusted to give effect to the sale of the maximum number of Units offered hereby, excluding the cash and promotional contributions of the General Partners, is as follows:

                                   Actual                         As Adjusted(1)
Units ($1.00 per Unit)          $189,063,122                       $216,132,431


-------------
(1)    Amounts after deduction of certain offering expenses aggregating $40,000.


                  CAPITAL CONTRIBUTION OF THE GENERAL PARTNERS


The General Partners are required to contribute to capital cash in the amount of 1/2 of 1% of the aggregate capital contributions of the Limited Partners and, as of December 31, 1997, have contributed cash aggregating $957,164. In addition, the General Partners are entitled to an additional interest in the form of a promotional interest of 1/2 of 1% of the aggregate capital contributions of the Limited Partners and, as of December 31, 1997, had been credited with promotional interests aggregating $957,164.



            COMPENSATION OF THE GENERAL PARTNERS AND THEIR AFFILIATES

The General Partners and their affiliates receive various forms of compensation and reimbursement of expenses from the Partnership and from payments by borrowers under mortgage loans held by the Partnership.


Compensation and Reimbursement from the Partnership


         Management Fees. The Partnership Agreement authorizes the payment by the Partnership to the Corporate General Partner, who acts as manager of the Partnership, a management fee, payable monthly, in an aggregate amount of not to exceed 2-3/4% per annum of the average unpaid balance of the Partnership's mortgage loans at the end of each of the 12 months in the then current calendar year. As such, the Corporate General Partner may collect a fee in any one month that is greater than the 2-3/4% calculated on an annual basis. However, for the calendar year, the total fee collected may not exceed the 2-3/4% limitation. The Corporate General Partner is entitled to receive a management fee on all loans, including those that are delinquent. The Corporate General Partner believes this is justified by the added effort associated with such loans and costs advanced by the Corporate General Partner and for which the Partnership is not liable, including legal fees, property taxes and the like.


         The maximum allowable management fee is reduced to 1-3/4% per year if the Corporate General Partner has not provided during the preceding calendar year any of the following discretionary services: (1) advanced its own funds to the Partnership (by purchasing interest receivables) or any senior lienholder to cover delinquent interest or principal payments on mortgage loans held by the Partnership; (2) advanced its own funds to cover any other costs associated with delinquent loans held by the Partnership, such as property taxes, insurance and legal expense; or (3) purchased any such defaulted loans from the Partnership.

         Promotional Interest. The Corporate General Partner contributes cash to the capital of the Partnership in the amount of 1/2 of 1% of the aggregate capital contributions of the Limited Partners, and together with its promotional interest, the Corporate General Partner has a Partnership interest equal to 1% of the Limited Partners' contributions. The promotional interest of the Corporate General Partner of up to 1/2 of 1%, for which the Corporate General Partner has not contributed cash, is potential additional compensation to the Corporate General Partner. For example, should the Partnership generate an annual yield on Partnership capital of the Limited Partners of 10%, the
Corporate General Partner would receive additional distributions on its promotional interest of up to approximately $125,000 per year if $250,000,000 of Units are outstanding. If the Partnership should be liquidated, the Corporate General Partner would receive up to $1,250,000 in capital distributions without having made an equivalent cash contribution as a result of its promotional interest. Such capital distributions, however, will be made only after the Limited Partners have received 100% of their capital contributions.

         Reimbursement of Other Expenses. The Corporate General Partner is reimbursed by the Partnership for the actual cost to the Corporate General Partner of goods and materials used for or by the Partnership and obtained from unaffiliated entities, and actual cost of services of nonmanagement and nonsupervisory personnel related to the administration of the Partnership (subject to certain limitations contained in the Partnership Agreement).

Compensation from Borrowers

In addition to compensation from the Partnership, the General Partners also receive compensation from payments by borrowers.

         Investment Evaluation Fees. These fees, also called mortgage placement fees or points, are paid to the General Partners from payments by the borrowers under loans held by the Partnership. Such fees are compensation for the evaluation, origination, extension and refinancing of loans for the borrowers. The amount of such fees is determined by competitive conditions, and may have a direct effect on the interest rate borrowers are willing to pay the Partnership.

         Servicing Fees. The Corporate General Partner has serviced all of the mortgage investments held by the Partnership and expects to continue this policy. The Partnership Agreement permits the Corporate General Partner to receive an annual fee for such servicing, up to 1/4 of 1% of the total mortgage investments held by the Partnership. Although the servicing fees are paid by borrowers and not by the Partnership, the amount of such fees reduces the interest rates obtained on Partnership loans by up to 1/4 of 1% and may thus be deemed to have been paid by the Partnership.

The servicing fee is computed on an annual basis and paid to the Corporate General Partner on a monthly basis. The Corporate General Partner may change the amount of the servicing fee from time to time as long as this fee does not exceed the allowable limit of 1/4 of 1%.

         Late Payment Charges. All late payment charges paid by borrowers are retained by the Corporate General Partner.


The following table summarizes the forms and amounts of compensation and reimbursed expenses paid to the General Partners or their affiliates for the year ended December 31, 1997, showing actual amounts and the maximum allowable amounts for management and servicing fees. No other compensation was paid to the General Partners during such periods. Such fees were established by the General Partners and were not determined by arm's-length negotiation.


                          Year Ended December 31, 1997

                                                            Maximum
Form of Compensation                      Actual           Allowable


                                      PAID BY PARTNERSHIP


Management Fees..............      $    3,879,000    $    4,614,000
Promotional Interest.........              71,000            71,000
                                      -----------      ------------
Subtotal.....................      $    3,950,000    $    4,685,000
                                      -----------      ------------

Reimbursement of Other Expenses
  Total......................      $       57,000            57,000
                                     ------------      ------------
                                   $    4,007,000         4,742,000
                                     ============      ============



                                PAID BY BORROWERS


Investment Evaluation Fees...      $     2,994,000   $    2,994,000
Servicing Fees ..............              421,000          421,000
Late Payment Charges.........              409,000          409,000
                                     -------------     ------------
  Total......................      $     3,824,000   $    3,824,000
                                     =============     ============


Aggregate actual compensation paid by the Partnership and by borrowers to the General Partners during 1997, exclusive of expense reimbursement, was $7,774,000 or 4.1% of year end partners' capital. If the maximum amounts had been paid to the General Partners during 1997, the aggregate amount of compensation, excluding reimbursements, would have been $8,509,000 or 4.5% of year-end partners' capital. The increase in pro forma compensation for 1997 would have reduced net income allocated to Limited Partners by approximately 4.8%.


The General Partners believe that the overall maximum allowable compensation payable to the Corporate General Partner is commensurate with the services provided. However, in order to maintain a competitive yield for the Partnership, the General Partners in the past have chosen not to take the maximum allowable compensation, but there is no assurance that such practice will continue.


                              CONFLICTS OF INTEREST

The Partnership and its Limited Partners are subject to various conflicts of interest arising out of their relationship with the General Partners. These conflicts include, but are not limited to, the following:

         Receipt of Investment Evaluation Fees, Servicing Fees and Management Fees. For the evaluation, origination, extension and refinancing of Partnership mortgage loans, the Corporate General Partner generally receives mortgage placement or investment evaluation fees (points) from borrowers. For the servicing of mortgage loans made or invested in by the Partnership the Corporate General Partner also receives from the borrowers a servicing fee of up to 1/4 of 1% per annum of the unpaid principal balance of such loans. These mortgage placement fees and servicing fees may have a direct effect upon the interest rate that borrowers are willing to pay to the Partnership, as such fees are a cost of the loan made by the Partnership. If mortgage placement fees charged by the Corporate General Partner are lower than those customarily charged for similar services at the time of loan origination, it is possible that a higher interest rate could be obtained on the Partnership's loans. Alternatively, if such mortgage placement fees are higher than those customarily charged for similar services, it is possible that a lower interest rate might be obtained on such loans.

The amount of the Management Fees paid by the Partnership to the Corporate General Partner is determined by the General Partners up to the maximum amount permitted under the Partnership Agreement. The higher the percentage paid to the Corporate General Partner, the lower the annual yield on capital of the Limited Partners.

         Purchase of Delinquent Loans. The Corporate General Partner has in the past, but is under no obligation to, purchased the Partnership's receivables for certain delinquent loans or purchased the Partnership's interest in defaulted loans either before or following foreclosure. In determining whether to take such actions, the interest of the Corporate General Partner in preserving its capital and those of the Partnership likely are to conflict.

When the Corporate General Partner does acquire a property from the Partnership, it does so for the principal balance of the loan, without adjustment upwards or downwards for accrued interest or the underlying value of the property. Should the Corporate General Partner subsequently realize a profit from a property acquired from the Partnership, the Partnership will not be entitled to any such profits, regardless of the amount, if any, of loss experienced by the Partnership.

         Interest in Adjacent Properties. The Corporate General Partner, together with an unrelated developer, has an interest in 11 lots and an option to acquire six additional lots that are contiguous to and interspersed with lots in Carmel, California owned by a development limited partnership formed by the Partnership and the same unrelated developer. The lots owned by the development limited partnership were acquired by the Partnership through foreclosure and subsequently contributed to the development limited partnership. Although there is a potential conflict of interest between the Partnership and the Corporate General Partner in determining how and when to develop particular lots, the physical nature of the development site (which, due to economics, determines in large part the order the lots are developed) and the active role of the common, unaffiliated developer tend to minimize these conflicts. Further, neither the Partnership, the development limited partnership or the Corporate General Partner has any control over the sales of the homes constructed on the lots.


The Partnership has advanced funds to the development limited partnership for infrastructure and certain other development expenses that were incurred by the development limited partnership in connection with obtaining the necessary permits. These benefit all 64 lots in the development, including the 30 lots originally owned by the development limited partnership and the 34 lots in which the Corporate General Partner originally had an interest. Upon sales of homes on lots in which the Corporate General Partner has an interest, the Corporate General Partner and developer are required to reimburse the development limited partnership, without interest, the pro rata share of infrastructure and certain other development expenses related to the lots sold. The development partnership is obligated to reimburse the Partnership for the amount of funds advanced to the development limited partnership, plus interest.


         Assignment of General Partners Interest. By Assignment dated January 29, 1987, David Adler, Gerald D. Gains, David K. Machado, Milton N. Owens,
William C.  Owens,  Larry R.  Schultz  and  Lorraine  Spingolo  assigned  to the
Corporate General Partner all of their interest in any present or future promotional allowance from the Partnership, effective as of January 1, 1987. Each of these present or former individual General Partners of the Partnership, except Gerald D. Gains, Larry R. Schultz, David K. Machado and Lorraine Spingolo, are shareholders of the Corporate General Partner.


         Other Mortgage Lending Activities. The General Partners may form additional limited partnerships and other entities in the future to engage in activities similar to and with the same investment objectives as those of the Partnership. The General Partners may be engaged in sponsoring other such entities at approximately the same time as the Partnership's securities are being offered or its investments are being made. The General Partners also originate, sell and service loans for individuals or unaffiliated entity investors. These activities may cause conflicts of interest between such activities and the Partnership, and the duties of the General Partners concerning such activities and the Partnership. The General Partners will attempt to minimize any conflicts of interest that may arise among these various activities.

         Competition by the Partnership with Other Entities for Management Services. The Partnership does not have independent management and relies on the General Partners for the operation of its business and the management of its loan portfolio. The General Partners devote only so much of their time to the business of the Partnership as in their judgment is reasonably required. The
General Partners have conflicts of interest in allocating time, services, and functions between the Partnership and other present and future entities which the General Partners have organized or may in the future organize or with which they are or may be affiliated, as well as other business ventures in which they are or may be involved. The General Partners are engaged and in the future may be engaged for their own accounts, or for the accounts of others, in other business ventures, and neither the Partnership nor any Limited Partner is or will be entitled to any interest in such other ventures.

         Receipt of Compensation by the General Partners. The compensation payable to the General Partners was not determined by arm's-length negotiations.

         Legal Representation. The Partnership and the General Partners are currently represented by the same counsel. The Partnership does not have independent legal counsel. If a conflict of interest should arise from such dual representation, appropriate consideration will be given to the extent to which the interests of the Partnership may diverge from those of the General Partners, and, if necessary, separate counsel will be obtained for the Partnership and the General Partners.

         Acquisition of Loans from General Partners or Affiliates. The Corporate General Partner typically locates each loan made or invested in by the Partnership and negotiates the terms of each loan on a loan-by-loan basis. Generally, the Partnership will invest in loans together with the Corporate General Partner or other Affiliates. On occasion, the Partnership may acquire a loan from the Corporate General Partner or Affiliates. In acquiring such loans, the Corporate General Partner will first make a determination that the loan is suitable for investment by the Partnership. In making such determination, the Corporate General Partner will follow the same principles it follows in making or investing in other loans. Among the factors that would cause the investment to be unsuitable would be: (i) it is not the type of mortgage loan in which the Partnership invests; (ii) the loan-to-value ratio does not meet the standards set up by the Partnership; (iii) the investment would not satisfy the Partnership's investment criteria; or (iv) the method for making the mortgage loan cannot be structured to meet the Partnership's principal lending criteria. Loans acquired from the Corporate General Partner or Affiliates may be acquired at a discount of the face value based upon the effective yield of the note, or may be acquired for an amount greater than the Corporate General Partner's purchase price, but in no event greater than the face value of the mortgage. The Corporate General Partner may sell mortgages to the Partnership for an amount greater than the purchase price, but in no event greater than the face value of the mortgage. This difference may have an effect upon the yield that the Partnership earns on the mortgage. Limited Partners must rely upon the General Partners to honor their fiduciary duty and protect their interests in the making of and investing in mortgage loans.


All decisions regarding mortgage loans to be made or invested in by the Partnership are made by a committee of officers of the Corporate General Partner, which committee currently is comprised of William Owens, a General Partner, and William Dutra and Andrew J. Navone, both Vice-Presidents of the Corporate General Partner.


         Investing in Loans With General Partners or Affiliates. The Partnership is prohibited by Section IX.4. of the Partnership Agreement from making mortgage loans to the General Partners or Affiliates. However, the Partnership may invest in mortgages acquired by the General Partners or Affiliates. The Partnership's portion of the total mortgage loan may be smaller or greater than the portion of the loan made by such General Partner or Affiliates, but will generally be on terms substantially similar to the terms of the Partnership's investment. Such an investment would be made after a determination by the Corporate General Partner that the entire loan is in an amount greater than would be suitable for the Partnership to make on its own. However, investors should be aware that investing with the General Partners or Affiliates could result in a conflict of interest between the Partnership and the General Partners or Affiliates in the event that the borrower defaults on the loan and both the Partnership and the General Partners or Affiliates protect their own interest in the loan and in the underlying security.

         Mortgage Loans to Affiliates. The Partnership will not invest in mortgage loans to any of the General Partners, Affiliates of the General Partners, or any limited partnership or entity affiliated with or organized by the General Partners. However, the Partnership may have an investment in a mortgage loan to the General Partners when the Corporate General Partner assumes by foreclosure the obligations of the borrower under a mortgage loan.

         Right of General Partners to Engage in Competitive Business. The General Partners will only devote such time to the Partnership as they, in their own discretion, deem necessary to conduct the Partnership business. All Limited Partners should be aware of Section IV.3. of the Partnership Agreement, which provides that the General Partners and Affiliates have the right to engage in other business (including, but not limited to, acting as partner in other partnerships formed for the purpose of making or investing in mortgage loans similar to those made or invested in by the Partnership), and to compete, directly or indirectly, with the business of the Partnership, and neither the Partnership nor any Limited Partners shall have any rights or claims as a result of such activities.


                            FIDUCIARY RESPONSIBILITY

The General Partners are accountable to the Partnership as fiduciaries, and consequently must exercise good faith and integrity with respect to Partnership affairs, must not take advantage of the Limited Partners, must make full disclosure in their dealings with the Partnership, and must account to the Partnership for any benefit or profit derived by them from any transaction connected with the Partnership without the consent of the Limited Partners. The Partnership Agreement provides that the General Partners and their Affiliates may engage in activities similar to or identical with the business of the Partnership. Presently, none of the General Partners or their Affiliates acts for its own account or as general partner of a mortgage loan investment business. However, the Corporate General Partner arranges and services trust deed investments for other investors. When they act in such capacity, they have a fiduciary duty to each entity and are bound to treat each fairly and with equal access to investment opportunities.

Based upon the present state of the law and statutes, regulations, rules, and applicable decisions by the courts, it appears that: (i) the Limited Partners have the right, subject to the provisions of applicable procedural rules and statutes, to bring Partnership class actions to enforce rights of all Limited Partners similarly situated, and to bring Partnership derivative actions to enforce rights of the Partnership including, in each case, rights under certain rules and regulations of the Securities and Exchange Commission; and (ii) Limited Partners who have suffered losses in connection with the purchase or sale of their interests in the Partnership due to the breach of a fiduciary duty by a General Partner in connection with such purchase or sale, including misapplication by a General Partner of the proceeds from the sale of interests in the Partnership, may have a right to recover such losses from the General Partner in an action based upon Rule 10b-5 under the Securities Exchange Act of 1934, as amended. Limited Partners also have the right to bring an action against a General Partner for breach of fiduciary duty under California law. However, California law allows indemnification and limitation of liability in certain instances.

The Partnership Agreement provides that the General Partners shall not be liable to the Partnership or the Limited Partners for the performance of any act or for any failure to act, so long as such act or failure to act was done in good faith to promote the best interests of the Partnership and so long as they were not guilty of negligence or misconduct. Accordingly, a Limited Partner may have a more limited right of action against the General Partners than he would have had in the absence of such limitation in the Partnership Agreement.

The  Partnership  Agreement also provides that, to the extent  permitted by law, the Partnership shall indemnify the General Partners against liability and related expenses (including attorneys' fees) relating to the performance or nonperformance of any act concerning the activities of the Partnership, except in the case where the General Partners are guilty of bad faith, negligence, misconduct or reckless disregard of duty, provided such act or omission was done in good faith to promote the best interest of the Partnership. Such indemnification is recoverable from the assets of the Partnership, but not from the Limited Partners. A successful claim for such indemnification would deplete Partnership assets by the amount paid. The Partnership Agreement also provides that, notwithstanding the above-referenced provisions, neither the General Partners nor any officer, director, employee, agent, subsidiary, or assignee of the General Partners or of the Partnership shall be indemnified from any liability, loss or damage incurred by any of them in connection with (i) any claim or settlement involving allegations that the Securities Act of 1933, as amended, or any state securities act was violated by the General Partners or by any such other persons or entity, except as permitted by certain regulatory agencies or (ii) any liability imposed by law including liability for fraud, bad faith, or negligence.

This is a rapidly developing and changing area of the law and Limited Partners who have questions concerning the duties of a General Partner or who believe that a breach of fiduciary duty by a General Partner has occurred should consult their own legal counsel.

         IN  THE   OPINION   OF  THE   SECURITIES   AND   EXCHANGE   COMMISSION,
INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 IS UNENFORCEABLE BECAUSE IT IS CONTRARY TO PUBLIC POLICY.


                                   MANAGEMENT

Management of the Partnership


         The General Partners of the Partnership are David Adler, David K. Machado, Milton N. Owens, William C. Owens and Owens Financial Group, Inc., a California Corporation, the Corporate General Partner. The General Partners' principal place of business is located at 2221 Olympic Blvd., Walnut Creek, CA 94595. Their telephone number is (925) 935-3840.


         The Corporate General Partner manages and controls the affairs of the Partnership and has general responsibility and final authority in all matters affecting the Partnership's business. Such duties include dealings with Limited Partners, accounting, tax and legal matters, communications and filings with regulatory agencies and all other needed management duties. The Corporate General Partner may also, at its sole discretion and subject to change at any time, (1) advance its own funds to the Partnership or to any senior lienholder to cover delinquent interest or principal payments on mortgage loans held by the Partnership, (2) advance its own funds to cover any other costs associated with delinquent loans held by the Partnership including, but not limited to, property taxes, insurance and legal expense or (3) purchase such defaulted loans at their book value from the Partnership. See "Business--Delinquencies". In order to assure that the Limited Partners will not have personal liability as General Partners, Limited Partners have no right to participate in the management or control of the Partnership's business or affairs other than to exercise the limited voting rights provided for in the Partnership Agreement. The Corporate General Partner has primary responsibility for the initial selection, evaluation and negotiation of mortgage investments for the Partnership. The Corporate General Partner provides all executive, supervisory and certain administrative services for the Partnership's operations, including servicing the mortgage loans made by the Partnership.

         The books and records of the Partnership are maintained by the Corporate General Partner, subject to audit by independent certified public accountants. Purchasers of Units will have no right to participate in the management of the Partnership, and it is not intended that there will be meetings of Limited Partners.


         David Adler, Milton N. Owens, William C. Owens and David K. Machado are the four individual General Partners of the Partnership. The individual General Partners, with the exception of David K. Machado, are also officers and directors of the Corporate General Partner. The individual General Partners have a net worth ranging from $2,000,000 to over $5,000,000, and the Corporate General Partner has a net worth of approximately $10,300,000 as of December 31, 1997. There is set forth below certain information about the General Partners and other employees of the Corporate General Partner that are actively involved in the administration and investment activity of the Partnership.

         David Adler, General Partner, age 76, became Vice Chairman of the Corporate General Partner in April 1996. From 1981 to April 1996, he served as President and Chief Executive Officer of the Corporate General Partner, and from 1966 to 1981, served as its Executive Vice President. He has had extensive experience in real estate financing and partnership management.


         Mr. Adler is a former director of Fairmont Foods Company, and for many years was Chairman of its Executive Committee. He also served on the Northern California Advisory Board of Union Bank. As a Presidential appointee, he was a member of the Postmaster Selection Committee under Postmaster General Winston Blount. Mr. Adler continues to be active in various civic and philanthropic enterprises.


         David K. Machado, General Partner, age 55, is a licensed real estate broker with extensive experience as a loan officer. He was a loan officer with Mason-McDuffie Investment Company from 1970 to 1975 and with American Savings & Loan Association from 1975 to 1980. Mr. Machado joined the Corporate General Partner in 1980 and served as its Vice President and Manager in charge of corporate loan production until May 1989. He has served as a loan officer with Owens Financial Group, Inc. since December 1, 1989.

         Milton N. Owens, General Partner, age 86, is a licensed real estate broker and has been Chairman of the Board of the Corporate General Partner since October 1981. Mr. Owens is a member of the American Institute of Real Estate Appraisers (MAI) and holds other professional designations. Mr. Owens has conducted real estate appraisal courses at the University of California, Berkeley. Prior to his formation of Owens Mortgage Company, Mr. Owens was employed with the mortgage loan division of the Travelers Insurance Company from 1936 to 1951. Mr. Owens is the father of William C. Owens, also a General Partner of the Partnership.

         William C. Owens, General Partner, age 47, has been President of the Corporate General Partner since April 1996. From 1989 until April 1996, he served as a Senior Vice President of the Corporate General Partner. Mr. Owens has been active in real estate construction, development, and mortgage financing since 1973. Prior to joining Owens Mortgage Company in 1979, Mr. Owens was involved in mortgage banking, property management and real estate development.


         As President of the Corporate General Partner, Mr. Owens has responsibility for the overall activities and operations of the Corporate General Partner, including corporate investment, operating policy and planning. In addition, he has had responsibility for loan production, including the underwriting and review of potential loan investments. Mr. Owens is also the President of Owens Securities Corp., a subsidiary of the Corporate General Partner. Mr. Owens is a licensed real estate broker, and is the son of Milton Owens, also a General Partner of the Partnership.


         Bryan H. Draper, age 40, has been Controller and Chief Financial Officer of Owens Financial Group, Inc. since December 1987. Mr. Draper is a Certified Public Accountant and is responsible for all accounting, regulatory agency filings, and tax matters for the Partnership, the Corporate General Partner, and Owens Securities Corporation. Mr. Draper received a Masters of Business Administration degree from the University of Southern California in 1981.

         William E. Dutra, age 35, is a member of the Loan Committee of the Corporate General Partner and has been an employee of the Corporate General Partner since February 1986. As a Vice President in charge of loan production, Mr. Dutra has responsibility for loan committee review, loan underwriting and loan production.

         Andrew J. Navone, age 41, is a member of the Loan Committee of the Corporate General Partner and has been an employee of the Corporate General Partner since August 1985. As a Vice President, Mr. Navone has responsibilities for loan committee review, loan underwriting and loan production.

         Owens Financial Group, Inc., incorporated in 1981 is the Corporate General Partner of the Partnership. Its predecessor, Owens Mortgage Company, was formed in 1951 by Milton N. Owens for the purpose of arranging and servicing real estate loans secured by deeds of trust on California real estate for private and institutional lenders. Except for a brief period from 1961-1963 when the servicing portfolio and six branch offices were sold to Palomar Mortgage Company, Milton N. Owens controlled the operations of Owens Mortgage Company. Presently, the Corporate General Partner is servicing approximately $219,000,000 of company-originated and purchased loans for the Partnership, private individuals, corporate pension plans, IRA and individual pension accounts, and institutional investors. Owens Financial Group, Inc. also serves as loan originator for the Partnership.


Summary of Management Responsibilities

         The duties, responsibilities and services of the General Partners, include marketing the Units, mortgage investments, portfolio management, and the management and disposition of Partnership properties.

Offering and Organization

         The General Partners were and are responsible for organizing the Partnership as well as for registering and marketing the securities of the Partnership. This includes formation of the Partnership; preparation and filing of certain information, including the filing of the Registration Statement with the Securities and Exchange Commission and certain state regulatory agencies; and marketing Units for the Partnership.

Research and Acquisition

         The Corporate General Partner, considers prospective investments for the Partnership. As a part of its evaluation, the Corporate General Partner evaluates the credit standing of prospective borrowers, analyzes the return to the Partnership of potential mortgage loan transactions, reviews property appraisals, and determines which types of transactions appear to be most favorable to the Partnership. See "Business." For these services, the Corporate General Partner generally receives mortgage placement fees (points) paid by borrowers when it funds mortgage loans and on extension or refinancing thereof, which fees may reduce the yield obtained from the Partnership's mortgage loans.

Partnership Management

         The Corporate General Partner is responsible for the investment portfolio of the Partnership. Such services include, but are not limited to: the creation and implementation of Partnership investment policies; preparation and review of budgets, economic surveys, cash flow and taxable income or loss projections and working capital requirements; preparation and review of Partnership reports; communications with Limited Partners; supervision and review of Partnership bookkeeping, accounting and audits; supervision and review of Partnership state and federal tax returns; and supervision of professionals employed by the Partnership in connection with any of the foregoing, including attorneys, accountants and appraisers. For these and certain other services the Corporate General Partner is entitled to receive a management fee of up to 2-3/4% per annum of the unpaid balance of the Partnership's mortgage loans. The management fee is payable on all loans, including nonperforming or delinquent loans. The General Partners believe that a fee payable on delinquent loans is justified because of the expense involved in the administration of such loans. See "Compensation of the General Partners and their Affiliates--Management Fees." If the Corporate General Partner chooses not to make advances on delinquent loans (by purchasing the Partnership's interest in any delinquent interest receivable) or purchase any defaulted loans from the Partnership during any calendar year, the maximum management fee for such year will be reduced to 1-3/4% for such year. However, so long as the Corporate General Partner makes any advance on delinquent loans, the Corporate General Partner is entitled to the maximum management fee.

Mortgage Investments

         The Corporate General Partner is responsible for supervising the making and servicing of the Partnership's mortgage investments. The Corporate General Partner may from time to time employ administrative persons to assist depending upon certain factors such as the type of investment and the management ability of such persons.

         Mortgage investment services of the Corporate General Partner include but are not limited to: review of the investments; recommendations with respect to changes thereto; employment and supervision of employees together with the establishment of procedures regarding investments; preparation and review of projected performance; review of reserves and working capital; collection and maintenance of all investments; and sales and servicing of investments.

         The compensation to the Corporate General Partner for servicing is paid by the borrower in the form of a higher interest rate on the loan invested in by the Partnership. Although such servicing fees are paid by borrowers and not by the Partnership, the amount of such fees will reduce the interest rates obtained on Partnership loans by up to 1/4 of 1% and may thus be deemed to have been paid by the Partnership.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


No person or entity owns beneficially more than 5% of the ownership interest in the Partnership. The following table sets forth the beneficial ownership interests in the Partnership as of December 31, 1997, by (i) each General Partner of the Partnership, and (ii) all General Partners as a group.



                                                                                       Amount of
Title of                                                                              Beneficial            Percent
 Class        Name and Address                                                      Ownership(1)           of Class


Units         David Adler, P.O. Box 2308, Walnut Creek, CA 94595                     $   807,656               .41%
              David K. Machado, P.O. Box 2308, Walnut Creek, CA 94595                    145,381               .07%
              Milton N. Owens, P.O. Box 2308, Walnut Creek, CA 94595                     148,836               .08%
              William C. Owens, P.O. Box 2308, Walnut Creek, CA 94595                      3,853               .00%
              Owens Financial Group, Inc., P.O. Box 2308, Walnut Creek,
                CA 94595(2)                                                            2,313,520              1.18%
                                                                                       ---------              -----
              All General Partners as a group (5 persons)                            $ 3,419,246              1.74%
                                                                                       =========              =====


-----------

(1) All interests are subject to the named person's sole voting and investment power.

(2) The ownership of the Corporate General Partner is held as follows: 33.33% by Milton N. Owens, 20.83% each by David Adler and William C. Owens, 8.33% by Bryan
H. Draper, 6.67% each by William E. Dutra and Andrew J. Navone, and an aggregate of 3.34% by two unrelated individuals.




                             SELECTED FINANCIAL DATA

                         OWENS MORTGAGE INVESTMENT FUND
                       (A California Limited Partnership)



                    As of and for the Year ended December 31
                  ____________________________________________



                                  1997              1996             1995                   1994             1993
                                  ----              ----             ----                   ----             ----


Loans secured by

  trust deeds..........     $   174,714,607    $   154,148,933   $   151,350,591     $   145,050,213    $   133,549,495
Less: Allowance
  for loan losses......          (3,500,000)        (3,500,000)       (3,250,000)         (2,750,000)        (2,750,000)
Real estate held for Sale        16,047,141         13,221,093         9,612,359           5,028,325          2,608,000
Less: Allowance for
  losses on real estate          (1,896,000)          (600,000)         (600,000)           (400,000)                 0
Cash, cash equivalents
  and other assets.....           5,959,306         14,105,992         8,288,818           5,697,459          5,202,246
                               ------------      -------------      ------------        ------------       ------------
Total assets...........     $   191,325,054    $  177,376,018    $   165,401,768      $  152,625,997    $   138,609,741
                               ============      ============       ============        ============       ============



Liabilities............     $       593,919    $      535,914    $       657,325      $      779,269    $     1,026,578
Partners' capital
  General partners.....           1,864,033         1,731,874          1,623,526           1,488,360          1,342,578
  Limited partners.....         188,867,102       175,108,230        163,120,917         150,358,368        136,240,585
                               ------------      ------------       ------------        ------------       ------------
Total partners' capital     $   190,731,135    $  176,840,104    $   164,744,443      $  151,846,728    $   137,583,163
                               ------------      ------------       ------------        ------------       ------------
Total liabilities/
 partners' capital.....     $   191,325,054    $  177,376,018    $   165,401,768      $  152,625,997    $   138,609,741
                               ============      ============       ============        ============       ============


Revenues...............     $    21,325,850    $   16,824,479    $    16,415,301      $   15,503,534    $    14,979,065
Operating expenses
  Promotional interest               70,747            57,395             69,255              72,984             72,359
  Management fee ......           3,879,454           866,985          1,431,616           1,475,155          2,234,968
  Servicing fee .......             420,742           384,004            371,000             338,000            323,000
  Net Real Estate
  Operations ..........              70,216           344,298            224,108             270,038             75,844
  Provision for losses on
   loans...............                   0           250,000            500,000                   0          2,750,000
  Provision for losses on
   real estate held for
   sale..............             1,296,000                 0            200,000             400,000                  0
  Other................             168,444           163,385            127,947             237,933            204,249
                                -----------       -----------        -----------         -----------        -----------
Net income.............     $    15,420,247    $   14,758,412    $    13,491,375       $  12,709,424     $    9,318,645
                                ===========       ===========        ===========         ===========        ===========


Net income allocated to
  general partners.....     $       154,202    $      146,960    $       135,584       $     127,726     $       90,218
                                ===========       ===========        ===========         ===========        ===========
Net income allocated to

  limited partners.....     $     15,266,045   $   14,611,452    $    13,355,791       $  12,581,698     $    9,228,427
                                  ==========      ===========        ===========         ===========        ===========
Net income per limited

  partnership unit.....     $       .08        $          .08    $           .08       $         .09     $          .07
                                    ===                   ===                ===                 ===                ===






The information in this table should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations and with the financial statements and notes thereto included in this Prospectus.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


              for the Years Ended December 31, 1997, 1996, and 1995


Results of Operations--For the Years Ended December 31, 1997, 1996 and 1995

The net income increase of $662,000 (4.5%) for 1997 as compared to 1996, was attributable to (i) the increase in interest income of $1,997,000 from mortgage investments held by the Partnership, which mortgage investments increased from $154,149,000 to $174,715,000 as of December 31, 1996 and 1997, respectively,
(ii) the decrease in net real estate operations losses from $344,000 to $70,000 for the years ended December 31, 1996 and December 31, 1997, respectively, (iii) the increase in gain on sale of real estate by the development limited partnership (see "Business-Development Limited Partnership," below) from $171,000 to $2,355,000 for the years ended December 31, 1996 and 1997, respectively, (iv) the decrease in nonperforming loans from $10,012,000 to $3,751,000 as of December 31, 1996 and 1997, respectively and (v) the decrease in provision for loan losses from $250,000 to $0 for the years ended December 31, 1996 and 1997, respectively. The net income increase in 1997 as compared to 1996, was negatively affected by (i) the increase in management fees paid to general partner from $867,000 to $3,879,000 for the years ended December 31, 1996 and 1997, respectively, and (ii) an increase in the provision for losses on real estate acquired through foreclosure from $0 to $1,296,000 for the years ended December 31, 1996 and 1997, respectively. The increase in management fees, which fees represented .56% and 2.31% of the average monthly trust deed investment for the years ended December 31, 1996, and 1997, respectively, was due to increased income in 1997. This increase in income was due primarily to the increase in gains on the sale of real estate owned by the development limited partnership of which the Partnership is a limited partner.

The net income increase of $1,267,000 (9.4%) for 1996 as compared to 1995 was attributable to (i) the increase in mortgage investments held by the Partnership from $151,351,000 to $154,149,000 as of December 31, 1995 and 1996,
respectively, (ii) the decrease in management fees from $1,432,000 to $867,000, for the years ended December 31, 1995 and December 31, 1996, respectively, and
(iii) the decrease in provision for losses on loans and real estate held for sale from $700,000 to $250,000 for the years ended December 31, 1995 and 1996, respectively. The net income increase in 1996, as compared to 1995, was negatively affected by (i) the increase in net operating loss from real estate held for sale from $224,000 to $344,000 for the years ended December 31, 1995 and 1996, respectively, and (ii) an increase in nonperforming loans from $8,309,000 to $10,012,000 as of December 31, 1995 and 1996, respectively.

Nonperforming loans for the purposes of this discussion and analysis are defined as those loans which are 90 days or more delinquent in payment and on which the Corporate General Partner has not purchased the related Partnership receivables for delinquent interest payments to the Partnership. All income was derived from investments in mortgage loans and shortterm interestbearing accounts, notes receivable from the Corporate General Partner, income from real estate held for sale and real estate acquired through foreclosure and gain from the disposition of real estate.

The Partnership has experienced a decrease in its average net yield per Unit from 8.79% in 1995 to 8.72% and 8.69% in 1996 and 1997, respectively. The average net yield represents the net income of the Partnership after all expenses, other than the provision for losses on loans or real estate acquired through foreclosure. If the provisions for losses on loans or real estate acquired through foreclosure are included, the Partnership experienced an increase in its average yield per Unit from 8.31% in 1995 to 8.58% in 1996, and a decrease in its average yield per Unit from 8.58% in 1996 to 8.17% in 1997.

For 1997, the decrease in average net yield before provisions for losses was negligible. However, both income and operating expenses of the Partnership increased substantially. Income increased primarily due to the gain on the sale of real estate by the development limited partnership in which the Partnership had invested (see "Business-Development Limited Partnership"). The expenses increased due to the increased management fees paid to the Corporate General Partner. Although, this fee increased substantially from the prior year, the annualized fee represented 2.31% of the average trust deed investments held by the Partnership. This is less than the maximum fee of 2.75% per annum permitted by the Partnership Agreement.

For 1996, the decrease was the result of the overall decrease in general market rates and changes in the Corporate General Partner's policies regarding purchasing delinquent interest receivables, purchasing loans subject to foreclosure and purchasing at foreclosure sale certain properties which provided security for Partnership loans. The amount of nonperforming loans held by the Partnership had increased from $8,309,000 (5.49% of loan portfolio) to $10,012,000 (6.50% of loan portfolio) as of December 31, 1995 and 1996, respectively, due to the diminishing amount of loans for which the Corporate General Partner purchases delinquent interest receivables. However, the yield decreases were partially offset due to a decrease in the management fees paid to the Corporate General Partner from $1,432,000 to $867,000 for 1995 and 1996, respectively. This represented a decrease in the annualized rate of management fees to total trust deed investments of the Partnership from 0.95% to 0.56% for 1995 and 1996, respectively. In 1996, due to the increase in nonperforming loans and the general decrease in market interest rates, the Corporate General Partner voluntarily reduced the fees it collects in order to maximize the yield to investors.

The Corporate General Partner has not yet determined the level of management fees for 1998.

Portfolio Review--For the Years Ended December 31, 1997, 1996 and 1995

The number of Partnership mortgage investments decreased from 254 and 238 as of December 31, 1995, and 1996, respectively, to 215 as of December 31, 1997. The average loan balance in these periods increased from $635,927 and $639,622 as of December 31, 1995 and 1996, respectively, to $812,626 as of December 31, 1997. These average loan balance increases reflect the Partnership's increased ability to invest in larger mortgage loans meeting the Partnership's objectives.

The Partnership's loan portfolio consists primarily of short-term (1-7 years), fixed and variable rate loans secured by real estate. As of December 31, 1997, the Partnership's loans secured by deeds of trust on real property collateral located in Northern California totaled approximately 67% ($117,352,000) of the loan portfolio.

As of December 31, 1997, approximately 94.6% of the loan portfolio was invested in loans on income-producing property, 4.2% in land loans and 1.2% in residential loans. Also, as of December 31, 1997, approximately 92.3% of the loan portfolio was invested in first deeds of trust, 7.3% in second deeds of trust and 0.4% in third and all-inclusive deeds of trust.

The following table sets forth the principal amount of mortgage investments, by classification of property securing each loan, held by the Partnership as of December 31, 1997, 1996 and 1995, respectively:


                                                                                Principal Amount


                                                           ------------------- ----------------- -------------------
                                                                  1997               1996               1995
                                                                  ----               ----               ----
                                                                 (000)              (000)              (000)



SingleFamily Residences...............................      $     2,089          $    3,935      $      2,250
IncomeProducing Properties............................          165,202             146,000           142,598
Unimproved Land.......................................            7,424               4,214             6,503
                                                             ----------          ----------        ----------
  Total...............................................      $   174,715          $  154,149      $    151,351
                                                                =======             =======           =======


As of December 31, 1997, there were delinquent loans aggregating $3,751,000 for which the Corporate General Partner elected not to purchase delinquent interest receivables. As of December 31, 1997, the Corporate General Partner purchased from the Partnership receivables for delinquent interest related to delinquent loans held by the Partnership that aggregated $1,485,000 and that were originated or invested in prior to May 1, 1993.

Purchases of Partnership receivables for delinquent interest for loans originated prior to May 1, 1993, and advances for payments, such as property taxes, insurance, legal fees and mortgage interest pursuant to senior indebtedness, made to or an behalf of the Partnership by the Corporate General Partner during 1997 and 1996, but not collected as of December 31, 1997 and 1996, totaled approximately $219,000 and $541,000, respectively.

In connection with the periodic closing of the accounting records of the Partnership and the preparation of the financial statements, an evaluation of the loan loss requirement of the Partnership is performed by the Corporate General Partner. Based upon this evaluation, a determination was made to maintain a reserve for losses on loans in the Partnership's financial statements in the amount of $3,500,000 as of December 31, 1997 and 1996. As of December 31, 1997, the Corporate General Partner has determined that the reserve for losses on loans is adequate. See "Business-Delinquencies" for a discussion of the rate of delinquencies in 1996 and 1997.

At December 31, 1997, the Partnership held title to nine separate properties that, prior to foreclosure by the Partnership, secured Partnership loans aggregating $8,354,000. At December 31, 1996 and 1995, the Partnership held title to 10 and 11 properties, respectively. Prior to foreclosure, these properties secured Partnership loans aggregating $6,877,000 and $6,115,437 in 1996 and 1995, respectively. See "Business - Real Estate Owned" for a discussion of these properties.

In 1993, the Partnership foreclosed on a $600,000 loan and obtained title to 30 lots in Carmel Valley, California, subject to a senior loan in the amount of $500,000. In 1994, the Partnership paid off the $500,000 senior loan and incurred $503,000 of additional costs in protecting its investment. The Partnership began to develop the lots in 1995, and incurred an additional $671,000 in costs. In 1995, the Partnership entered into a development limited partnership with an unrelated builder/developer for the purpose of constructing single-family residences on the lots, and, in 1996, the Partnership contributed the lots to the development limited partnership in exchange for a limited partner interest. The $671,000 in costs incurred in 1995 became an obligation of the development limited partnership in 1996 when the lots were contributed to the development limited partnership.

The  Partnership  is obligated to fund the costs of developing the lots owned by the  development  limited  partnership.  During 1997 and 1996,  the  Partnership advanced additional development costs totaling $4,153,000 and $2,895,000, respectively. The Partership has invested in the development limited partnership, net of reimbursements, $3,123,000 and $3,388,000 as of December 31, 1997 and 1996, respectively.

During 1997, 15 homes sold for aggregate proceeds of $8,012,000, and the Partnership received distributions from the development limited partnership totaling $7,574,000, including $2,355,000 in gain and interest. The Partnership's net investment in the development limited partnership totaled $3,812,000 and $4,878,000 as of December 31, 1997, and 1996, respectively. See
"Business  -  Development   Limited   Partnership"  for  a  discussion  of  this
investment.

In 1995, the Partnership foreclosed on a $571,853 loan and obtained title to a commercial lot in Los Gatos that secured the loan. In 1997, the Partnership contributed the lot to a limited liability company formed with an unaffiliated developer to develop and sell a commercial office building on the lot. The Partnership may, and is expected to, provide construction financing to the limited liability company at an annual rate equal to prime plus two percent. See "Business- Development Limited Liability Company" for a discussion of this investment.


Asset Quality

A consequence of lending activities is that losses will be experienced and that the amount of such losses will vary from time to time depending upon the risk characteristics of the loan portfolio as affected by economic conditions and the financial experiences of borrowers. There is no precise method of predicting specific losses or amounts that ultimately may be charged off on particular segments of the loan portfolio, especially in light of the current economic environment.


The conclusion that a Partnership loan may become uncollectable, in whole or in part, is a matter of judgment. Although institutional lenders are subject to requirements and regulations, that among other things, require a lender to perform ongoing analyses of its portfolio, loan to value ratio, reserves, etc., and to obtain and maintain current information regarding its borrowers and the securing properties, the Partnership is not subject to these regulations and has not adopted these practices. Rather, the Corporate General Partner, in connection with the periodic closing of the accounting records of the
Partnership and the preparation of the financial statements, causes an evaluation of the mortgage loan portfolio of the Partnership to be performed by management and independent auditors. Based upon this evaluation, a determination is made as to whether the allowance for loan losses is adequate to cover potential loan losses of the Partnership. As of December 31, 1997, management has determined that the allowance for loan losses of $3,500,000 is adequate in amount. As of December 31, 1997, loans secured by trust deeds include $5,236,000 in loans delinquent over 90 days of which $3,279,000 was invested in loans which were in the process of foreclosure. Due to the loan-to-value criteria established by the Corporate General Partner, the mortgage loans held by the Partnership appear in general to be, in the opinion of the General Partners, adequately secured.


The adequacy of the allowance  for loan losses to cover  possible loan losses is
determined   only  on  a  judgmental   basis,   after  full  review,   including
consideration of:

* Economic conditions;

* Borrower's financial condition;

* Evaluation of industry trends;

* Review and evaluation of potential problem loans identified as having loss potential; and

* Quarterly review by Board of Directors.

Liquidity and Capital Resources

The Partnership relies upon purchases of Units and loan payoffs for the source of capital for mortgage investments. Although general market interest rates have most recently declined, a substantial increase in such rates could have an adverse affect on the Partnership. If general market interest rates were to increase substantially, the yield on the Partnership's mortgage investments may provide lower yields than other comparable debt-related investments. As such, additional Limited Partner investment into the Partnership could decline, which, in turn, would reduce the liquidity of the Partnership. The Partnership has not and does not intend to borrow money for investment purposes. See "Business--Borrowing."

Contingency Reserves

The Partnership maintains cash and certificates of deposit as contingency reserves in an aggregate amount of at least 2% of the gross proceeds of the sale of Units. To the extent that such funds are not sufficient to pay expenses in excess of revenues, or to meet any obligation of the Partnership, it may be necessary for the Partnership to sell or otherwise liquidate certain of its investments on terms which may not be favorable to the Partnership.

Current Economic Conditions


Although the current economic climate in Northern California is generally strong, many areas outside of the San Francisco Bay Area continue to experience depressed values created by the real estate recession of the early 1990's. Other than the loss incurred in February 1998 on the sale to the Corporate General Partner of the Sonora property acquired by the Partnership through foreclosure, the Partnership has not sustained any material losses to date due primarily to the Corporate General Partner's prior practice of advancing delinquent interest and purchasing loans prior to foreclosure. The Corporate General Partner has ceased such practices, with very limited exceptions. Assuming the Corporate General Partner continues in this manner, the Partnership is likely to sustain losses with respect to loans secured by properties located in areas of declining real estate values. Despite the Partnership's ability to purchase mortgage loans with relatively strong yields during 1997 from the Corporate General Partner, there is increased competition from a variety of lenders that could have the affect of reducing mortgage yields in the future. As such, current loans with relatively high yields could be replaced with loans with lower yields, which in turn could reduce the net yield paid to the Limited Partners. In addition, when there is a reduction in the demand by borrowers for loans originated by the Corporate General Partner and, thus, fewer loans for the Partnership to invest in, the Partnership will invest its excess cash in shorter term investments yielding considerably less than the current investment portfolio.

As of December 31, 1997, the Partnership held title to nine separate properties acquired through foreclosure of Partnership loans from 1993 through 1997. A $1,896,000 provision for losses on real estate held for sale was recorded in the Partnership's financial statements as of December 31, 1997. The Corporate General Partner considers this allowance to be adequate as of December 31, 1997. See "Business--Real Estate Owned."


The Partnership continues to receive substantial additional investments from new and existing Limited Partners, which investments provide capital for loans and repurchases of existing Units.


Year 2000 Issue

The Corporate General Partner depends on the use of computers to timely provide accurate information essential to the management and operation of the Partnership. The computer programs used by the Corporate General Partner to account for mortgage loan investments, investments in Units and other items is in the process of being reviewed, remedied and tested by independent consultants engaged to determine whether these programs are able to recognize the year 2000. To the extent the programs recognize calendar years by their last two digits only, there exists what commonly is referred to as a Year 2000 issue.

Based on the  preliminary  results  of the  consultants'  testing,  the  General
Partners do not anticipate significant cost, uncertainties or problems associated with becoming Year 2000 compliant. The total cost to remedy Year 2000 issues which will be paid by the Corporate General Partners. None of such costs will be reimbursed by the Partnership. The consultants expect all problems to be remedied by December 31, 1998. Although not anticipate by the General Partners, a failure by the Corporate General Partner or its independent consultants to adequately address the Year 2000 issue, however, could result in the misstatement of reported information, the inability to accurately track mortgage investments and payments due or other operational problems.



                                    BUSINESS

All capitalized terms used herein and not otherwise defined have the meaning given to such terms in the Partnership Agreement, a copy of which is attached as Exhibit A to this Prospectus and incorporated herein by this reference.


The Partnership is a California limited partnership organized on June 14, 1984, which invests in first, second, third, wraparound and construction mortgage loans and loans on leasehold interest mortgages. In June 1985, the Partnership became the successor-in-interest to, and acquired the assets and limited partners of, Owens Mortgage Investment Fund I, a California limited partnership formed in June 1983 with the same policies and objectives as the Partnership. In October 1992, the Partnership changed its name from Owens Mortgage Investment Fund II, to Owens Mortgage Investment Fund, a California Limited Partnership. The address of the Partnership is P.O. Box 2308, 2221 Olympic Blvd., Walnut Creek, CA 94595. Its telephone number is (925) 935-3840.


All of the loans invested in by the Partnership are arranged by the Corporate General Partner. In connection with the investment in such loans, the Partnership in limited instances acquires an equity interest in the underlying real property in the form of a shared appreciation interest. To date, the Partnership has not acquired any material shared appreciation interests. The Partnership's mortgage loans are secured by mortgages on unimproved as well as improved real property and nonincome producing as well as income-producing real property such as apartments, shopping centers, office buildings, and other commercial or industrial properties. No single Partnership loan may exceed 10% of the total Partnership assets as of the date the loan is made.


The following table shows the growth in total Partnership capital, mortgage investments and net income as of and for the years ended December 31, 1997, 1996, 1995, 1994 and 1993.




                               Capital          Mortgage                 Net
                                               Investments             Income


1997......................$  190,731,135    $  174,714,607        $   15,420,247
1996......................$  176,840,104    $  154,148,933        $   14,758,412
1995......................$  164,744,443    $  151,350,591        $   13,491,375
1994......................$  151,846,728    $  145,050,213        $   12,709,424
1993......................$  137,583,163    $  133,549,495        $    9,318,645



As of December 31, 1997, the Partnership held investments in 215 mortgage loans, secured by ownership and leasehold interests in real property, 67% of which are situated in Northern California. The remaining 33% are located in Southern California, Oregon, Nevada, Arizona and Hawaii. The following table sets forth the types and maturities of mortgage investments held by the Partnership as of December 31, 1997:




TYPES AND MATURITIES OF MORTGAGE INVESTMENTS
(As of December 31, 1997)
                                                       Number
                                                         of
                                                       Loans                    Amount                  Percent



1st Mortgages................................            177               $161,275,350                  92.31%
2nd Mortgages................................             35                 12,744,274                   7.29%
3rd Mortgages or wraparound deeds of trust...              3                    694,983                    .40%
                                                         ---               ------------                 -------
                                                         215               $174,714,607                 100.00%
                                                         ===               ============                 =======

Maturing on or before
 December 31, 1999 (1).......................            130               $103,387,402                  59.18%
Maturing on or between January 1, 2000
 and December 31, 2002.......................             45                 44,060,802                  25.22%
Maturing on or between January 1, 2003
 and May 1, 2015.............................             40                 27,266,403                  15.60%
                                                         ---               ------------                 -------
                                                         215               $174,714,607                 100.00%
                                                         ===               ============                 =======

IncomeProducing Properties...................            193               $165,201,582                  94.56%
SingleFamily Residences......................             11                  2,088,606                   1.20%
Unimproved land..............................             11                  7,424,419                   4.24%
                                                         ---               ------------                 -------
                                                         215               $174,714,607                 100.00%
                                                         ===               ============                 =======



--------

(1)      $22,295,000 was past maturity as of December 31, 1997.

The average loan balance of the mortgage loan portfolio of $812,626 as of December 31, 1997, is considered by the General Partners to be a reasonable diversification of investments concentrated in mortgages secured by commercial properties. Of such investments, 44% earn a variable rate of interest and 56% earn a fixed rate of interest. All were negotiated according to the Partnership's investment standards.

Due to general economic conditions, certain sectors of the commercial real estate market have recently experienced increases in both values and rental rates and decreases in vacancy rates. Although these conditions have created increased competition for quality loans, the Corporate General Partner has continued to use relatively low loan-to-value ratios as a major criteria in making mortgage loans. See "Risk Factors--Risks of Real Estate Financing--Risks of Being Undersecured."

As of December 31, 1997, the Partnership had invested in construction loans in the aggregate amount of $7,092,000 and in loans partially secured by a leasehold interest of $9,546,000.

The Partnership has other assets in addition to its mortgage investments, comprised principally of funds held in conjunction with contingency reserve requirements, cash held for investment, real estate acquired through foreclosure, including an investment in the development limited partnership formed to develop certain property in Carmel Valley, California, real estate held for sale and mortgage interest receivable. As of December 31, 1997, $4,073,115 ($3,829,000 representing contingency reserve funds) was primarily invested in certificates of deposit (with staggered maturity dates to a maximum of one year), money market accounts, and general banking accounts as required to transact the business of the Partnership. In addition, as of December 31, 1997, the Partnership held $14,151,141 in real estate held for sale, including $3,812,122 in the development limited partnership formed to develop the property located in Carmel Valley, California, and $1,773,608 in mortgage interest receivable from borrowers.


Delinquencies

The Corporate General Partner does not regularly examine the maintenance of acceptable loan-to-value ratios for the existing portfolio because the majority of loans in the Partnership's portfolio mature in a period of 1-7 years. In the event that payments on a loan securing a property become delinquent, the loan is past maturity, the General Partners learn of physical changes to the property securing the loan or to the area in which the property is located or the General Partners learn of changes to the economic condition of the borrower or of leasing activity of the property securing the loan, the General Partners will perform an internal review on the property including, but not limited to, a physical evaluation of the property as well as for the area in which the property is located, the financial stability of the borrower and the property's tenant mix and in its sole discretion, will work with the borrower to bring the loan current.


Although the Corporate General Partner is not obligated to do so, it purchases the Partnership's receivables for delinquent interest from the Partnership with respect to certain Partnership loans originated prior to May 1, 1993, and which are delinquent more than 90 days. The amount of such purchases made and not reimbursed by borrowers during 1997 was $87,000. In exchange for purchasing such delinquent interest receivables or purchasing delinquent loans, the Corporate General Partner is entitled to receive a higher maximum management fee. See "Compensation of the General Partners and Their Affiliates--Management Fees." Such payments have been recorded by the Partnership as interest payments as if made by the borrower, and have not been classified as contributions by the Corporate General Partner or as loans made by the Corporate General Partner. The Partnership has no obligation to repay such amounts to the Corporate General Partner.

As of December 31, 1997, the Partnership's portfolio included $5,236,000 (compared with $11,348,000 as of December 31, 1996) of loans delinquent more than 90 days, representing 3.0% of the Partnership's investment in mortgage loans. The balance of delinquent loans at December 31, 1997, includes $3,279,000 (compared with $5,046,000 as of December 31, 1996) in the process of foreclosure and $184,000 (compared with $3,156,000 as of December 31, 1996) involving loans to borrowers who are in bankruptcy. The General Partners believe that these loans may result in a loss of principal and/or interest. However, the General Partners believe that the $3,500,000 allowance for losses on loans which is maintained in the financial statements of the Partnership as of December 31, 1997 is sufficient to cover any potential losses of principal.

Of the $11,348,000 that was delinquent as of December 31, 1996, $2,704,000 remained delinquent as of December 31, 1997, $3,024,000 was paid off, $1,300,000 became current, $3,886,000 became real estate acquired through foreclosure of the Partnership (see "Properties") and $434,000 became real estate owned by the Corporate General Partner. The General Partners believe that there could be partial losses of principal on these loans.

Where payments on delinquent loans are not made currently by the borrowers, the Corporate General Partner has chosen to continue to purchase the Partnership's receivables for delinquent interest on a monthly basis only on certain loans originated prior to May 1, 1993. Such loans totaled $1,485,000 as of December 31, 1997. At December 31, 1997, the amount of delinquent interest receivables purchased by the Corporate General Partner, together with amounts advanced by the Corporate General Partner in connection with these and other loans, including property taxes, insurance, legal fees, and interest to senior lenders that has not been repaid to the Corporate General Partner by borrowers was approximately $414,000. The Partnership is not obligated to reimburse the Corporate General Partner for such advances or to reacquire the delinquent interest receivables purchased by the Corporate General Partner.

Finally, although not required to do so, the Corporate General Partner has purchased certain loans from the Partnership at the time of foreclosure of such loans, for the unpaid principal amount, in order to prevent the Partnership from suffering a loss upon such foreclosure. This generally occurs where there is more than one investor in the loan for which the property provides security and because the General Partners want to avoid administrative problems associated with multiple ownership of real property. In most other instances, the Corporate General Partner will cause the Partnership to foreclose on a loan and obtain title to the real property securing the loan.


In 1996 the Partnership foreclosed on an $870,000 loan and acquired title to the property providing security on the loan. Thereafter, the Corporate General Partner purchased the property from the Partnership for the amount of the loan by increasing the unsecured note payable to the Partnership by such amount. See "Unsecured Loan to Corporate General Partner." The Partnership foreclosed on another loan in the amount of $1,450,000 and acquired title to the property providing security for the loan also. The Corporate General Partner purchased the property from the Partnership, and the Partnership carried back a loan in the same amount as the original loan it had on the property prior to foreclosure. The loan is secured and due on demand.


During 1997, the Corporate General Partner purchased three loans from the Partnership prior to foreclosure in which the Partnership had a partial interest and had invested $613,400 in principal. The Corporate General Partner subsequently foreclosed on these loans and obtained title to the properties providing security on the loans.

With the exception of the sale of the Sonora residential lots to the Corporate General Partner at a loss of $710,000 in February 1998 (See "Real Estate Owned," below), the Partnership has not suffered material losses on defaults or foreclosures, partially due to the prior practice of the Corporate General Partner to purchase loans from the Partnership which were at risk of causing a loss to the Partnership and its practice to date to voluntarily absorb such losses in very limited circumstances. Delinquent loans (defined as those loans for which the borrower is 90 days late in payment of installments due) have historically represented approximately 5-10% of the total loans that the Partnership has outstanding at any given time. Although the Corporate General Partner does not generally purchase the Partnership's receivables for delinquent interest on delinquent loans, the amount of nonperforming delinquent loans (i.e., loans delinquent in payment over 90 days on which the Corporate General Partner historically has not purchased the Partnership's receivables for delinquent interest) has decreased to $5,236,000 of the loan portfolio (3.0%). However, $4,320,000 of the delinquent loans as of December 31, 1996, became either real estate acquired by the Partnership through foreclosure or purchased by the Corporate General Partner so as to become real estate owned by the Corporate General Partner as of December 31, 1997. There is no assurance that the Corporate General Partner will continue to make payments to the Partnership on any delinquent loan.

Following is a table representing the Partnership's delinquency experience (over 90 days) as of December 31, 1995, 1996 and 1997:


                                                        1995                1996                  1997
                                                        ----                ----                  ----


Delinquent Loans .............................     $ 12,037,000         $ 11,348,000          $  5,236,000
Nonperforming Delinquent Loans................     $  8,309,000         $ 10,012,000          $  3,751,000
Total Mortgage Investment.....................     $151,351,000         $154,149,000          $174,715,000
Percent of Delinquent Loans to Total Loans....            7.95%                7.36%                 3.00%
Percent of Nonperforming Delinquent Loans
 to Total Loans ..............................            5.49%                6.50%                 2.15%




The following delinquent loans held by the Partnership have been acquired by the Corporate General Partner from January 1, 1993, through December 31, 1997, either by (i) purchasing the loan from the Partnership and then foreclosing on the property or (ii) purchasing the property from the Partnership following the Partnership's foreclosure of same.


      Principal                 Delinquent
       Balance                   Interest                       Year Foreclosed


   $  1,025,581 (1)             $  150,295                           1993
   $     58,000 (2)             $    4,417                           1994
   $  1,184,223                 $  252,810                           1995
   $  2,320,000 (3)             $   86,981                           1996
   $    613,400 (4)             $   50,625                           1997


(1) Of the $1,025,581 of the above Partnership loans foreclosed on by the Corporate General Partner in 1993, $490,332 continues to be Real Estate Owned by the Corporate General Partner as of December 31, 1997. Another property which provided security for a Partnership loan of $511,500 was foreclosed on and disposed of by the Corporate General Partner in 1993 with no loss of principal or delinquent interest to the Partnership, but the Corporate General Partner sustained a loss of $112,795 of purchased interest receivable.


(2) The property which provided security for a $58,000 Partnership loan was foreclosed on in 1994 and was disposed of by the Corporate General Partner in 1994 at no loss of principal or delinquent interest to the Partnership.


(3) Of the $2,320,000 of the above Partnership loans foreclosed on by the Corporate General Partner or purchased by the Corporate General Partner subsequent to foreclosure in 1996, one of the properties that provided security for a loan in the amount of $870,000 was disposed of by the Corporate General Partner during 1996 at a principal loss to the Corporate General Partner of $205,000. Carryback financing on the sale of this property of $629,000 was assigned to the Partnership to reduce the Corporate General Partner's obligation under its unsecured note. See "Business-Unsecured Loan to Corporate General Partner". The other property foreclosed on by the Partnership and purchased by the Corporate General Partner in 1996 provided security for a loan in the amount of $1,450,000. This property was purchased by delivering a secured note in the same amount and was still held by the Corporate General Partner as of December 31, 1997.

(4) Of the $613,400 of the above Partnership loans foreclosed on in 1997, $523,900 continues to be Real Estate Owned by the Corporate General Partner. The Partnership continues to hold a mortgage on one of the properties of $273,000 at December 31, 1997. One of the loans purchased by the Corporate General Partner in the amount of $179,000 represented a partial investment in a loan securing two separate properties. One of the properties was sold by the Corporate General Partner during 1997 at a gain of $42,000.

As of December 31, 1997, the Corporate General Partner continues to own real property which provides security on $2,215,549 of loans payable to the Partnership. The Corporate General Partner is required to make payments on such loans in accordance with the terms thereof.


Should the Corporate General Partner realize any further gain or loss on the disposition or operation of a property acquired by the Corporate General Partner through foreclosure of a Partnership loan, the Corporate General Partner will retain such gain or absorb such loss. The Partnership will not have any claim to any gain nor will it be liable for any loss on such activities.


During 1994 and 1995, the Partnership sold loans in the amounts of $591,000 and $377,000, respectively, to the Corporate General Partner. Senior lienholders on these loans subsequently foreclosed the Corporate General Partner out of the mortgages and the Corporate General Partner determined that there was not substantial equity to justify foreclosing on the junior loans and taking title to the underlying properties. In addition, in 1995 the Partnership was paid off on a loan at a discount of $525,085. Although not obligated to do so, the Corporate General Partner purchased the Partnership's loans and the Partnership's receivables related to the discounted payoff of $591,000 and $902,000 in 1994 and 1995, respectively, and increased its unsecured loan payable to the Partnership by the same amount. The unsecured loan payable to the Partnership had been paid in full as of December 31, 1997 (See "Business - Unsecured Loan to Corporate General Partner).

If the Corporate General Partner ceases purchasing the Partnership's receivables for interest on additional delinquent loans, or if the delinquency rate increases on loans held by the Partnership, the interest income of the Partnership will be reduced by a proportionate amount. For example, if an additional 10% of the Partnership loans become delinquent and the Corporate General Partner does not purchase the Partnership's receivables for such delinquent interest, the trust deed interest income of the Partnership would be reduced by approximately 10%. If a mortgage loan held by the Partnership is foreclosed on, the Partnership would acquire ownership of real property and the inherent benefits and detriments of such ownership.


Unsecured Loan to Corporate General Partner


Prior to January 1, 1993, the Corporate General Partner, in accordance with the terms of a Limited Indemnification Agreement that has since been terminated, purchased from the Partnership four nonperforming loans for their face amount of $3,990,500. The Partnership received as consideration for such sales an unsecured loan from the Corporate General Partner for the same amount. The Corporate General Partner subsequently foreclosed on the loans, and during 1993 and 1994, sold the four properties it had acquired through foreclosure. The net proceeds from the disposition of these properties ($1,904,407) were applied against the Corporate General Partner's unsecured loan. In 1994, in order to enable the Partnership to avoid loss recognition, the Corporate General Partner increased the amount of this unsecured loan by $591,000, and purchased a loan from the Partnership which subsequently was foreclosed upon by a senior lienholder. During 1995, again in order to enable the Partnership to avoid the recognition of loss, the Corporate General Partner purchased a $377,272 mortgage loan that subsequently was foreclosed upon and purchased the Partnership's receivable related to a shortfall in a discounted payoff of $525,085 in connection with a Partnership loan. The Corporate General Partner purchased the loan and receivable by increasing the principal amount of the unsecured loan by $902,357. In 1996, in order to protect the Partnership from operating losses and potential loss on disposition, the Corporate General Partner purchased a property from the Partnership which the Partnership had foreclosed on by increasing the amount of the unsecured loan from the Corporate General Partner in the amount of $870,000, the original loan amount on the foreclosed property. The Corporate General Partner disposed of the property in 1996 at a loss carrying back a mortgage in the amount of $629,000. The Corporate General Partner assigned this mortgage to the Partnership reducing the unsecured loan in the same amount. Since disposing of the four properties acquired prior to January 1, 1993, the Corporate General Partner has made additional principal payments against its unsecured loan aggregating $3,820,450.

At December 31, 1997, there is no outstanding principal balance under the Corporate General Partner's unsecured loan to the Partnership.


Although the terms of the loan between the Partnership and the Corporate General Partner may or may not be at market, they are considered fair and reasonable.

Real Estate Owned


As of May 1, 1993, the Corporate General Partner changed its policy so as to generally not purchase mortgage loans from the Partnership prior to foreclosures. During 1993, subsequent to this change in policy, the Partnership acquired title to four properties through foreclosure in which it had loans totaling $2,612,122. Of these four properties, two were disposed of prior to 1997, and the Partnership sustained no loss of principal. One of the four properties, consisting of 30 residential lots in Carmel Valley, California, was contributed to a partnership formed in 1995 between the Partnership and a developer to develop and sell the lots. (See "Business - Development Limited Partnership).

During 1994, the Partnership acquired title to four more properties through foreclosure on which it had loans totaling $2,005,000. One of these properties, which originally provided security on a $55,000 loan, was disposed of during 1996 in a transaction in which the Partnership sustained no loss of principal. One which originally provided security on $925,000 was disposed of in 1997 at a gain of $64,000.

The Partnership acquired title to seven properties during 1995 through foreclosure which had provided security on six loans totaling $2,778,239. Of these seven properties, two had been disposed of prior to 1997 in transactions where the Partnership sustained no loss of principal and two that originally provided the security for one loan in the amount of $661,531 were disposed of in 1996 and 1997 at a gain of $14,000. One property, that originally provided security for an $850,000 loan that was partially paid down in 1996 by a personal judgment obtained against the borrower, was sold in 1997 at a gain of $66,000.

During 1996, the Partnership acquired title to four properties through foreclosure on which it had loans totaling $4,233,000. Two of these properties which provided security for $2,230,000 of Partnership loans were sold to the Corporate General Partner at no loss of principal to the Partnership in 1996.

During 1997, the Partnership acquired title to two properties through foreclosure on which it had loans totaling $3,265,737. In addition, during 1997 the Partnership sold two second deeds of trust secured by a single property to the Corporate General Partner for their aggregate face value of $600,000. Subsequent to this, the Partnership purchased the property that originally provided security for these second deeds of trust at the foreclosure sale for $1,350,000 and wiped out the second deeds of trust held by the Corporate General Partner. The Corporate General Partner incurred a loss of $600,000 as a result of this transaction.

The Partnership continues to own its interest in the development limited partnership that owns the residential lots in Carmel Valley, California (see "Development Limited Partnership," below) and the limited liability company that owns a commercial lot in Los Gatos (see "Development Limited Liability Company/Corporate Joint Venture," below) and to hold title to the following nine properties as of December 31, 1997:

                                REAL ESTATE OWNED
                            (As of December 31, 1997)


                                                                   Additional                         Delinquent
                                 Year               Partnership   Capitalized        Senior          Interest at
          Description            Foreclosed         Loan Amount      Costs            Loans          Foreclosure(1)


Light Industrial Warehouse

Merced, CA..................     1993          $   1,000,000     $        0       $         0       $   175,333


Commercial Lot
Sacramento, CA .............     1994          $     500,000     $   49,828       $         0       $    39,042

Commercial Lot/Residential
Development
Vallejo, CA ................     1994          $     525,000     $  506,240(2)    $         0       $    83,949(3)


Office Building
Monterey, CA ...............     1995          $     550,000     $  156,174       $ 1,425,000(4)    $    30,077

Residential Lots
Sonora, CA..................     1996          $   1,683,000     $  178,710       $         0       $   701,274

High Density Residential Lot
Reno, NV ...................     1996          $     230,000     $        0       $         0       $    12,937


Commercial Storage
Oakland, CA...............       1997          $     444,063     $        0       $         0       $   214,581


Light Industrial
Paso Robles, CA...........       1997          $     600,000(5)  $  941,251(5)    $         0       $   131,416


Residential Lots
Ione, CA   ...............       1997          $   2,821,674     $   13,612       $         0       $   746,316


--------

(1) Approximately $1,219,000 of the aggregate delinquent interest receivable due to the Partnership or to the senior lienholder at foreclosure was purchased from the Partnership by the Corporate General Partner. Except for $83,949 that was reimbursed by the Partnership in connection with the Vallejo, California property, the Partnership has not reimbursed or repurchased receivables from the Corporate General Partner for any amounts, has no rights to any subsequent repayments of these amounts and has no obligation to reimburse the Corporate General Partner for such advances or repurchase of receivables purchased by the Corporate General Partner.

(2) Of this additional capitalized cost, $450,000 represents the purchase of a minority investor's interest in the property to provide the Partnership with complete ownership. Prior to the purchase, the Partnership owned 70% of the property. The Corporate General Partner believes that based on the value of these properties, the Partnership benefits from owning 100% of the assets.

(3) The delinquent interest receivable was purchased by the Corporate General Partner on behalf of the Partnership, which held a 70% interest in the property and on behalf of the former co-owner of the property, an independent, third-party. Under applicable law, the Partnership could only repurchase such receivable if all other lenders/owners of the property repurchased their respective receivables. Consequently, the Partnership repurchased from the Corporate General Partner $83,949 of the interest receivable purchased by the Corporate General Partner, although it was not obligated to do so. The remaining $38,550 of the delinquent interest receivable purchased by the Corporate General Partner was paid by the other owner of the property.

(4) This senior loan was originally $2,102,646 including late charges and fees. The Corporate General Partner arranged for this loan to be discounted to $1,425,000 if the Partnership were to pay it off in full. The Partnership paid this loan off prior to March 31, 1995.

(5) The Partnership held two junior deeds of trust secured by this property. Prior to foreclosure by the senior lienholder, the Corporate General
     Partner  purchased  the  $600,000  of  loans  from  the  Partnership.   The
     Partnership then purchased the property at the foreclosure sale for $1,350,000, and wiped out the Corporate General Partner's junior deeds of trust. The Corporate General Partner incurred a loss of $600,000 at foreclosure.

The light industrial warehouse located in Merced, California is currently vacant. A prior tenant of the property in the business of tire recycling left approximately 450,000 used tires on the property. Although the Corporate General Partner has not determined the amount, the Partnership may have a liability to dispose of these tires. Due to this and declining values on the property, the Partnership may sustain a loss and has recorded a $350,000 allowance for loss on this property in its financial statements as of December 31, 1997.

The commercial lot located in Sacramento, California is currently listed with a real estate broker for sale. The Partnership may sustain a loss on this property and has recorded a $250,000 allowance for loss on this property in its financial statements as of December 31, 1997.

The properties located in Vallejo, California are in a secluded golf course community. There are approximately 1,100 fully developed lots owned by other, nonrelated entities that have not been made available for sale. The Corporate General Partner believes that sales of these lots will occur during 1998 and that residential construction will begin in 1999. The Partnership owns the only commercial real property, other than the golf course and club house, in the development. The Partnership is in the process of obtaining development rights on the residential parcels.

The majority of the office building located in Monterey, California is currently leased; however, the tenant has vacated the building continuing to make lease payments. The lease terminates in September, 1998. The Partnership is attempting to lease the building and place the property on the market for sale or sell to an owner-user. The Partnership may sustain a loss on this property and has recorded a $200,000 allowance for loss on this property in its financial statements as of December 31, 1997.

The Partnership sold the Sonora property to the Corporate General Partner subsequent to December 31, 1997 at a substantial loss of approximately $712,000. The Corporate General Partner purchased the property because it believes that the property will have to be held for years before it is economically feasible to develop. The property's appraised value is less than the amount for which the Corporate General Partner paid for it. The purchase terms were for no cash down and interest-only payments for ten years at a rate of 8%. The loan is due at the end of the ten-year period. The Partnership has recorded a $712,000 allowance for loss on this property in its financial statements as of December 31, 1997.

The Partnership successfully rezoned the Reno lot from commercial to high density residential suitable for apartment construction. The Partnership likely will either build out the lot or sell it to a developer.

The commercial property located in Oakland, California is an industrial storage site. The Partnership is attempting to lease additional space and sell the property.

The light industrial property in Paso Robles, California is leased out to a variety of tenants. The Partnership will attempt to lease out the few remaining vacant spaces and rollover certain existing leases at higher rates. The Corporate General Partner expects to hold this property until 1999 or 2000.

The Partnership owns 133 residential lots in Ione, California. As of December 31, 1997, 53 of the lots had homes on them owned by unrelated individuals on which the Partnership is collecting rent. The Partnership is attempting to sell all lots with houses on them to the renters of the houses. The Partnership will develop the other lots and sell them as single family residences. The Partnership may sustain a loss on this property and has recorded a $384,000 allowance for loss on this property in its financial statement as of December 31, 1997.

Due to potential losses on several of the Partnership's properties, a $1,296,000 additional reserve for losses on real estate was recorded booked in 1997, bringing the total allowance in the Partnership's financial statements to $1,896,000 as of December 31, 1997.


Development Limited Partnership


In 1993, the Partnership foreclosed on a $600,000 loan secured by a junior lien on 30 residential lots located in Carmel Valley, California, and, in 1994, paid off the $500,000 senior loan. The Partnership incurred additional costs of $503,000 in protecting its investment, thus increasing the carrying value of the lots to $1,603,000. During 1995, the Partnership began to develop the lots and in 1995 incurred an additional $671,000 in costs.

In 1995, the Partnership became the sole limited partner in a limited partnership formed with Wood Valley Development, Inc., an unrelated developer/builder and sole general partner, for the development and buildout of these lots. In exchange for its interest in this development limited partnership, the Partnership in 1996 contributed the lots to the development limited partnership and agreed to make additional advances to fund the development costs. During 1997, the Partnership had advanced additional development costs aggregating $4,153,000. The amount invested in or advanced by the Partnership at December 31, 1997, equaled $3,812,000, net of distributions through such date.


Under the terms of the agreement governing the development limited partnership, the Partnership is entitled to receive certain distributions of cash before the developer receives any funds. The cash received by the development limited partnership from sales of developed lots is distributed as follows: (i) to third parties (e.g., contractors, taxing authorities, etc.) for amounts incurred by the development limited partnership and related to the lots sold; (ii) to the Partnership, in an amount equal to $70,000 per lot sold; (iii) to the Partnership, in an amount equal to a pro rata portion of the development costs advanced, plus interest at prime plus 2%; (iv) to the Partnership, in an amount equal to other out-of-pocket expenses incurred by Partnership with respect to the lots sold, plus interest at prime plus 2%; and (v) the balance, if any, 70% to the Partnership, and 30% to the developer.


The development limited partnership is building single-family residences of between approximately 2,200 and 2,800 square feet on the lots. As of December 31, 1997, a total of 16 homes had been completed and sold and construction had been completed or commenced on the remaining 14 lots. During 1997, 15 homes were sold for aggregate proceeds of $8,012,000. In 1997, the development limited partnership distributed $7,574,000 to the Partnership, $2,355,000 of which represented profit and interest.

The Corporate General Partner has entered into a joint venture with Wood Valley Development, Inc. to purchase and build out up to 34 lots that are contiguous to and interspersed with the lots in Carmel Valley owned by the development limited partnership formed between the Partnership and Wood Valley Development, Inc. As of December 31, 1997, the joint venture between the Corporate General Partner and Wood Valley Development, Inc. had purchased 28 lots and developed and sold 17 of these lots. The remaining six lots are expected to be purchased by this joint venture during 1998.

The Partnership does not have any direct or indirect interest in these 34 lots nor do any of these lots provide any security for the original Partnership loan which was foreclosed on in 1993. The development limited partnership has, however, incurred certain infrastructure and soft costs that benefited not only the 30 lots owned by the development limited partnership, but the 34 contiguous lots owned by the Corporate General Partner/Wood Valley Development, Inc. joint venture. As sales of these 34 lots occur, the development limited partnership is being reimbursed on a pro rata basis, without interest, for such development, infrastructure and soft costs incurred by the development limited partnership. Upon receipt of any such funds the development limited partnership will distribute monies as outlined above. During 1997, the development limited partnership received reimbursement of $648,000 in development costs and the balance of development advances receivable is $103,000 as of December 31, 1997.

Development Limited Liability Company/Corporate Joint Venture

In 1995, the Partnership foreclosed on a $571,853 loan and obtained title to a commercial lot in Los Gatos, California. In 1997, the Partnership formed a limited liability company (the "Company") with BGC Properties LLC, an unaffiliated developer, and contributed the land valued at $760,000 to the newly-formed limited liability company in exchange for a 70% interest in the profits and losses of the Company. The sole purpose of the Company is to develop, construct and operate a commercial office building on the land, to be held for investment or sale. The Partnership is required to provide construction financing to the Company in the form of additional contributions or loans to the Company, or to obtain such financing from third parties. To the extent the Partnership lends such funds, it will receive interest at a rate of prime plus 2%. Upon completion of construction of improvements, the Partnership is required to obtain or provide permanent financing.

The Partnership is the sole manager of the Company. As such, the Partnership has exclusive control and authority over the Company's affairs, subject to certain rights of BGC. The Partnership will not receive any compensation for serving as manager of the Company.

BGC will provide certain development services to the Company and will receive a development fee. At BGC's election, BGC may defer payment of all or a portion of the fee, and earn interest thereon at the rate of 8% per annum, simple. Additionally, an affiliate of BGC will serve as property manager and earn an asset management fee.

Prior to contributing the land to the Company, the Partnership invested approximately $629,000 (including $57,000 in capitalized costs subsequent to foreclosure) in such land. Since contributing the land to the Company the Partnership has loaned $10,600 to the Company, which amount will be repaid, with interest, as discussed above. The Company expects to have development rights by mid-1998 and have construction completed in 1999.


Reserves for Loans and Other Losses


The General Partners believe that, based on historical experience, the recorded loan loss reserve of $3,500,000 as of December 31, 1997, is adequate.

In addition, the Partnership has recorded an additional reserve for losses on real property acquired through foreclosure of $1,296,000 bringing the total to $1,896,000 in the Partnership's financial statements as of December 31, 1997. The General Partners believe that this allowance is adequate.


Principal Investment Objectives

The Partnership invests primarily in mortgage loans on commercial, industrial and residential income producing real property. The terms of each loan are negotiated on a loan-by-loan basis by the Corporate General Partner.

The Partnership's two principal investment objectives in making investments of the type described above are to: (i) preserve the capital of the Partnership; and (ii) provide monthly cash distributions to the Limited Partners.
It is not an objective of the Partnership to provide tax-sheltered income.

The Corporate General Partner locates and identifies virtually all mortgages the Partnership invests in, and makes all investment decisions on behalf of the Partnership in the Corporate General Partner's sole discretion. The Limited Partners are not entitled to act on any proposed investment. In evaluating prospective investments, the Corporate General Partner considers such factors as the ratio of the amount of the investment to the value of the property by which it is secured, the property's potential for capital appreciation, expected levels of rental and occupancy rates, current and projected cash flow of the property, potential for rental increases, the degree of liquidity of the investment, geographic location of the property, the condition and use of the property, its income-producing capacity, the quality, experience and creditworthiness of the borrower, general economic conditions in the area where the property is located, and any other factors which the Corporate General Partner believes are relevant.

Almost all loans made or invested in by the Partnership are originated by the Corporate General Partner. During the course of its business, the Corporate General Partner is continuously evaluating prospective investments. The Corporate General Partner will originate loans from referrals from brokerage organizations, referrals from previous borrowers, additional lending to previous borrowers and personal solicitations of new borrowers. All potential mortgage loans to be made or invested in are evaluated to determine if the security for the loan and the loan-to-value ratio meets the standards established by the Partnership, and if the loan may be structured in a manner to meet the Partnership's investment criteria and objectives. An appraisal will be ordered on the property securing the loan, and the property will be inspected by an officer, director, agent or employee of the Corporate General Partner during the loan approval process.

The Partnership may purchase existing loans which were originated by other lenders. Such a loan might be obtained by the Corporate General Partner from a third party and sold to the Partnership at an amount less than its face value.

The Partnership requires that the borrower obtain a title insurance policy as to the priority of the mortgage and the condition of title. The Partnership receives independent, on-site appraisals for each property in which it invests. All independent appraisers used by the Partnership are licensed or qualified as independent fee appraisers and are certified by the state in which the property being appraised is located. Such appraisals will ordinarily take into account factors including: property location; age; condition; estimated building cost; community and site data; valuation of land; valuation by cost; economic market analysis; valuation by income; and correlation of the foregoing valuation methods. However, the General Partners generally rely on their own independent analysis and not exclusively on such appraisals in determining whether or not to arrange a particular mortgage loan.

Types of Mortgage Loans

As more fully described below, the Partnership invests in first, second, and third mortgage loans, wraparound mortgage loans, construction mortgage loans on real property, and loans on leasehold interest mortgages. The Partnership does not ordinarily make or invest in mortgage loans with a maturity of more than 15 years, and most loans have terms of 1-7 years. All loans provide for monthly payments of interest and some also provide for principal amortization, although many Partnership loans provide for payments of interest only and a payment of principal in full at the end of the loan term. The General Partners or their Affiliates do not originate loans with negative amortization provisions.

First Mortgage Loans

First mortgage loans are secured by first deeds of trust on real property. Such loans are generally for terms of from one year to seven years. In addition, such loans do not usually exceed 80% of the appraised value of improved residential real property, 50% of the appraised value of unimproved real property, and 70%-75% of the appraised value of commercial property.

Second and Wraparound Mortgage Loans

Second and wraparound mortgage loans are secured by second or wraparound deeds of trust on real property which is already subject to prior mortgage indebtedness, in an amount which, when added to the existing indebtedness, does not generally exceed 70% of the appraised value of the mortgaged property. A wraparound loan is one or more junior mortgage loans having a principal amount equal to the outstanding balance under the existing mortgage loans plus the amount actually to be advanced under the wraparound mortgage loan. Under a wraparound loan, the Partnership generally makes principal and interest payments on behalf of the borrower to the holders of the prior mortgage loans.

Third Mortgage Loans

Third mortgage loans are secured by third deeds of trust on real property which is already subject to prior first and second mortgage indebtedness, in an amount which, when added to the existing indebtedness, does not generally exceed 70% of the appraised value of the mortgaged property.

Construction Loans

Construction loans are loans made for the renovation of developed property, and for the development of undeveloped property. Construction loans invested in by the Partnership are generally secured by first deeds of trust on real property. Such loans are generally for terms of from six months to 2 years. In addition, if the mortgaged property is being developed, the amount of such loans generally will not exceed 70% of the appraised value of the mortgaged property, as developed.

Generally the Partnership will not disburse funds with respect to a particular construction loan until work in the previous phase of the project on which the loan is being made has been completed, and until an independent inspector has verified the quality of construction and adherence to the construction plans and has reviewed the estimated cost of completing the project. In addition, the Partnership generally requires the submission of signed labor and material lien releases by the borrower in connection with each completed phase of the project prior to making any periodic disbursements of proceeds of the loan to the borrower.

Leasehold Interest Loans

Loans on leasehold interests are secured by an assignment of the borrower's leasehold interest in the particular real property. Such loans are generally for terms of from six months to 15 years. Leasehold interest loans generally do not exceed 70% of the value of the leasehold interest and are accompanied by personal guarantees of the borrowers. The leasehold interest loans either are amortized over a period which is shorter than the lease term or have a maturity date prior to the date the lease terminates. These loans all contain provisions allowing the Corporate General Partner to cure any default under the lease.

Variable Rate Loans


Approximately $77,310,000 (44.2%) of the Partnership's loan portfolio as of December 31, 1997, contain a variable interest rate feature. The variable rate loans originated by the General Partners use as indices the one and five year Treasury Constant Maturity Index, the Prime Rate Index and the Monthly Weighted Average Cost of Funds Index for Eleventh District Savings Institutions (Federal Home Loan Bank Board).


Premiums over the above described indices have varied from 250-550 basis points depending upon market conditions at the time the loan is made. Generally, an index based upon the prime rate or Treasury Bill rate is the most volatile, while an index based upon the cost of funds is the most stable.


From January 1, 1997, through December 31, 1997, the one year Treasury Constant Maturity Index has increased from 5.50% to 5.51%, the five-year Treasury Constant maturity Index has decreased from 6.12% to 5.71%, the Prime Rate Index remained constant at 8.50% and the Monthly Weighted Average Cost of Funds Index for the Eleventh District Savings Institutions has increased from 4.84% to 4.96%.


It is possible that the interest rate index used in a variable rate loan will rise (or fall) more slowly than the rate of competing investments available to the Partnership. The General Partners attempt to minimize such differential by tying variable rate loans to indices that are more sensitive to fluctuations in market rates. In addition, most variable rate loans originated by the Corporate General Partner contain provisions under which the interest rate cannot fall below the starting rate.

Interest Rate Caps

Interest rate caps are found in all variable rate loans originated by the Corporate General Partner. The interest rate cap most frequently used is a 4% ceiling and a floor equal to the starting rate. The inherent risk in interest rate caps occurs when general market interest rates exceed the cap rate.

Assumability

Variable rate loans of 5 to 10 year maturities, are generally not assumable without the prior consent of the General Partners. The Partnership does not typically make or invest in other assumable loans. To minimize risk to the investors, any borrower assuming a loan is subject to the same stringent underwriting criteria as the original borrower.

Prepayment Penalties


The Partnership's loans typically do not contain a prepayment penalty. If the Partnership's loans are at a high rate of interest in a market of falling interest rates, the failure to have a prepayment penalty provision in the loan allows the borrower to refinance the loan at a lower rate of interest, thus providing a lower yield to the Partnership on the reinvestment of the prepayment proceeds. However, as of December 31, 1997, $77,310,000 (approximately 44.2%) of the mortgage loans held in the Partnership's portfolio were variable rate loans which by their terms generally will have lower interest rates in a market of falling interest rates, thereby providing lower yields to the Partnership. However, these loans are written with relatively high minimum interest rates, which generally operates to reduce this risk of lower yields.


Balloon Payment

A majority of the loans made or invested in by the Partnership require the borrower to make a "balloon payment" on the principal amount upon maturity of the loan. To the extent that a borrower has an obligation to pay a mortgage loan in a large lump sum payment, its ability to satisfy this obligation may be dependent upon its ability to sell the property, obtain suitable refinancing or otherwise raise a substantial cash amount. As a result, such loans involve a higher risk of default than fully amortizing loans.

Equity Interests and Participation In Real Property

As part of investing in or making a mortgage loan the Partnership may acquire an equity interest in the real property securing the loan in the form of a shared appreciation interest or other equity participation.

The Partnership also may invest its funds directly in real property, if in the opinion of the General Partners, it is in the Partnership's best interest. See "Business-Real Estate Owned." No other properties (other than those that may be subject to foreclosure by the Partnership or a senior lender) are currently under review for acquisition by the Partnership.

Standards for Mortgage Loans

In arranging mortgage loans, the Corporate General Partner considers relevant real property and financial factors, including the condition and use of the property, its income-producing capacity and the quality, experience, and creditworthiness of the borrower.

The Partnership does not normally invest in mortgage loans secured by multifamily residential property or commercial property unless the net annual estimated cash flow after vacancy, operating expense, and mortgage debt service deductions on senior liens equals or exceeds the annual payments required on the mortgage loan. In addition, the Partnership limits the amount of its investment in any single mortgage loan, and the amount of its investment in mortgage loans to any one borrower, to 10% of the total Partnership assets as of the date the loan is made.

Mortgage Loans to Affiliates


The Partnership will not invest in mortgage loans to any of the General Partners, Affiliates of the General Partners, or any limited partnership or entity affiliated with or organized by the General Partners. However, the Partnership may have an investment in a mortgage loan to the General Partners when the Corporate General Partner assumes by foreclosure the obligations of the borrower under a mortgage loan. As of December 31, 1997, the Partnership had secured loans outstanding to the Corporate General Partner of $2,215,549.


Purchase of Loans from Affiliates

Although the Partnership has never done so, the Partnership may purchase loans from the General Partners or their Affiliates that were originated by the General Partners or their Affiliates and held for such party's own portfolio, as long as any such loan is not in default and as long as such loan otherwise satisfies all of the requirements set forth above. In addition, if such loan was not made by the maker of the loan within the 90 days prior to its purchase by the Partnership from the General Partners or their Affiliates, the General Partners or their Affiliates, respectively, shall retain a minimum of a 10% interest in such loan.

Borrowing

The Partnership has not incurred indebtedness for the purpose of investing in mortgage loans. However, the Partnership may incur indebtedness in order to prevent default under mortgage loans which are senior to the Partnership's mortgage loans or to discharge such senior mortgage loans if this becomes necessary to protect the Partnership's investment in mortgage loans. Such short-term indebtedness may be with recourse to the Partnership's assets. In addition, although the Partnership has not historically had to do so, the Partnership may incur indebtedness in order to assist in the operation or development of a property securing a mortgage loan that the Partnership takes over as a result of default on the loan or foreclosure.

Sale and Repayment of Mortgages

The Partnership invests in mortgage loans and does not engage in real estate operations or real estate developments (other than when such operations are required when the Partnership forecloses on a loan in which it has made an investment or takes over management of such foreclosed property), and does not invest in mortgage loans primarily for sale or other disposition in the ordinary course of business. The Partnership may require a borrower to repay the mortgage loan upon sale of the mortgaged property if the General Partners determine that such repayment appears to be advantageous to the Partnership based upon then-current interest rates, the length of time that the loan has been held by the Partnership, and the objectives of the Partnership. The net proceeds to the Partnership from any such sale or repayment are invested in new mortgage loans or distributed to the Partners at such times and in such intervals as the General Partners in their sole discretion determine.

No Trust or Investment Company Activities

The Partnership has not qualified as a real estate investment trust under the Internal Revenue Code of 1986, as amended, and, therefore, is not subject to the restrictions on its activities imposed on real estate investment trusts. The Partnership is not subject to registration as an investment company under the Investment Company Act of 1940. It is the intention of the Partnership to conduct its business in such manner as not to be deemed a "dealer" in mortgage loans for federal income tax purposes.

Miscellaneous Policies and Procedures

The Partnership will not: (i) issue securities senior to the Units or issue any Units or other securities for other than cash; (ii) invest in the securities of other issuers for the purpose of exercising control; (iii) underwrite securities of other issuers; or (iv) offer securities in exchange for property. No single Partnership loan may exceed 10% of the total Partnership assets as of the date that a loan is made.

Competition and General Economic Conditions

The Partnership's major competitors in providing mortgage loans secured by deeds of trust on income producing and residential property are banks, savings and loan associations, thrifts, conduit lenders, and other entities both larger and smaller than the Partnership. The Partnership is competitive in large part because the Corporate General Partner generates all of its loans. The Corporate General Partner has been in the business of making or investing in mortgage loans in Northern California for more than 40 years and has developed a quality reputation and recognition within the field.

In the past few years, the major institutional lenders had not been as active in the commercial mortgage market as in past years. In fact, some institutional lenders discontinued their commercial lending practice completely. Recently, however, many major institutional lenders have reentered the commercial mortgage market due to a stronger economy, stabilized property values and leasing rates and the decrease in demand for residential loans. This has created increased competition to the Partnership for investments in mortgages secured by commercial properties, creating downward pressure on interest rates. As such, interest rates of mortgage investments held by the Partnership may drop in the near future, reducing the net yield earned by the Limited Partners.

In past years, due to general economic conditions, the commercial real estate market in California had experienced decreases in both values and rental rates and an increase in vacancy rates. These conditions prompted the Corporate General Partner to apply stricter underwriting standards. The Corporate General Partner continues to apply relatively low loan-to-value ratios as a practice in making mortgage loans.


         CERTAIN LEGAL ASPECTS OF THE PARTNERSHIP'S MORTGAGE INVESTMENTS

Introduction

The following discussion is limited to the laws of California, the state in which the properties securing the Partnership's mortgage investments will generally be located. The laws of other states where the Partnership has or may have mortgage investments may be significantly different, but the amount of such investments is currently deemed to be immaterial by the General Partners.

General

The type of  security  device that will in almost all  instances  be used by the
Partnership in making mortgage loans will be the deed of trust, the most commonly used real property security device in California and many other states. Although a deed of trust is similar to a mortgage with power of sale, the deed of trust has three parties: the borrower-trustor (similar to a mortgagor), the trustee, and the lender-creditor (similar to a mortgagee) called the beneficiary. The trustor grants the property, irrevocably until the debt is paid, "in trust, with power of sale" to the trustee to secure payment of the trustor's obligations. The trustee's authority is governed by law, the express provisions of the deed of trust and the directions of the beneficiary. Each deed of trust will provide that the beneficiary may replace the trustee by executing a written instrument appointing a successor and recording it in the county in which the property is located. The trustee under the deeds of trust securing mortgage loans made by the Partnership will be a qualified corporation or title insurance company selected by the General Partners. The General Partners usually select Investors Yield, Inc., a majority-owned subsidiary of the Corporate General Partner, as trustee. Generally, mortgage loans made by the Partnership will not be insured by the Federal Housing Administration or otherwise guaranteed or insured. Furthermore, the Partnership does not originate, service, or warehouse mortgage loans. Such functions are performed on behalf of the Partnership by the Corporate General Partner.

Foreclosure


Foreclosure of a deed of trust is accomplished in most cases by a nonjudicial trustee's sale under the power-of-sale provision contained in the deed of trust. Prior to such sale, the trustee must record a notice of default and send a copy to the trustor, to any person who has recorded a request for a copy of a notice of default, and to certain other persons. Where a beneficiary under a junior deed of trust has recorded a request for a notice of default, a copy of the notice must be sent to the beneficiary under such junior deed of trust within 10 business days after recordation of the notice of default. If no such request has been recorded, the notice must nevertheless be sent to the beneficiary under such junior deed of trust within one month. Where the default consists of a failure to pay installment payments and in certain other cases, the trustor or any beneficiary under a junior deed of trust or any person having a subordinate lien or encumbrance of record may, at any time within the period commencing with the date of recordation of the notice of default until five business days prior to the date set for the foreclosure sale, cure the default and thereby reinstate the loan by paying the entire amount of the debt then due, exclusive of principal due only because of acceleration upon default, plus costs and expenses actually incurred in enforcing the obligation and statutorily limited attorney's and/or trustee's fees.

When the beneficiary under a junior deed of trust cures the default and reinstates the loan secured by a senior deed of trust, the amount paid by the beneficiary so to cure becomes a part of the indebtedness secured by the junior deed of trust. Three months from the date of recordation of the Notice of Default, and at least 20 days before the trustee's sale, notice of trustee's sale must be posted in a public place and published once a week for three weeks over such 20-day period. The notice of sale must also be recorded at least 14 days prior to the sale date. A copy of the notice of the sale must, at least 20 days before the sale date, be posted on the property and sent to the trustor, to each person who has requested a copy, to any successor in interest to the trustor, and to the beneficiary under any junior deed of trust.

The trustee's sale must be conducted by public auction and must be held in the county where all or some part of the property subject to the deed of trust is located. At the sale, the trustee may require a bidder to show evidence of ability to deposit with the trustee the full amount of the bidder's final bid, in cash (or equivalent thereto satisfactory to the trustee), prior to and as a condition to recognizing such bid, and may conditionally accept and hold these amounts for the duration of the sale. The beneficiary under the deed of trust being foreclosed need not bid cash at the sale, but may instead make a "credit bid" to the extent of the total amount secured by its deed of trust, including attorney's/trustee's fees and expenses. A beneficiary under a deed of trust junior to the deed of trust has no right to credit bid, at the senior creditor's sale, any part of the indebtedness secured by its junior deed of trust.


After the sale, the trustee will execute and deliver a trustee's deed to the purchaser of the property.


A recital in the deed executed pursuant to the power of sale of compliance with all requirements of law regarding the mailing of copies of notices or the publication of a copy of the notice of default or the personal delivery of the notice of default constitutes prima facie evidence of compliance with such requirements and conclusive evidence thereof in favor of bona fide purchasers and encumbrancers for value and without notice. The purchaser's title is, however, subject to all prior liens and claims, including real estate taxes. Thus, if the deed of trust being foreclosed is a junior deed of trust, such as the wraparound mortgage loans which may be made by the Partnership, the trustee conveys title to the purchaser subject to all senior deeds of trust and other prior liens and claims. A foreclosure of a junior deed of trust has no effect on a senior deed of trust, with the possible exception of the right of a senior beneficiary to accelerate the balance of its loan pursuant to a "due-on-sale" clause that may be contained in the senior deed of trust. See "Due-on-Sale Clauses" below.


The proceeds received by the trustee from the trustee sale are applied first to the costs, fees, and expenses of sale, and then in satisfaction of the indebtedness secured by the deed of trust under which the sale was conducted. Any additional proceeds are to be paid in accordance with California Law which generally states that it be dispersed to the holders of junior deeds of trust and other liens and claims in order of their priority, whether or not due and payable. Any remaining proceeds are payable to the trustor or his successor in interest. Following the trustee sale, neither the trustor nor a junior lienor has any right of redemption, and the beneficiary may not obtain a deficiency (i.e., personal) judgment against the trustor. In some instances, the loan may be secured by both a deed of trust, as well as personal property. If the proceeds from the foreclosure sale are insufficient to satisfy the obligations; then the beneficiary may pursue his right by going after the additional security (the personal property).

Another way to foreclose under a deed of trust is by a court proceeding. A judicial foreclosure (in which the beneficiary's purpose is usually to obtain a deficiency judgment) is subject to most of the delays and expenses of other lawsuits, sometimes requiring up to several years to complete. Following a judicial foreclosure sale, the trustor or his successors in interest may redeem for a period of one year (or a period of only three months if the entire amount of the debt with interest and costs of the action and sale is bid at the foreclosure sale) and may remain in possession during this redemption period.

Antideficiency Legislation and Other Limitations on Lenders


California has four principal statutory prohibitions which limit the remedies of a beneficiary under a deed of trust. Two of the California statutes limit the beneficiary's right to obtain a deficiency judgment against the trustor following foreclosure of a deed of trust, one based on the method of foreclosure and the other on the type of debt secured. Under one statute, a deficiency judgment is barred where the foreclosure was accomplished by means of a nonjudicial trustee's sale. Under the other statute, a deficiency judgment is barred where the foreclosed deed of trust secured a "purchase money" obligation of either of two types: (i) a promissory note in favor of the seller of the property evidencing the balance of the purchase price or (ii) a promissory note in favor of a third-party lender to secure repayment of a loan used to pay all or part of the purchase price of a one-to-four unit residential dwelling occupied, at least in part, by the purchaser. Exceptions to this purchase money limitation are sometimes made in cases of "nonstandard" loans, as where a seller carryback is subordinated to a large construction loan. Another statute, commonly known as the "one form-of-action" rule, requires, among other things, the beneficiary to exhaust the security under the deed of trust by foreclosure, and that it do so in a single lawsuit. The fourth statutory provision limits any deficiency judgment obtained by the beneficiary following a judicial sale to the excess of the outstanding debt over the fair value of the property at the time of sale (or the successful bid price, if higher), thereby preventing a beneficiary from obtaining a large deficiency judgment against the debtor as a result of low bids at the judicial sale. This fair value rule also requires that deficiency claims be brought promptly after the foreclosure sale (within three months).


Effective January 1, 1992, the California legislature enacted a new law which created an exception to the one form-of-action rule. If the beneficiary believes that the security (real property) is contaminated by toxic waste, the beneficiary can file a lawsuit to declare the security to be environmentally impaired, and proceed against the borrower on the note. In order to do so, strict statutory requirements must be followed. This statute has provided little practical help to lenders holding trust deeds on contaminated property.


The California Supreme Court has held that, except as provided below, a beneficiary under a junior deed of trust, whose lien has been extinguished as a result of foreclosure by trustee's sale of a senior deed of trust, may bring a personal action directly against the trustor on the promissory note. The beneficiary under the junior deed of trust who has not conducted his own foreclosure is not bound by the statute prohibiting a deficiency judgment where the foreclosure was by means of a nonjudicial trustee's sale or by the statute requiring the beneficiary to exhaust the security under the deed of trust by foreclosure before bringing a personal action against the trustor on the promissory note. The statutory provisions limiting any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of sale also have been held to have no application to a beneficiary under a junior deed of trust extinguished by a nonjudicial foreclosure of a senior deed of trust, but both the fair value rule and the three-month limitation period are applied to "sold out" juniors who purchase at the senior lender's foreclosure sale. The only other antideficiency statute by which a beneficiary under such a "sold out" junior deed of trust is bound is that barring a deficiency judgment on a "purchase money" obligation. A junior beneficiary whose deed of trust secures a "purchase money" obligation is prohibited from suing on the promissory note following a trustee's sale under a senior deed of trust.

To the extent that the mortgage loans invested in or made by the Partnership are "purchase money," the Partnership will be prevented from suing on each such mortgage loan for a deficiency judgment even if it should decide to judicially foreclose the deed of trust securing such loan, and the Partnership will be precluded from bringing a personal action on such mortgage loan even if the Partnership becomes "sold out" because of the foreclosure of a senior deed of trust. It is anticipated, however, that in most instances the General Partners will decide (because of the delay inherent in and redemption rights following judicial foreclosures) to utilize the nonjudicial foreclosure remedy and not seek deficiency judgments against defaulting trustors.


Other statutory provisions, such as the federal bankruptcy laws and laws giving certain priorities to federal tax liens, may have the effect of delaying foreclosure of the deed of trust securing a defaulted mortgage loan and may in certain circumstances reduce the amount realizable from the foreclosure sale of the mortgaged property.

Junior Mortgage Loans; Rights of Senior Mortgagees

All second and third mortgage loans and wraparound mortgage loans invested in or made by the Partnership will be secured by second or third deeds of trust which are junior to first or second deeds of trust held, in most cases, by institutional lenders. The rights of the Partnership, as beneficiary under a junior deed of trust, are subordinate to the rights of the beneficiaries under all senior deeds of trust.

The form of deed of trust used by most institutional lenders, like the one that will be used by the Partnership, confers on the beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the deed of trust in such order as the beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the beneficiaries under the senior deeds of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by their deeds of trust or, at a minimum to require restoration of the security. If the Partnership holds a third deed of trust, the second deed of trust would be paid all remaining funds, until paid in full, after the senior deed of trust is paid, and before the Partnership is paid.

The form of deed of trust used by most institutional lenders typically contains a "future advances" clause, similar to the one that will be used by the Partnership. Such a clause provides, in essence, that additional amounts advanced to or on behalf of the trustor by the beneficiary are to be secured by the deed of trust. While such a clause is valid under California law, the priority of any advance made under the clause depends primarily upon whether the advance was an "obligatory" or "optional" advance. If the beneficiary is obligated to advance the additional amounts, the advance is entitled to receive the same priority as amounts initially made under the deed of trust, notwithstanding that there may be intervening junior deeds of trust and other liens between the date of recording of the deed of trust and the date of the advance, and notwithstanding that the beneficiary had actual knowledge of such intervening junior deed of trust and other liens at the time of the advance. Where the beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior deeds of trust and other liens, the advance will be subordinate to such intervening junior deeds of trust and other liens.

Another provision typically found in the form of deed of trust used by most institutional lenders obligates the trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges, and liens on the property which appear prior to the deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the beneficiary under the deed of trust. Upon a failure of the trustor to perform any of these obligations, the beneficiary is given the right under the deed of trust to perform the obligation itself, at its election, with the trustor agreeing to reimburse the beneficiary for any sums expended by the beneficiary on behalf of the trustor. All sums so expended by the beneficiary become part of the indebtedness secured by the deed of trust. In addition, where a beneficiary under a junior deed of trust is compelled to satisfy a senior lien for the beneficiary's own protection, the beneficiary may enforce the lien as part of the indebtedness secured by the junior deed of trust.

Upon default by the trustor under a deed of trust, the beneficiary may foreclose the deed of trust by trustee's sale and extinguish any junior deed of trust and other subordinate liens and claims. The beneficiary under a junior deed of trust may bid at the foreclosure sale, but the bid must be all cash. Unlike the beneficiary under the senior deed of trust being foreclosed, the junior beneficiary is not entitled to credit bid any part of the indebtedness secured by the junior deed of trust. Beneficiaries under junior deeds of trust often attempt to avoid this problem by paying, before the trustee's sale and during the reinstatement period, the amount in default under the senior deed of trust (plus costs and statutorily limited trustee's and attorney's fees), adding the amounts so paid to the indebtedness secured by the junior deed of trust, and then foreclosing by trustee's sale under the junior deed of trust on the grounds that a default under the senior deed of trust constituted an event of default under the terms of the junior deed of trust. The junior beneficiary, as beneficiary under its deed of trust then being foreclosed, is entitled to credit bid up to the total indebtedness secured by the junior deed of trust. The property would be sold at the trustee's sale subject to the senior deed of trust, and the proceeds of sale would be applied first to the costs, fees, and expenses of sale and then to the indebtedness secured by the junior deed of trust, with any additional proceeds being payable to the holders of other junior liens and claims in order of their priority. Any remaining proceeds would be payable to the trustor, or his successor in interest.

In the event the junior beneficiary does not reinstate the senior deed of trust and a trustee's sale is held thereunder, then the junior beneficiary is entitled to share in any proceeds of the foreclosure sale remaining after payment in full of the costs, fees, and expenses of sale, and the indebtedness secured by the senior deed of trust as well as amounts secured by any prior liens or claims. If the proceeds distributed to the junior beneficiary are not sufficient to satisfy the outstanding indebtedness secured by the junior deed of trust, the junior beneficiary may sue the trustor directly on the promissory note as a "sold out" junior beneficiary unless the junior bought the property at the senior's sale, in which case fair value limitations and a three-month statute of limitations apply. However, if the deed of trust held by the junior beneficiary secures a "purchase money" obligation, the junior beneficiary is prohibited from suing on the promissory note following the trustee's sale and would, therefore be unable to recover from the trustor any amounts remaining due.

"Due-on-Sale" Clauses

The Partnership's standard forms of promissory note and deed of trust, like those of most institutional lenders, may contain a "due-on-sale" clause permitting the Partnership to accelerate the maturity of a loan if the borrower conveys the property.

In recent years a series of California Supreme Court decisions and legislative actions have placed substantial restrictions on the right of lenders to enforce such clauses. A 1975 statute applicable to deeds of trust executed on or after January 1, 1976 encumbering residential real property prohibited acceleration in the event of certain enumerated types of transfers of property, such as upon death or divorce. This limitation would be preempted by the Garn Act described below, if inconsistent with such legislation. However, it does not appear to be inconsistent and probably is not preempted. In August 1978, the California Supreme Court held that a due-on-sale clause in a deed of trust on residential property could not be enforced by an institutional lender upon the occurrence of an outright sale unless the lender could demonstrate that enforcement was reasonably necessary to protect against impairment of its security or the risk of default. In 1982, the California Supreme Court extended this holding to cover private lenders and loans secured by nonresidential properties. A federal statute, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn Act") and a U.S. Supreme Court case provide that, with certain exceptions and restrictions, any lender may enforce a due-on-sale clause with respect to a mortgage on real property thereby preempting much of California law.

Prepayment Charges

The mortgage loans invested in or made by the Partnership may provide for prepayment charges to be imposed on the borrowers in the event of certain early payments on the loans. Other mortgage loans may also include "lock-in" provisions forbidding prepayment for a specific period of time, usually several years. Although prepayment charge provisions are enforceable as an alternate performance or option on the part of the borrower, the amount of the prepayment charge must be reasonable. Additionally, prepayment charges and lock-in provisions are limited by statute where the mortgaged real property is residential property of four units or less.

The General Partners have the absolute discretion to waive prepayment charges with respect to mortgage loans made by the Partnership, either at the time of origination of the loan or thereafter.

Late Charges and Additional Interest on Delinquent Payments

The mortgage loans invested in or made by the Partnership generally include a provision which may require the borrower to pay a late payment charge, if payment is not received within a certain number of days of its due date, and/or additional interest on delinquent payments which are due under the loan documents. Such provisions are permitted if the amount of the late charges is not unreasonably high. Whenever it has paid interest to the Partnership not paid by a borrower, the Corporate General Partner, as the servicing agent for loans made by the Partnership, and as additional consideration for its services, retains all late payment charges, together with all additional interest on delinquent payments due under the loan documents. The Partnership assigns to the Corporate General Partner all such late charges and additional interest on delinquent payments due pursuant to the terms of the loan documents. Further, the Corporate General Partner is granted the absolute discretion to waive any late charges and/or additional interest and delinquent payments on behalf of the Partnership as it deems necessary.

Applicability of California Usury Law

Prior to 1979, the California usury law prohibited a nonexempt lender, such as the Partnership, from receiving interest of more than 10% on any loan. Since 1979, the maximum rate of interest for loans made by a nonexempt lender (other than loans primarily for personal, family, or household purposes) became the higher of (a) 10% per annum or (b) 5% per annum plus the rate prevailing on advances by the Federal Reserve Bank of San Francisco to member banks on the 25th day of the month preceding the earlier of (i) the date of execution of the contract to make a loan or (ii) the date of the making of a loan. Loans, the proceeds of which are used primarily for the purchase, construction, or improvement of real property, are not deemed to be made primarily for personal, family, or household purposes. In addition, the California usury law was expressly made inapplicable to interest received by a successor in interest to a loan made by an exempt lender. The Partnership will seek to structure its loan transactions so as to avoid application of the usury laws of California and the other states in which the properties securing its investments are located. However, there can be no assurance that some of the interest charges and fees which the Partnership receives on its investments may not be held to be usurious. See "Risk Factors--Usury Laws." The Partnership will not knowingly make a usurious loan.

                         FEDERAL INCOME TAX CONSEQUENCES

The following is a general summary of the anticipated federal income tax aspects of an investment in the Partnership. However, it is impractical to set forth in this Prospectus all aspects of federal, state, and local law which may have tax consequences with respect to an investor's investment in the Partnership. Furthermore, the discussion of the various aspects of federal taxation contained herein is based on the Internal Revenue Code of 1986, as amended ("Code"), existing laws, judicial decisions and administrative regulations, rulings and practice, all of which are subject to change. Any such change could be retroactive. In addition, the Partnership and the Limited Partners may be subject to state and local taxes in states and localities in which the Partnership may be deemed to be doing business, and this discussion does not cover state or local tax consequences to a Limited Partner. There is uncertainty concerning certain of the tax aspects discussed herein and there can be no assurance that some of the deductions claimed or positions taken by the Partnership will not be challenged by the IRS. The IRS has increased its audit efforts with respect to limited partnerships, and an audit of the Partnership's information return may result in, among other things, an increase in the Partnership's gross income, in the disallowance of certain deductions or credits claimed by the Partnership or in an audit of the income tax returns of a Limited Partner. Any audit adjustments made by the IRS could adversely affect the Limited Partner, and even if no such adjustments are ultimately sustained, the Limited Partner will, directly or indirectly, bear the expense of contesting such adjustments with the IRS. This analysis is not intended as a substitute for careful tax planning. LIMITED PARTNERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS, WITH SPECIFIC REFERENCE TO THEIR OWN TAX SITUATION AND POTENTIAL CHANGES IN APPLICABLE LAWS AND REGULATIONS. SEE "RISK FACTORS."

Neither the Partnership's independent accountant nor tax counsel to the Partnership, Wendel, Rosen, Black & Dean, LLP ("Tax Counsel"), will prepare or review the Partnership's income tax information returns, which will be prepared by the General Partners. Tax matters involving the Partnership will be handled by the General Partners, often with the advice of independent accountants, and may be reviewed with Tax Counsel in certain circumstances.

Tax Counsel has rendered an opinion to the Partnership concerning the status of the Partnership as a partnership rather than an association taxable as a corporation for tax purposes. THIS OPINION IS SPECIFICALLY LIMITED TO THAT SUBJECT AND DOES NOT DISCUSS THE OTHER TOPICS DISCUSSED HEREIN; NO OPINION AS TO ANY OTHER MATTERS SHOULD BE INFERRED. However, the following discussion does address what the General Partners consider to be the material tax issues associated with an investment in the Partnership.

The discussion of federal tax consequences herein is based upon the facts described in this Prospectus and upon the facts as they have been represented by the General Partners. Furthermore, this discussion is based upon existing laws, applicable current and proposed Treasury Regulations ("Regulations"), current published administrative positions of the IRS contained in Revenue Rulings, Revenue Procedures and other IRS pronouncements, and published judicial decisions. There can be no assurance that any position of the Partnership summarized below would be sustained by a court, if contested, or that legislative or administrative changes or court decisions will not be forthcoming which would significantly modify the statements expressed herein. Any such changes may or may not be retroactive with respect to transactions prior to the date of such changes.

Moreover, it is possible that such changes, even if not applied retroactively, could reduce the tax benefits anticipated to be associated with an investment in the Partnership.

FOR ALL THE FOREGOING REASONS, EACH LIMITED PARTNER IS URGED TO CONSULT AND RELY UPON HIS OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL AND STATE CONSEQUENCES ARISING FROM AN INVESTMENT IN THE PARTNERSHIP. THE COST OF SUCH CONSULTATION COULD, DEPENDING ON THE AMOUNT THEREOF, DECREASE ANY RETURN ANTICIPATED ON THE INVESTMENT. NOTHING IN THIS PROSPECTUS IS OR SHOULD BE CONSTRUED AS LEGAL OR TAX ADVICE TO ANY SPECIFIC INVESTOR AS INDIVIDUAL CIRCUMSTANCES MAY VARY. THIS FEDERAL INCOME TAX CONSEQUENCES SECTION OF THIS PROSPECTUS ONLY PROVIDES THE CURRENT STATE OF TAX LAWS. INVESTORS SHOULD BE AWARE THAT THE IRS MAY NOT AGREE WITH ALL TAX POSITIONS TAKEN BY THE PARTNERSHIP AND THAT LEGISLATIVE, ADMINISTRATIVE OR COURT DECISIONS MAY REDUCE OR ELIMINATE THE ANTICIPATED TAX BENEFITS TO AN INVESTOR.

Taxation as a Partnership.

A partnership generally will not be subject to federal income tax if it is classified as a partnership for federal income tax purposes, but rather each Partner will be required to report on such Partner's federal income tax return the Partner's distributive share of the taxable income or loss of the Partnership for each year. See "Taxation of Nonexempt Limited Partners" below. However, as discussed below, for federal income tax purposes a "publicly traded partnership" may be taxed as a corporation even though it is classified as a partnership for other than federal income tax purposes.

The Revenue Act of 1987 enacted Code provisions governing "publicly traded partnerships." A partnership is publicly traded if its interests are traded on an established securities market or are readily tradable on a secondary market (or the substantial equivalent thereof). A publicly traded partnership will not be treated as a corporation for tax purposes if 90% or more of its gross income is "qualifying income." Qualifying income includes, among other items, interest, dividends, real property rents, and gains from the sale of real property, but excludes interest derived in the conduct of a financial business. If a publicly traded partnership is not taxed as a corporation because it meets the qualifying income test, the passive loss rules are to be applied separately to the partnership, and a tax-exempt partner's share of Partnership gross income will be treated as income from an unrelated trade or business. If the Partnership is classified as a publicly traded partnership, it is possible that the Partnership will be considered engaged in a financial business, so that the income of the Partnership will not meet this qualifying income test and the Partnership will be treated as a corporation for federal income tax purposes.

In June 1988, the IRS issued Notice 88-75 stating that Regulations, when issued, will provide that interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof under the circumstances, or by reasons of certain transactions, described in the notice. The notice states, among other things, that interests in a partnership will not be considered readily tradable on a secondary market or the substantial equivalent thereof within the meaning of the publicly traded partnership rules if the sum of the percentage interests in capital or profits represented by partnership interests that are sold or otherwise disposed of during the taxable year does not exceed 5% of the total interests in partnership capital or profits. Certain transfers, including, but not limited to, transfers between family members, transfers at death, transfers in which the basis of the transferred interest carries over (in whole or in part) to the transferee, transfers in which the basis is determined under Code Section 732, issuances of interests by the Partnership for cash, property or services and certain specified redemptions are disregarded in determining whether the 5% "safe harbor" is met. Such specified redemptions are not considered transfers for these purposes if (i) the redemption agreement requires receipt of written notification of the limited partner's intention to exercise its redemption right by the partnership or the general partner (or an agent thereof) at least 60 calendar days before the redemption date; (ii) the redemption agreement requires that the redemption price not be established until at least 60 days after receipt of such notification (or the price is established not more than four times during the partnership's taxable year); and (iii) the sum of the percentage interests in partnership capital and profits represented by partnership interests that are transferred other than in transfers otherwise disregarded, as described above, does not exceed 10% of the total interest in partnership capital or profits.

The General Partners have represented that (i) the Partnership will not register Units or permit any other person to register Units for trading on an established securities market within the meaning of Code Section 7704(b); (ii) pursuant to
Section X.2.(c) of the Partnership Agreement, the General Partners will prohibit any transfer of Units which would cause the sum of percentage interests in Partnership capital or profits represented by partnership interests that are transferred during any taxable year of the Partnership to exceed 5% of the total interest in partnership capital or profits (excluding for this purpose transfers in which the basis of a Unit in the hands of the transferee is determined, in whole or in part, by reference to its basis in the hands of the transferor or is determined under Code Section 732; transfers at death; transfers between members of a family as defined in Code Section 267(c)(4); distributions from a retirement plan qualified under Code Section 401(a); and transfers pursuant to
Section XI.3 of the Partnership Agreement); (iii) no distribution will be made to a Limited Partner within 60 calendar days of receipt of the Limited Partner's written notice of withdrawal; and (iv) the General Partners will not permit during any fiscal year of the Partnership the withdrawal of Units representing in excess of 10% of the total interest in Partnership capital or profits. Based upon the representations of the General Partners, the Partnership should not be considered a publicly traded partnership. However, because the law has only relatively recently been enacted and regulations have not yet been issued, no opinion of Tax Counsel is available on this issue.

Under the recently enacted check-the-box Regulations, a domestic limited partnership that was classified for tax purposes as a partnership prior to January 1, 1997 will retain such classification unless it makes an election to be classified as an association taxable as a corporation. The Partnership was classified as a partnership for tax purposes prior to January 1, 1997, and accordingly will retain such classification prospectively.

No assurance can be given that partnership status could not be lost because of future changes in the Code or the Regulations or other applicable authority, or due to changes in the manner in which the Partnership is operated. If the Partnership were taxable as a corporation, due either to a change in the manner in which the Partnership was operated or a change in relevant law (including legislation, regulations, rulings or case law), the Partnership would be subject to federal income tax on any taxable income at regular corporate tax rates. The Limited Partners would not be entitled to take into account their distributive share of any Partnership's deductions or credits, and would not be subject to tax on their share of the Partnership's income except to the extent distributed to them either as dividends out of current or accumulated earnings and profits or as a gain in excess of the tax basis of their Units. Classification of the Partnership as an entity taxable as a corporation would result in a substantial reduction in yield and cash flow to a Limited Partner. In addition, if the Partnership were deemed to be a publicly traded partnership but not taxable as a corporation because it met the qualifying income test, the income of the Partnership would be considered unrelated business taxable income.

General Principles of Partnership Taxation.

A partnership generally is not subject to any federal income taxes. The Partnership will file, for federal income tax purposes, partnership information returns reporting its operations on the accrual basis for each taxable year. The taxable year of the Partnership will be the calendar year. The Partnership will provide Limited Partners with income tax information relevant to the Partnership and their own income tax returns, including each Limited Partner's share of the Partnership's taxable income or loss, if any, capital gain or loss (net short-term and net long-term) and other tax items for the Partnership's taxable year.

Taxation of Nonexempt Limited Partners.

Each Limited Partner that is not exempt from federal income tax will be required to report on his own income tax return the Limited Partner's share of Partnership items of income, gain, loss, deduction and credit. Accordingly, a Limited Partner will be subject to tax on the Limited Partner's distributive share of Partnership taxable income whether or not any cash distribution is made to the Limited Partner. Because the Partnership will originate mortgage investments that may be subject to the "original issue discount" rules (see "Original Issue Discount Rules" below), it is possible that a Limited Partner's taxable income from the Partnership will exceed any cash distributed to the Limited Partner by the Partnership with respect to a particular year. It is anticipated that substantially all of the income generated by the Partnership will be taxed as ordinary income for federal income tax purposes.

In general, a Limited Partner is not taxed on Partnership distributions unless such distributions exceed the Limited Partner's adjusted basis in its Units. A Limited Partner's adjusted basis in his Units is the amount originally paid for such interest increased by (i) his proportionate share of Partnership indebtedness with respect to which no partner is personally liable, (ii) his proportionate share of the Partnership's taxable income, and (iii) any additional contributions to Partnership capital by such Limited Partner, and decreased by (x) his proportionate share of Partnership losses, (y) the amount of cash, and fair value of noncash, distributions to such Limited Partner, and
(z) any decreases in his share of any nonrecourse liabilities of the Partnership. Any increase in nonrecourse liabilities of the Partnership is treated as a cash contribution and a decrease in nonrecourse liabilities is treated as a cash distribution, even though the Limited Partner contributes or receives no cash, respectively. Distributions in excess of such basis generally will be treated as gain from the sale or exchange of a Limited Partner's interest in the Partnership.

A Limited Partner may deduct his share of Partnership losses, if any, to the extent of his adjusted basis for his Units and subject to the "at risk" and "passive loss" limitations. If a Limited Partner's share of Partnership losses exceeds his basis in his Units at the end of the year in which the losses occur, the excess losses cannot be deducted that year, but are allowed as a deduction at the end of the first succeeding Partnership year, and any subsequent years, to the extent that the Limited Partner's adjusted basis for his Units at the end of any such year exceeds zero.

In general, a Limited Partner that is not a widely-held corporation may not deduct losses incurred in certain business activities, including the types of lending activity contemplated by the Partnership, in an amount exceeding the aggregate amount the taxpayer is "at risk" in that activity at the close of his taxable year. The effect of these rules generally is to limit the availability of Partnership tax losses as offsets against other taxable income of a Limited Partner to an amount equal to his adjusted basis in his Units excluding any portion of adjusted basis attributable to Partnership nonrecourse indebtedness. In addition, the at risk amount does not include contributions by a Limited Partner to the extent the Limited Partner used the proceeds of a nonrecourse borrowing to make such contributions.

The Tax Reform Act of 1986 (the "Reform Act") limited the deductibility of losses from "passive activities" for individuals, estates, trusts and certain closely-held corporations. A passive activity includes an activity which involves the conduct of a trade or business in which the taxpayer does not materially participate. Generally, losses from passive activities are only allowed to offset income from passive activities and will not be allowed to offset "portfolio" income, trade or business income or other nonpassive income such as wages or salaries. Suspended losses and credits attributable to passive activities are carried forward and treated as deductions and credits from passive activities in the next year. Suspended losses (but not credits) from a passive activity are allowed in full when the taxpayer disposes of his entire interest in the passive activity in a taxable transaction.

If the Partnership is deemed to be engaged in the trade or business of lending money, Partnership income which arises from that trade or business and would otherwise be considered income from a passive activity will generally be recharacterized as nonpassive income (except that under certain circumstances where the Limited Partner has incurred debt to acquire his Unit, a portion of Partnership income may be considered passive income), even though the net losses of the Partnership or loss on the sale of a Unit will be treated as passive activity losses. If the Partnership is not considered engaged in a trade or business, then income and loss will be considered portfolio income and loss. The determination of whether the Partnership is engaged in a trade or business depends on the circumstances of the Partnership's operations, including the number of loans made during any particular year, so no opinion of Tax Counsel is available on this issue. In addition, if the Partnership acquires property through foreclosure or a mortgage loan is recharacterized as an equity interest, the allocated share of income, gains, deductions, losses, credits and tax preferences from such a property or equity interest would be treated as arising from a passive activity.

Under the Reform Act and the Revenue Reconciliation Act of 1990, most miscellaneous itemized deductions are deductible by an individual taxpayer only to the extent that, in the aggregate, they exceed 2% of the taxpayer's adjusted gross income; and are subject to additional limitations for certain high-income taxpayers. Deductions from a trade or business are not subject to these limitations. A Limited Partner's allocable share of the expenses of the Partnership will be considered miscellaneous itemized deductions for this purpose only if the Partnership is not considered to be in the trade or business of lending money.

Gain or loss on the sale by a Limited Partner of his Units will equal the difference between the amount realized (i.e., the amount of cash and the fair market value of property received), including his share of Partnership nonrecourse liabilities and his adjusted basis in such Units. Generally, gain recognized by a Limited Partner on the sale of Units which have been held over one year will be taxable as long-term capital gain, except for that portion of the gain allocable to "substantially appreciated inventory items" and "unrealized receivables," as those terms are defined in Section 751 of the Code, which would be treated as ordinary income. The definition of these terms will not be considered here beyond noting that the Partnership may have "unrealized receivables" arising from the ordinary income component of "market discount bonds." In addition, if the Partnership holds property as a result of foreclosure which is unsold at the time a Limited Partner sells his Units, or holds an investment in a mortgage loan that is classified as an equity interest, the amount of ordinary income that would result if the Partnership were to sell such property is generally an "unrealized receivable."


Under the taxpayer Relief Act of 1997, for noncorporate taxpayers, long-term capital gain for assets held longer than 18 months is subject to a maximum rate of 20% (10% for individuals in the 15% tax bracket). (The maximum capital gain rate for assets held for more than one year and not more than 18 months is 28%.) The amount of ordinary income against which a noncorporate taxpayer may deduct a capital loss is the lower of $3,000 (or in the case of a married taxpayer filing a separate return $1,500) or the excess of such losses of the taxpayer over the taxpayer's capital gain.

A taxpayer's tax liability with respect to an investment in the Partnership will, of course, depend upon his individual tax bracket. Currently, there are five tax brackets for individuals. For calendar year 1998, the first bracket is at 15% (on taxable income not over $42,350 in the case of married taxpayers filing joint returns), the second at 28% (on taxable income from $42,350-$102,300), the third at 31% (on taxable income from $102,300-$155,950), the fourth at 36% (on taxable income from $155,950-$278,450), and the fifth at 39.6% (on taxable income over $278,450). Long-term capital gain for assets held longer than 18 months is subject to a 20% tax rate (10% for individuals in the 15% bracket). (The maximum capital gain rate for assets held for more than one year and not more than 18 months is 28%.)


The Reform Act and the Revenue Reconciliation Act of 1993 ("93 RRA")generally lengthened the period over which the cost of real property may be recovered through depreciation deductions and limited the depreciation methods which may be used. The changes apply to real property placed in service on or after May 13, 1993. For example, as to any nonresidential property acquired by the Partnership after that date (including the light industrial warehouse in Merced, California which was acquired on June 15, 1993) (see "Real Estate Owned"), cost recovery generally would be limited to the straight line method over a period of 39 years.


The Reform Act added new, or revised existing, tax preference items to be included and adjustments to be made in the determination of alternative minimum taxable income ("AMTI"). For example, losses from passive activities allowable in determining taxable income, with certain adjustments, would be disallowed and tax-exempt interest on newly-issued private activity bonds and untaxed appreciation on charitable contributions of appreciated property would constitute tax preference items. The 93 RRA modified the rate schedule for alternative minimum tax applicable to noncorporate taxpayers effective for tax years beginning after December 31, 1992. For married taxpayers filing jointly, generally the lower tier consists of a 26% rate, applicable to the first $175,000 of a taxpayer's AMTI in excess of the exemption amount, and the upper tier (for married taxpayers filing jointly) consists of a 28% rate, applicable to AMTI that is greater than $175,000 above the exemption amount. A taxpayer's net capital gain for assets held more than 18 months, however, is subject to a maximum rate of 20% (10% for individuals in the 15% regular tax bracket). The 93 RRA also increased the exemption amounts to $45,000 for married individuals filing joint returns, $33,750 for unmarried individuals, and $22,500 for married individuals filing separately, estates and trusts, but phases out these exemption amounts based on certain income levels.


Section 163(d) of the Code, applicable to noncorporate taxpayers and S corporation shareholders, places a limitation upon the deductibility of interest incurred on loans made to acquire or carry property held for investment. Property held for investment includes all investments held for the production of taxable income or gain, but does not include trade or business property or interest incurred to construct such property. In general, investment interest is deductible by noncorporate taxpayers and S corporation shareholders only to the extent it does not exceed net investment income for the taxable year.

Net investment income is the excess of investment income over the sum of investment expenses and any passive activity losses allowed under the phase-in rules for interests in passive activities acquired prior to the effective date of the Reform Act (as discussed above). Interest expense of the Partnership and interest expense incurred by Limited Partners to acquire Units will not be treated as investment interest to the extent attributable to a passive activity of the Partnership. However, that portion of interest expense allocable to portfolio investments is subject to the investment interest limitations.

Interest attributable to debt incurred by a Limited Partner in order to purchase or carry Units may constitute "investment interest" subject to the deductibility limitations of Code Section 163(d). Therefore, Limited Partners should consider the effect of investment interest limitations on using debt financing for their purchase of Units.

Tax Treatment of Tax-Exempt Entities.

Sections 511 through 514 of the Code impose a tax on the "unrelated business taxable income" of organizations otherwise exempt from tax under Section 501(a) of the Code. Entities subject to the unrelated business income tax include qualified employee benefit plans, such as pension and profit-sharing plans, Keogh or HR-10 plans, and individual retirement accounts. Other charitable and tax-exempt organizations are also generally subject to the unrelated business income tax. Such organization, plan or account is referred to as a "Tax-Exempt Entity". Interest income is not subject to this tax unless it constitutes "debt-financed income."

Unrelated business taxable income includes gross income, reduced by certain deductions and modifications, derived from any trade or business regularly carried on by a partnership of which the Tax-Exempt Entity is a member where the Partnership is a publicly traded partnership (see "Taxation as a Partnership" above) or which is unrelated trade or business with respect to the Tax-Exempt Entity. Among the items generally excluded from unrelated business taxable income are (i) interest and dividend income; (ii) rents from real property (other than debt-financed property or property from which participating rentals are derived); and (iii) gains on the sale, exchange or other disposition of assets held for investment.

In general, the receipt of unrelated business taxable income by a Tax-Exempt Entity has no effect on such entity's tax-exempt status or on the exemption from tax of its other income. However, in certain circumstances, the continual receipt of unrelated business taxable income may cause certain Tax-Exempt
Entities to lose their exemption. Moreover, for certain types of Tax-Exempt Entities, the receipt of any unrelated business income taxable may cause all income of the entity to be subject to tax. For example, for charitable remainder trusts, the receipt of any taxable income from an unrelated trade or business during a taxable year will result in the taxation of all of the trust's income from all sources for such year. EACH TAX-EXEMPT ENTITY IS URGED TO CONSULT ITS OWN TAX ADVISORS CONCERNING THE POSSIBLE ADVERSE TAX CONSEQUENCES RESULTING FROM AN INVESTMENT IN THE PARTNERSHIP.

The General Partners intend to invest Partnership assets in such a manner that tax-exempt Limited Partners will not derive unrelated business taxable income or unrelated debt-financed income with respect to their interests in the Partnership. However, unrelated debt-financed income might be derived in the event that the General Partners deem it advisable to incur indebtedness in connection with foreclosures on property where mortgagees have defaulted on their loans. This is the case, for example, with respect to the residential lots in Carmel Valley, California which are subject to senior loans in the amount of $500,000. If the Partnership ultimately recognized gain on the sale or other disposition of those lots, a portion of such gain may be treated as debt-financed income. See "Real Estate Owned." Subject to certain exceptions, if a Tax-Exempt Entity, or a partnership of which it is a partner, acquires property subject to acquisition indebtedness, the income attributable to the portion of the property which is debt financed (based on the ratio of the average acquisition indebtedness to the average amount of the adjusted basis of such property) may be treated as unrelated business taxable income. Sales of foreclosure property might also produce unrelated business taxable income if the Partnership is characterized as a "dealer" with respect to such property. Moreover, mortgage loans made by the Partnership which permit the Partnership to participate in the appreciation value of the properties may be recharacterized by the IRS as an equity interest and such recharacterization could result in unrelated debt-financed income. However, there can be no assurance that the IRS will agree that the Partnership's other income is not subject to tax under the unrelated business income and unrelated debt-financed income tax provisions.

If a Qualified Plan's (defined below) Partnership income constitutes unrelated business taxable income, such income is subject to tax only to the extent that its unrelated business taxable income from all sources exceeds $1,000 for the taxable year.

In considering an investment in the Partnership of a portion of the assets of a qualified employee benefit plan and an individual retirement account ("Qualified Plan"), a fiduciary should consider (i) whether the investment is in accordance with the documents and instruments governing the plan; (ii) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of the Employee Retirement Income Security Act of 1974 ("ERISA"); (iii) whether the investment is prudent considering, among other matters, that there probably will not be a market created in which the investment can be sold or otherwise disposed of; and (iv) whether the investment would cause the IRS to impose an excise tax under Section 4975 of the Code. An investment in the Partnership of the assets of an individual retirement account generally will not be subject to the aforementioned diversification and prudence requirements of ERISA unless the individual retirement account also is treated under Section 3(2) of ERISA as part of an employee pension benefit plan which is established or maintained by an employer, employee organization, or both.

Partnership Tax Returns and Audits.

The Partnership's income tax returns will be prepared by the General Partners. Generally, all partners are required to report partnership items on their individual returns consistent with the treatment of such items on the partnership's information return. However, a partner may report an item inconsistently if he files a statement with the IRS identifying the inconsistency. Otherwise, additional tax necessary to make the partner's treatment of the item consistent with the partnership's treatment of the item may be summarily assessed without a notice of deficiency or an opportunity to protest the additional tax in the Tax Court being afforded to the partner. Penalties for intentional disregard of the consistency requirements may also be assessed.

The Partnership's returns may be audited by the IRS. Tax audits and adjustments are made at the partnership level in one unified proceeding, the results of which are binding on all partners. A partner may, however, protest the additional tax by paying the full amount thereof and suing for a refund in either the U.S. Claims Court or a U.S.
District Court.

A partnership must designate a "tax matters partner" to represent the partnership in dealing with the IRS. One of the General Partners will serve as the "tax matters partner" to act on behalf of the Partnership and the Limited Partners with respect to "partnership items," to deal with the IRS and to initiate any appropriate administrative or judicial actions to contest any proposed adjustments at the Partnership level. Limited Partners with less than a 1% interest in the Partnership will not receive notice from the IRS of these Partnership administrative proceedings unless they form a group with other Partners which group has an aggregate interest of 5% or more in the Partnership and request such notice. However, all Limited Partners have the right to participate in the administrative proceedings at the Partnership level. Limited Partners will be notified of adjustments to their distributive shares agreed to at the Partnership level by the "tax matters partner."

If the Partnership's return is audited and adjustments are proposed by the IRS, the "tax matters partner" may cause the Partnership to contest any adverse determination as to partnership status or other matters, and the result of any such contest cannot be predicted. Moreover, Limited Partners should be aware that any such contest would result in additional expenses to the Partnership, and that the costs incurred in connection with such an audit and any ensuing administrative proceedings will be the responsibility of the Partnership and may adversely affect the profitability, if any, of Partnership operations. To the extent that Partnership funds are insufficient to meet such expenses, funds may have to be furnished by Limited Partners, although they will be under no obligation to do so. Adjustments, if any, resulting from any audit may require each Limited Partner to file an amended tax return, and possibly may result in an audit of the Limited Partner's own return. Any audit of a Limited Partner's return could result in adjustments of non-Partnership items as well as Partnership income and losses.

The Partnership will endeavor to provide all required tax information to the Limited Partners within 60 days after the close of each calendar year.

Original Issue Discount Rules.

The original issue discount rules will cover obligations to the Partnership by third parties, i.e., mortgage loans and obligations issued by the Partnership, if any. The original issue discount rules will result in the Partnership realizing as interest income from a mortgage loan the amount that economically accrues under the loan during the course of the year (using compound interest concepts) even where a lesser amount is actually paid or accrued under the terms of the mortgage loan. Identical concepts will be used for determining the Partnership's interest deduction on its obligations, if any.

Market Discount.

The Partnership may purchase mortgage investments for an amount substantially less than the remaining principal balance of such mortgage investments. In such circumstances, each monthly payment which the Partnership receives from a mortgagor will consist of interest at the stated rate for the investment in a mortgage loan and a principal payment. If the Partnership purchases an investment in a mortgage loan at a discount, for federal income tax purposes the principal portion of each monthly payment will constitute (1) the return of a portion of the Partnership's investment in the investment in a mortgage loan and
(2) the payment of a portion of the market discount for the investment in a mortgage loan. The amount of each monthly payment attributable to market discount will be recognized by the Partnership as ordinary income and the amount of each monthly payment representing the return of the Partnership's investment will not constitute taxable income to the Partnership. Accrued market discount will also be treated as ordinary income on the sale of an investment in a mortgage loan.

Subsequent Purchasers.

Because of the accounting difficulties which would be involved, the Partnership does not plan to make an election to adjust the bases of Partnership assets pursuant to Section 754 of the Code, although it is empowered to do so by the
Partnership Agreement. Accordingly, the share of depreciation deductions, if any, and gain or loss upon the sale of any Partnership assets allocable to a subsequent purchaser of a Partnership Unit will be determined by the Partnership's tax basis in such assets which will not have been adjusted to reflect such purchaser's purchase price for his Unit (as would have been possible had the Partnership made an election pursuant to Section 754 of the
Code). This treatment might not be attractive to prospective purchasers, so that a Limited Partner might have difficulty in selling these Units or might be forced to sell at a price lower than the price that might have been obtained had such an election been made.

Taxation of Mortgage Loan Interest.

Mortgage loans made by the Partnership may, in certain situations, be structured to permit the Partnership to participate in the appreciation in the value of the properties to which such mortgage loans relate or in the cash flow generated by the operation of such properties by the borrowers. The General Partners anticipate that the Partnership will report for tax purposes all earnings attributable to mortgage loans as interest income. In each case the determination of whether the Partnership will be treated for tax purposes as a creditor or as a partner or other equity participant will depend on an analysis of the facts and circumstances of the specific mortgage loan and therefore no opinion of Tax Counsel is available with respect to this issue. Therefore, there is no assurance that the IRS would not successfully recharacterize a mortgage loan as an equity interest. If a mortgage loan is recharacterized as an equity interest, the Partnership would be required to recognize an allocable share of the income, gain, loss, deductions, credits and tax preference items attributable to the property to which the mortgage loan relates. Recharacterization of a loan as an equity interest also could result in the receipt of unrelated business taxable income for certain tax-exempt Limited Partners.

Treatment of Compensation of General Partners.

Fees paid for the organization, promotion, and syndication of a partnership are required to be capitalized and may not be deducted currently. Fees paid for the organization (but not promotion or syndication) of a partnership may be amortized and deducted ratably over a period of 60 months. The Partnership will reimburse the General Partners or their affiliate company for advances of all organization and offering expenses out of "Cash available for distribution" during the first five years following the expenditure or earlier should the Partnership be dissolved sooner. Such reimbursements will be treated in the manner specified above.

The investment evaluation fee and servicing fee will be payable from payments by borrowers and should not have any effect on Partnership income and expense.
However, the IRS could take the position that these fees are paid by the Partnership, in which case interest income of the Partnership would be increased by the amount of the fees, and the fees would be deductible by the Partnership only to the extent the fees are reasonable compensation for the services rendered and otherwise considered deductible expenditures. No opinion of Tax Counsel is available with respect to this issue. The reimbursable expenses payable by the Partnership to the General Partners and their affiliates for goods and materials used for or by the Partnership and actual cost of services of nonmanagement and nonsupervisory personnel related to the administration of the Partnership will generally be treated in the same manner as if the Partnership incurred such costs directly.

Allocations.

The Limited Partners will receive allocations of the Partnership's net income or net loss in the manner described in Article VIII of the Partnership Agreement. These allocations are generally intended to match, insofar as practicable, the allocation of net income with distributions of cash to the Partners and the allocation of net loss with the related economic burden borne by the respective Partners. Allocations of profits and losses will be recognized for federal income tax purposes under Section 704(b) of the Code only to the extent they have substantial economic effect or are in accordance with the Partners' respective interests in the Partnership. The allocations under the Partnership Agreement do not comply with Treasury Regulations governing substantial economic effect, but are intended to be proportionate to the capital contributions of the Partners and in accordance with the respective interests of the Partners in the Partnership. If the IRS were to succeed in reallocating a portion of the income or loss of the Partnership to the General Partners, the Limited Partners would recognize a lesser share of income or a greater share of loss, as the case may be. Such recognition would also affect the Limited Partners' respective tax bases in their Units.

If a partner performs services for a partnership or transfers property to a partnership and there is a related distribution to such partner, then the distribution will be treated as a payment for such services or property to a person who is not a partner. The IRS could argue that part of the distribution of Partnership profits to the General Partners should be treated as payments for syndication and organization costs or fees for making and acquiring mortgage loans. Such treatment could have the result that taxable income allocated to Limited Partners would increase without a corresponding increase in their share of cash distributions.

Possible Legislative Tax Changes.

In recent years there have been a number of proposals made in Congress by legislators, government agencies and by the executive branch of the federal government for changes in the federal income tax laws. In addition, the IRS has proposed changes in regulations and procedures, and numerous private interest groups have lobbied for regulatory and legislative changes in federal income taxation. It is impossible to predict the likelihood of adoption of any such proposal, the likely effect of any such proposals upon the income tax treatment presently associated with investment in mortgage loans or the Partnership, or the effective date, which could be retroactive, of any legislation which may derive from any such past or future proposal. POTENTIAL INVESTORS ARE STRONGLY URGED TO CONSIDER ONGOING DEVELOPMENTS IN THIS UNCERTAIN AREA AND TO CONSULT THEIR OWN TAX ADVISORS IN ASSESSING THE RISKS OF INVESTMENT IN THE PARTNERSHIP.

State and Local Taxes.

The Partnership may make or acquire loans in states and localities which impose a tax on the Partnership's assets or income, or on each Limited Partner based on his share of any income (generally in excess of specified amounts) derived from the Partnership's activities in such jurisdiction. Limited Partners who are exempt from federal income taxation will generally also be exempt from state and local taxation. ALL LIMITED PARTNERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS CONCERNING THE APPLICABILITY AND IMPACT OF STATE AND LOCAL TAX LAWS.

ERISA Considerations.


ERISA generally requires that the assets of employee benefit plans be held in trust and that the trustee, or a duly authorized investment manager (within the meaning of Section 3(38) of ERISA), have exclusive authority and sole discretion to manage and control the assets of the plan. ERISA also imposes certain duties on persons who are fiduciaries of employee benefit plans subject to ERISA and prohibits certain transactions between an employee benefit plan and the parties in interest with respect to such plan (including fiduciaries). Under the Code, similar prohibitions apply to all Qualified Plans, including IRA's, Roth IRA's and Keogh Plans covering only self-employed individuals which are not subject to ERISA. Under ERISA and the Code, any person who exercises any authority or control respecting the management or disposition of the assets of a Qualified Plan is considered to be a fiduciary of such Qualified Plan (subject to certain exceptions not here relevant).


Furthermore, ERISA and the Code prohibit parties in interest (including fiduciaries) of a Qualified Plan from engaging in various acts of self-dealing. To prevent a possible violation of these self-dealing rules, the General Partners and their Affiliates may not permit the purchase of Units with assets of any Qualified Plan (including a Keogh Plan or IRA) if they (i) have investment discretion with respect to the assets of the Qualified Plan invested in the Partnership or (ii) regularly give individualized investment advice which serves as the primary basis for the investment decisions made with respect to such assets.

Annual Valuation.

Fiduciaries of Qualified Plans subject to ERISA are required to determine annually the fair market value of the assets of such Qualified Plans as of the close of any such plan's fiscal year. Although the General Partners will provide annually upon the written request of a Limited Partner an estimate of the value of the Units based upon, among other things, outstanding mortgage investments, it may not be possible to value the Units adequately from year to year, because there may be no market for them.

Plan Assets Generally.

If the assets of the Partnership are deemed to be "plan assets" under ERISA, (i) the prudence standards and other provisions of Part 4 of Title 1 of ERISA applicable to investments by Qualified Plans and their fiduciaries would extend (as to all plan fiduciaries) to investments made by the Partnership, (ii) certain transactions that the Partnership might seek to enter into might constitute "prohibited transactions" under ERISA and the Code because the General Partners would be deemed to be fiduciaries of the Qualified Plan Limited Partners and (iii) audited financial information concerning the Partnership would have to be reported annually to the Department of Labor.

In 1986, the Department of Labor promulgated a final regulation defining the term "plan assets" (the "Final Regulation"). Under the Final Regulation, generally, when a plan makes an equity investment in another entity, the underlying assets of that entity will be considered plan assets unless (1) equity participation by benefit plan investors is not significant, (2) the entity is a real estate operating company or (3) the equity interest is a "publicly-offered security."

         (i) Exemption for Insignificant Participation by Qualified Plans. The Final Regulation provides that the assets of a corporation or partnership in which an employee benefit plan invests would not be deemed to be assets of such plan if less than 25% of each class of equity interests in the corporation or partnership is held in the aggregate by "benefit plan investors" (including, for this purpose, benefit plans such as Keogh Plans for owner-employees and IRA's). For purposes of this "25%" rule, the interests of any person (other than an employee benefit plan investor) who has discretionary authority or control with respect to the assets of the entity, or who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such a person, shall be disregarded. Thus, while the General Partners and their Affiliates are not prohibited from purchasing Units, any such purchases will be disregarded in determining whether this exemption is satisfied. The Partnership cannot assure "benefit plan investors" that it will always qualify for this exemption.
But see "Exemption for Publicly Offered Securities" below.

         (ii) Exemption For a Real Estate Operating Company. The Final Regulation also provides an exemption for securities issued by a "real estate operating company." An entity is a "real estate operating company" if at least 50% of its assets valued at cost (other than short-term investments pending long-term commitment) are invested in real estate which is managed or developed and with respect to which the entity has the right substantially to participate directly in the management or development of real estate. The preamble to the Final Regulation states the Department of Labor's view that an entity would not be engaged in the management or development of real estate if it merely services mortgages on real estate. Thus, it is unlikely that the Partnership would qualify for an exemption from "plan assets" treatment as a real estate operating company.

         (iii)  Exemption  for  Publicly  Offered  Securities.  Under  the Final
Regulation, a "publicly offered security" is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another, and (iii) either is (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities of which the security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. For purposes of this definition, whether a security is "freely transferable" a factual question to be determined on the basis of all relevant facts and If a security is part of an offering in which the minimum is $10,000 or less, however, certain customary restrictions on the of partnership interests necessary to permit partnerships to comply with applicable federal and state laws, to prevent a termination or of the entity for federal or state tax purposes and to meet administrative needs (which are enumerated in the Final Regulation) not, alone or in combination, affect a finding that such securities are transferable. Because the Units will not be subject to any transfer other than those enumerated in the Final Regulations, the Units are by more than 100 independent investors and the Units are registered under an applicable section of the Securities Exchange Act of 1934, the Units should be "Publicly-Offered Securities" within the meaning of the Final Regulations. As a result, the underlying assets of the Partnership should not be considered to be plan assets under the Final Regulations.

            SUMMARY OF PARTNERSHIP AGREEMENT AND DESCRIPTION OF UNITS


The Units represent limited partnership interests in the Partnership. The rights and obligations of the Partners in the Partnership are governed by the Amended and Restated Limited Partnership Agreement ("Partnership Agreement"), as amended as of September 1, 1992. The following is a summary of the Partnership Agreement and does not purport to be complete, is qualified in its entirety by reference to the Partnership Agreement, and in no way modifies or amends the Partnership Agreement. See Exhibit A. As of December 31, 1997, there were 2,666 Limited Partners of the Partnership.


Nature of the Partnership

The Partnership is a California limited partnership formed June 14, 1984, under the Uniform Limited Partnership Act. The Partnership Agreement authorizes the issuance and sale of Units for cash up to a maximum outstanding of $250,000,000.

The Responsibilities of the General Partners

The General Partners have the exclusive management and control of all aspects of the business of the Partnership. In the course of their management, the General Partners may, in their sole discretion, arrange mortgage loans when and upon such terms as they determine to be in the best interests of the Partnership, manage, operate and develop property acquired by the Partnership through foreclosure or otherwise, and employ such persons, including, under certain circumstances, affiliates of the General Partners, as they deem necessary for the efficient operation of the Partnership. However, Limited Partners (excluding General Partners who own limited partnership interests) holding more than a majority of the then outstanding Units may vote or consent to amend the Partnership Agreement, dissolve the Partnership, remove any General Partner and elect one or more new General Partners, or approve or disapprove the sale, pledge, refinancing or exchange of all or substantially all of the assets of the Partnership.

Liabilities of Limited Partners--Nonassessability

A Limited Partner may not be assessed for additional capital contributions, and will not be liable for the liabilities of the Partnership in excess of such Limited Partner's capital contribution and share of undistributed profits, if any.

After a Limited Partner transfers his Unit or withdraws from the Partnership, the Limited Partner may be liable under California law to the Partnership for an amount not in excess of its capital contribution with interest if necessary to discharge liabilities to creditors whose claims arose before the return of capital.

Under California law, neither the existence nor the exercise of certain voting rights that are contained in the Partnership Agreement should cause the Limited Partners to be deemed to be taking part in the management of Partnership business with a resulting loss of limited liability. Such rights consist of the right, by a vote of a majority in interest of the Limited Partners, to remove and then replace the General Partners, to elect a successor General Partner, to admit a new General Partner, to dissolve the Partnership, to amend, under certain circumstances, the Partnership Agreement and to approve or disapprove the sale, pledge, refinancing, or exchange of all or substantially all of the assets of the Partnership.

Term and Dissolution

The Partnership will continue until December 31, 2034, but may, in certain circumstances, be dissolved at an earlier date. The Partnership may be dissolved upon:

         a. The dissolution, death, retirement, removal, or adjudication of bankruptcy of a General Partner, unless (i) a remaining General Partner continues the business of the Partnership or (ii) if there is no remaining General Partner, the Limited Partners (excluding General Partners who own limited partnership interests), by a vote of a majority in interest, elect to continue the business of the Partnership and a successor General Partner is elected by the Limited Partners.

         b. A vote of a majority in interest by the Limited Partners (excluding General Partners who own limited partnership interests) in favor of dissolution and winding up of the Partnership.

Meetings

Meetings of the Limited Partners for any purpose may be called by the General Partners at any time and upon written request to the General Partners signed by the Limited Partners holding at least 10% of the Units. The General Partners have never called a meeting of the Limited Partners and have no present intention of doing so.

Voting Rights

The Limited Partners have the right to vote or consent by majority action (disregarding any Units owned by General Partners), and such action is required, to:

         a. amend the Partnership Agreement, except to cure any ambiguity or formal defect or omission, to conform the Partnership Agreement to applicable laws and regulations and any change which, in the General Partners' judgment, is not to the prejudice of the Limited Partners;

         b.  dissolve the Partnership;

         c. remove any General Partner and elect one or more new General Partners; or

         d. approve or disapprove the sale, pledge, refinancing or exchange of all or substantially all of the assets of the Partnership.

If a General Partner is removed, is terminated as a General Partner of the Partnership, or withdraws from his position as a General Partner, the Partnership shall pay to the General Partner all amounts then accrued and owing to the General Partner. Additionally, the Partnership shall terminate a General Partner's interest in Partnership income, losses, distributions, and capital by payment of an amount equal to the then present fair market value of such Partner's interest. The then present fair market value of such Partner's interest purchased by the Partnership shall be determined by agreement between such General Partner and the Partnership or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of arbitration shall be borne equally by such General Partner and the Partnership. The method of payment to such General Partner should not threaten the solvency or liquidity of the Partnership.

The Partnership's books and records are maintained at the principal office of the Partnership and are open to inspection and examination by Limited Partners or their duly authorized representatives during normal office hours. A copy of each appraisal for the underlying property upon which a mortgage loan is made is maintained at the principal office of the Partnership, until at least five years after the last date the Partnership holds the related mortgage, and is open to inspection, examination and copying by Limited Partners or their duly authorized representatives during normal office hours. A fee for copying may be charged by the Partnership.

Status of Units

Each Unit when issued will be fully paid and nonassessable and all Units have equal rights. Investments in the Partnership, whether initial investments or subsequent additional investments, may be made at any time during any calendar month. An investor is deemed to be a Limited Partner, with all of the associated rights, immediately upon acceptance by the General Partners.

Distributions

Capital contributions made by Limited Partners are invested in the Limited Partnership's pooled mortgage fund as of the date that the Limited Partner is deemed to be a Limited Partner. Interest, if any, payable to Limited Partners accrues to the benefit of such Limited Partner as of such date. Interest from the Partnership's mortgage loans is paid in arrears, and, therefore, is paid to the Partners on the thirtieth day of the month following the month in which such interest is earned.

All cash available for distribution (as defined in the Partnership Agreement), if any, is paid monthly in cash or additional Units (.99% to the Corporate
General Partner, and 99.01% to the Limited Partners) in the ratio that their respective capital contributions bear to the aggregate capital contributions of the Partners as of the last day of the calendar month preceding the month in which such distribution is made. Net proceeds (as defined in the Partnership Agreement), if any, received by the Partnership may be reinvested in new loans of the General Partners or may be distributed at such times and in such intervals as the General Partners may determine, in their sole discretion. In the event of any distribution of net proceeds, such distributions shall be made to the Partners, .99% to the General Partners, and 99.01% to the Limited Partners or the ratio that their respective capital contributions bear to the aggregate capital contributions of the Partners as of the last day of the calendar month preceding the month in which such distribution of net proceeds is made, provided that no such distribution will be made to the General Partners with respect to that portion or their adjusted capital contribution represented by their promotional interests until the Limited Partners have received 100% of their capital contributions. Any proceeds from the sale of Units that have not been invested by the Partnership within two years of the date of the Prospectus, or any amendment or supplement thereto except for reserves and necessary operating capital, shall be distributed pro rata to the Partners as a return of their capital contribution.

All distributions may be suspended at any time by the General Partners, in their sole discretion. All distributions are subject to the payment of expenses and the establishment and maintenance of reserves which are adequate in the judgment of the General Partners. See Financial Statements of the Partnership herein for historical record of net income allocated to Limited Partners. All of such amounts were cash available for distribution to the Limited Partners.

Reinvestments

Each Limited Partner has the option of reinvesting distributions ("Reinvested Distribution") instead of receiving cash payments. Reinvested Distributions are used to purchase additional Units from the Partnership at a rate of one Unit for every $1.00 of Reinvested Distributions. Subject to the right of the General
Partners to terminate or reinstate the Reinvestment Plan, such Plan will continue to be available whenever permitted by federal and state law, and as long as such Limited Partner meets all applicable suitability standards. Reinvested Distributions are invested in additional mortgage loans and other investments.

A Limited Partner may elect to participate in the Reinvestment Plan at the time it invests and will be deemed a reinvestment participant as of that day. Such Limited Partner may also make such election or revoke a previous election at any time by sending written notice to the Partnership. Such notice shall be effective for the month in which the notice is received if received at least 10 days prior to the end of the calendar month, otherwise it is effective the first of the following month. Units so purchased under the Plan are credited to the Limited Partner's capital account as of the first day of the month following the month in which the reinvested distribution is made. If a Limited Partner revokes a previous election, subsequent distributions made by the Partnership are distributed to the Limited Partner instead of being reinvested in Units.

The General Partners will mail to each reinvestment participant a statement of account describing the Reinvested Distributions received, the number of Units purchased, the purchase price per Unit, and the total Units accumulated, within 30 days after the Reinvested Distributions have been credited. Tax information for income earned on Units under the Reinvestment Plan for the calendar year will be sent to each reinvestment participant by the General Partners at the same time annual tax information is sent to the Limited Partners. Reinvestment of distributions does not relieve a reinvestment participant of any income tax which may be payable on such distributions.

No reinvestment participant shall have the right to draw checks or drafts against his account or to give instructions to the General Partners except as expressly provided in the Partnership Agreement.

Units acquired through the Reinvestment Plan carry the same rights, including voting rights, as Units acquired through original investment.

The terms and conditions of the Reinvestment Plan may be amended, supplemented, or terminated for any reason by the Partnership at any time by mailing notice thereof at least 30 days prior to the effective date of such action to each reinvestment participant at his last address of record.

The General Partners reserve the right to suspend or terminate the Reinvestment Plan if: (a) they determine, in their sole discretion, that the Plan impairs the capital or the operations of the Partnership; (b) they determine, in their sole discretion, that an emergency makes such continuance of the plan not reasonably practicable; (c) any governmental or regulatory agency with jurisdiction over the Partnership so demands for the protection of the Limited Partners; (d) in the opinion of counsel for the Partnership, such Plan is not permitted by federal or state law or, when repurchases, sales, assignments, transfers and exchanges of Units in the Partnership within the previous twelve (12) months would result in the Partnership being considered terminated within the meaning of Section 708 of the Internal Revenue Code; or (e) the General Partners determine in good faith that allowing any further reinvestments would give rise to a material risk that the Partnership would be treated as a "publicly traded partnership" within the meaning of Internal Revenue Code Section 7704 for any taxable year.

Assignment and Transfer of Units

There is no public market for the Units and none is expected in the future. Limited Partners have only a restricted and limited right to assign their partnership interests and rights. A Limited Partner's interest in the Partnership may only be transferred by written instrument satisfactory in form to the General Partners. No transfer may be made of a fractional Unit, and no transfer may be made if, as a result of such transfer, a Limited Partner (other than a Limited Partner transferring all of his or her Units or in the event of a transfer by operation of law) would own less than 2,000 Units. No transfer may be made except in compliance with then-current laws, rules and regulations of any applicable governmental authority, and all proposed transferees must meet the registration and suitability provisions of applicable state laws. Transferees who wish to become substituted Limited Partners may do so only upon the written consent of the General Partners, and after compliance with Article X of the provisions of the Partnership Agreement.

Repurchase of Units, Withdrawal from Partnership

A Limited Partner may withdraw, or partially withdraw, from the Partnership and obtain the return of all or part of its outstanding capital account by sending written notice of withdrawal to the General Partners, subject to the following limitations:

1. Any such payment will be made by the Partnership from cash available for distribution, Net Proceeds and capital contributions; such distributions will be made within 61 to 91 days after the date the written notice is provided to the General Partners; provided, however, the Limited Partners shall have the right to receive such distributions of cash only to the extent such funds are available; the General Partners shall not be required to use any other sources of Partnership funds other than cash available for distribution, net proceeds and capital contributions to fund a withdrawal; nor shall the General Partners be required to sell or otherwise liquidate any portion of the Limited Partnership's assets in order to fund a withdrawal.

2. All payments in satisfaction of requests for withdrawal shall be on a "first-come, first-served" basis. In the event that the sums required to fund withdrawals in any particular month exceed the amount of cash available for distribution, funds shall be distributed first to the Limited Partner whose request was first received by the General Partners, until such Limited Partner's request is paid in full. If such Limited Partner's withdrawal request cannot be paid in full at the time made, because of insufficient cash available for distribution or otherwise, the General Partners shall continue to distribute eligible funds to such Limited Partner until such withdrawal request is paid in full. Once the General Partners have satisfied the request of the Limited Partner whose request was received first, the next Limited Partner to submit a withdrawal request may begin to receive distributions on account of such withdrawal.

3. Distributions to withdrawing Limited Partners are limited to a maximum of $75,000 per calendar quarter for any Limited Partner (or $100,000 in the case of a deceased Limited Partner).

4. During up to 91 days, as applicable, following receipt of written notice of withdrawal from a Limited Partner, the General Partners shall not refinance any loans of the Partnership or reinvest any cash available for distribution or net proceeds until the Partnership has sufficient funds available to distribute to the withdrawing Limited Partner all of his capital account in cash.

5. No more than 10% of the outstanding Units may be withdrawn during any calendar year except upon dissolution of the Partnership.

6. In the event that any Limited Partner takes withdrawals from the Partnership and such withdrawal reduces the capital account of such Limited Partner below $2,000, the Corporate General Partner may distribute all remaining amounts in such account to such Limited Partner.

The interest of a General Partner is not assignable, in whole or in part, except when a substitution is made by the Limited Partners and except for the right of Limited Partners to elect to continue the Partnership and elect a new General Partner upon the occurrence of the dissolution, death, retirement, removal or adjudication of bankruptcy of the last remaining General Partner of the Partnership. The Partnership Agreement contains no provisions limiting the right of General Partners to withdraw from the Partnership.

Special Power of Attorney

Under the terms of the Partnership Agreement, each Limited Partner appoints the General Partners to serve as their attorneys-in-fact with respect to the execution, acknowledgment and filing of certain documents related to the Partnership or the Partnership Agreement. The special power of attorney given by each Limited Partner to the General Partners cannot be revoked and will survive the death of a Limited Partner or the assignment of Units.

                           REPORTS TO LIMITED PARTNERS

Within 60 days after the end of each fiscal year of the Partnership, the General Partners will deliver to each Limited Partner such information as is necessary for the preparation by each Limited Partner of his federal income tax return. Within 120 days after the end of the Partnership's calendar year, the General Partners will transmit to each Limited Partner an annual report which will include financial statements of the Partnership audited by the Partnership's independent public accountants and prepared on an accrual basis in accordance with generally accepted accounting principles. Such financial statements will include a profit and loss statement, a balance sheet of the Partnership, a cash flow statement and a statement of changes in Partners' capital with a reconciliation with respect to information furnished to Limited Partners for income tax purposes. The annual report for each year will report on the Partnership's activities for that year, identify the source of Partnership distributions, set forth the compensation paid to the General Partners and their affiliates, and a statement of the services performed in consideration therefor and contain such other information as is deemed reasonably necessary by the General Partners to advise the Limited Partners of the affairs of the Partnership.

The Partnership will have available upon written request for review by Limited Partners a copy of the information filed with the Securities and Exchange Commission on Form 10-K within 90 days of the closing of the fiscal year end, and on Form 10-Q within 45 days of the closing of each other quarterly fiscal period, by dissemination of such Form 10-K and Form 10-Q or any other report containing substantially the same information as required by Form 10-K and Form 10-Q.

                              PLAN OF DISTRIBUTION

The Units being offered hereunder will be offered to the general public through Owens Securities Corp. ("Selling Agent"), who is a member of the National Association of Securities Dealers, Inc. ("NASD") and who is affiliated with the Corporate General Partner. In addition, at the option of the Corporate General Partner, Units may be offered for sale by certain officers or directors of the Corporate General Partner, or other licensed securities dealers. Owens Securities Corporation will use its best efforts to find eligible investors who desire to subscribe for the purchase of Units from the Partnership. The proceeds from the offering will be available to the Partnership only with respect to Units actually sold by Owens Securities Corp. or other broker dealers, or certain officers or directors of the Corporate General Partner. Because the Units are offered on a "best-efforts" basis, there can be no assurance that all or any part of the Units will be sold.


The amount of the offering is 27,109,309 Units (including reofferings of Units purchased or to be purchased by the Partnership on withdrawals by Limited
Partners). The Units will be offered to the public at $1.00 per Unit. The minimum investment is 2,000 Units ($2,000). The General Partner has the right to reject any offer to purchase Units, but shall generally accept or reject applications upon their receipt. The offering period will continue until terminated by the General Partners. In addition, at times when the General Partners determine that there are not enough suitable loans for investment with the Partnership's funds, the General Partners may, as was done in 1991, 1992, 1994, and 1995 declare a moratorium on the sale of Units. The offering may not extend beyond one year in certain jurisdictions without the prior consent of the appropriate regulatory agencies. 189,063,122 Units were outstanding as of December 31, 1997, held by 2,666 Limited Partners.


Owens Securities Corp. is registered as a broker-dealer qualified to sell Units in the Partnership under federal law and the laws of certain states.


The Corporate General Partner may pay commissions to Owens Securities Corp. and other licensed security dealers (not exceeding 4%) and will reimburse Owens Securities Corp. for certain expenses incurred in selling the Units. Such reimbursement and commissions will be paid by the Corporate General Partner and will not reduce the amount of investment funds received by the Partnership from the sale of Units. See "Compensation of the General Partners and Their
Affiliates." The General Partners and participating broker/dealers are prohibited from directly or indirectly paying or awarding any finders fees, commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchase of Units; provided, however, that the payment of the normal sales commissions payable to a registered broker/dealer or other properly licensed person for selling Units is not prohibited. Investors who desire to purchase Units should complete the Subscription Agreement and Power of Attorney (attached as Exhibit
B) and return it to Owens Mortgage Investment Fund, P.O. Box 2308, Walnut Creek, CA 94595. Full payment must accompany all subscriptions. Checks should be made payable to "Owens Mortgage Investment Fund." By submitting the Subscription Agreement and Power of Attorney with payment for the purchase of Units, the investor (i) accepts and agrees to be bound by the provisions of the Partnership Agreement, (ii) grants a special and limited power of attorney to the General Partners; and (iii) represents and warrants that the investor meets relevant suitability standards and is eligible to purchase Units. See "Investor Suitability Standards".


                                  LEGAL MATTERS


Certain legal matters in connection with the issuance of Units offered hereby will be passed upon for the Partnership by A. Nick Shamiyeh, Walnut Creek, California, legal counsel for the Partnership and the General Partners. The sole principal of the firm, as well as his individual retirement account, own or control an aggregate of 140,010 Units, none of which were received in connection with the preparation of any offering of Units.

Tax Counsel for the Partnership is Wendel, Rosen, Black & Dean, LLP, Oakland, California. Certain members of the firm own or control an aggregate of 976,624 Units, none of which were received in connection with the preparation of any offering of Units. ertain members of the firm and certain trusts for which members of the firm are trustees, own interests in notes secured by deeds of trust originated and placed directly with such members, plans or trustees by the Corporate General Partner as a result of transactions separate and distinct from any transaction involving the Partnership. The principal amount of all such notes as of December 31, 1997, is $941,000.


                                     EXPERTS


The financial statements and financial statement schedule of Owens Mortgage Investment Fund as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, and the balance sheet of Owens Financial Group, Inc. as of December 31, 1997, have been included herein and in the registration statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.


                                 INDEMNIFICATION

For information regarding indemnification of the General Partners by the Partnership, see "Fiduciary Responsibility."

                          Independent Auditors' Report



The Partners
Owens Mortgage Investment Fund:



We have audited the accompanying balance sheets of Owens Mortgage Investment Fund, a California limited partnership, as of December 31, 1997 and 1996, and the related statements of income, partners' capital and cash flows for each of the years in the three-year period ended December 31, 1997. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Owens Mortgage Investment Fund as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1997 in conformity with generally accepted accounting principles.



                                              /s/KPMG Peat Marwick LLP


Oakland, California
February 13, 1998

See accompanying notes to financial statements.
                         OWENS MORTGAGE INVESTMENT FUND
                       (a California limited partnership)

                                 Balance Sheets


                           December 31, 1997 and 1996




                      Assets                                                    1997                  1996
                      ------                                               -------------          ------------


Cash and cash equivalents                                               $      3,073,115            11,386,661
Certificates of deposit                                                        1,000,000               850,000

Loans secured by trust deeds                                                 174,714,607           154,148,933
Less allowance for loan losses                                                (3,500,000)           (3,500,000)
                                                                          --------------        --------------

                                                                             171,214,607           150,648,933

Unsecured loans due from general partner                                              --               488,764
Interest receivable                                                            1,773,608             1,321,493
Other receivables                                                                112,583                59,074
Real estate held for sale, net of allowance for losses of
     $1,896,000 in 1997 and $600,000 in 1996                                  14,151,141            12,621,093
                                                                          --------------        --------------

                                                                        $    191,325,054           177,376,018
                                                                          ==============        ==============

         Liabilities and Partners' Capital

Liabilities:
     Accounts payable and accrued liabilities                                     49,534                24,458
     Accrued distributions payable                                               544,385               511,456
                                                                          --------------        --------------

                  Total liabilities                                              593,919               535,914
                                                                          --------------        --------------

Partners' Capital:
     General partners                                                          1,864,033             1,732,726
     Limited partners (units subject to redemption):
       Authorized   250,000,000   units  in  1997  and  1996;
       280,569,612  and 253,948,052   units  issued  and  189,063,122
       and   175,303,398   units outstanding in 1997 and 1996,
       respectively                                                          188,867,102           175,107,378
                                                                          --------------        --------------

                  Total partners' capital                                    190,731,135           176,840,104
                                                                          --------------        --------------

                                                                        $    191,325,054           177,376,018
                                                                          ==============        ==============


See accompanying notes to financial statements.

                                        OWENS MORTGAGE INVESTMENT FUND
                                      (a California limited partnership)

                                             Statements of Income


                                 Years ended December 31, 1997, 1996 and 1995



                                                              1997                1996                1995
                                                          ------------        -------------       -------------
Revenues:
     Interest income on loans secured by
         trust deeds                                    $    18,241,427         16,424,906          16,132,544
     Other interest income                                      451,009            228,849             282,757
     Gain on sale of real estate                              2,633,414            170,724                  --
                                                          -------------      -------------       -------------

              Total revenues                                 21,325,850         16,824,479          16,415,301
                                                          -------------      -------------       -------------

Operating expenses:
     Management fees paid to general partner                  3,879,454            866,985           1,431,616
     Mortgage servicing fees paid to general
         partner                                                420,742            384,004             371,000
     Promotional interest                                        70,747             57,395              69,255
     Administrative                                              56,687             56,516              56,516
     Legal and accounting                                       102,914             97,175              60,254
     Net real estate operations                                  70,216            344,298             224,108
     Other                                                        8,843              9,694              11,177
     Provision for loan losses                                       --            250,000             500,000
     Provision for losses on real estate acquired
         through foreclosure                                  1,296,000                 --             200,000
                                                          -------------      -------------       -------------

              Total operating expenses                        5,905,603          2,066,067           2,923,926
                                                          -------------      -------------       -------------

              Net income                                $    15,420,247         14,758,412          13,491,375
                                                          =============      =============       =============

              Net income allocated to
                  general partners                      $       154,202            146,960             135,584
                                                          =============      =============       =============

              Net income allocated to
                  limited partners                      $    15,266,045         14,611,452          13,355,791
                                                          =============      =============       =============

              Net income per weighted average
                  limited partner unit                  $           .08                .08                 .08
                                                          =============      =============       =============



                                        OWENS MORTGAGE INVESTMENT FUND
                                      (a California limited partnership)

                                       Statements of Partners' Capital


                                 Years ended December 31, 1997, 1996 and 1995




                                                                                                       Total
                                            General               Limited Partners                   Partners'
                                           Partners           Units               Amount              Capital

Balances, December 31, 1994               1,488,360        150,554,388         150,358,368         151,846,728

   Net income                               135,584         13,355,791          13,355,791          13,491,375
   Sale of partnership units                138,507         15,119,315          15,119,315          15,257,822
   Partners' withdrawals                         --        (10,090,062)        (10,090,062)        (10,090,062)
   Partners' distributions                 (138,925)        (5,622,495)         (5,622,495)         (5,761,420)
                                        -----------       ------------        ------------        ------------

Balances, December 31, 1995               1,623,526        163,316,937         163,120,917         164,744,443

   Net income                               146,960         14,611,452          14,611,452          14,758,412
   Sale of partnership units                114,781         16,834,406          16,834,406          16,949,187
   Partners' withdrawals                         --        (13,665,872)        (13,665,872)        (13,665,872)
   Partners' distributions                 (152,541)        (5,793,525)         (5,793,525)         (5,946,066)
                                        -----------       ------------        ------------        ------------

Balances, December 31, 1996               1,732,726        175,303,398         175,107,378         176,840,104


   Net income                               154,202         15,266,045          15,266,045          15,420,247
   Sale of partnership units                141,493         17,064,537          17,064,537          17,206,030
   Partners' withdrawals                         --        (12,515,336)        (12,515,336)        (12,515,336)
   Partners' distributions                 (164,388)        (6,055,522)         (6,055,522)         (6,219,910)
                                        -----------       ------------        ------------        ------------

Balances, December 31, 1997           $   1,864,033        189,063,122      $  188,867,102         190,731,135
                                        ===========       ============        ============        ============




                                        OWENS MORTGAGE INVESTMENT FUND
                                      (a California limited partnership)

                                           Statements of Cash Flows


                                 Years ended December 31, 1997, 1996 and 1995



                                                                   1997             1996              1995
                                                               ------------    -------------     ------------



Cash flows from operating activities:
   Net income                                               $    15,420,247        14,758,412       13,491,375
   Adjustments to reconcile net income to net cash
     provided by operating activities:
       Gain on sale of real estate by limited partnership        (2,355,075)         (170,724)              --
       Gain on sale of real estate properties                      (278,339)               --               --
       Provision for losses on real estate properties held
         for sale                                                 1,296,000                --          200,000
       Provision for loan losses                                         --           250,000          500,000
       Changes in operating assets and liabilities:
         Interest and other receivables                            (505,624)          (21,339)        (165,464)
         Accrued distributions payable                               32,929            22,299           42,532
         Accounts payable                                            25,076             8,290           16,168
         Due to general partner                                          --          (152,000)        (180,644)
                                                              -------------     -------------    -------------

           Net cash provided by operating activities             13,635,214        14,694,938       13,903,967
                                                              -------------     -------------    -------------

Cash flows from investing activities:
   Investment in loans secured by trust deeds                   (78,449,432)      (51,365,781)     (43,563,067)
   Principal collected on secured and unsecured loans             2,484,071         2,773,553        2,513,912
   Loan payoffs                                                  53,449,102        44,978,479       32,452,735
   Investment in limited partnership                             (4,152,918)       (2,895,261)              --
   Distributions received from limited partnership                7,573,669           462,103               --
   Investment in corporate joint venture                            (67,510)               --               --
   Additions to real estate properties held for sale             (2,061,944)          (96,540)      (2,638,630)
   Disposition of real estate properties held for sale              955,418           441,563          577,395
   Investment in certificates of deposit, net                      (150,000)               --          250,000
                                                              -------------     -------------    -------------

           Net cash used in investing activities                (20,419,544)       (5,701,884)     (10,407,655)
                                                              -------------     -------------    -------------
Cash flows from financing activities:
   Proceeds from sale of partnership units                       17,206,030        16,949,187       15,257,822
   Cash distributions                                            (6,219,910)       (5,946,066)      (5,761,420)
   Capital withdrawals                                          (12,515,336)      (13,665,872)     (10,090,062)
                                                              -------------     -------------    -------------

           Net cash used in financing activities                 (1,529,216)       (2,662,751)        (593,660)
                                                              -------------     -------------    -------------

Net (decease) increase in cash and cash equivalents              (8,313,546)        6,330,303        2,902,652

Cash and cash equivalents at beginning of year                   11,386,661         5,056,358        2,153,706
                                                              -------------     -------------    -------------

Cash and cash equivalents at end of year                    $     3,073,115        11,386,661        5,056,358
                                                              =============     =============    =============


See notes 3, 4, 5, and 6 for supplemental disclosure of non-cash investing activities.

                                        OWENS MORTGAGE INVESTMENT FUND
                                      (a California limited partnership)

                                        Notes to Financial Statements


                                       December 31, 1997, 1996 and 1995




    (1)  Organization

         Owens Mortgage Investment Fund (the Partnership), a California limited partnership, was formed on June 14, 1984 to invest in loans secured by first, second and third trust deeds, wraparound and construction mortgage loans and leasehold interest mortgages. The Partnership commenced operations on the date of formation and will continue until December 31, 2034 unless dissolved prior thereto under the provisions of the partnership agreement.

         The general partners include Owens Financial Group, Inc. (OFG) and certain individuals who are OFG's shareholders and officers. The individual partners have assigned to OFG their interest in any present or future promotional allowance from the Partnership. OFG is a California corporation engaged in the origination of real estate mortgage loans for eventual sale and the subsequent servicing of those mortgages for the Partnership and other third-party investors.


         The general partners are authorized to offer and sell units in the Partnership up to an aggregate of 250,000,000 units outstanding at $1.00 per unit, representing $250,000,000 of limited partnership interests in the Partnership. Limited partnership units outstanding were 189,063,122, 175,303,398 and 163,316,937 at December 31, 1997,
         1996 and 1995, respectively.


    (2)  Summary of Significant Accounting Policies

         (a)    Management Estimates

                The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         (b)    Loans Secured by Trust Deeds

                Loans secured by trust deeds are acquired from OFG and are recorded at cost. Interest income on loans is accrued by the simple interest method.

                Effective January 1, 1995, the Partnership adopted the Financial Accounting Standards Board's Statement No. 114, Accounting by Creditors for Impairment of a Loan, and No. 118, Accounting by Creditors for Impairment of a Loan--Income Recognition and Disclosures. Under Statement No. 114, a loan is impaired when, based on current information and events, it is probable that a creditor will be unable to collect the contractual interest and principal payments of a loan according to the contractual terms of the loan agreement. Statement No. 114 requires that impaired loans be measured on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. Statement No. 118 clarifies interest income recognition and disclosure provisions of Statement No. 114. The adoption of these statements did not have a material effect on the financial statements of the Partnership.


                In June 1996, the Financial Accounting Standards Board issued Statement No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities. Statement 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities and provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. The Partnership implemented Statement 125 effective January 1, 1997 which did not result in a material impact on the financial statements.


                The Partnership does not recognize interest income on loans once they are determined to be impaired until the interest is collected in cash. Cash receipts are allocated to interest income, except when such payments are specifically designated as principal reduction or when management does not believe the Partnership's investment in the loan is fully recoverable.

         (c)    Allowance for Loan Losses


                The Partnership maintains an allowance for loan losses equal to $3,500,000 as of December 31, 1997 and 1996. Management of the Partnership believes that based on historical experience and a review of the loans and their respective collateral, the allowance for loan losses is adequate in amount.

                The outstanding balance of all loans delinquent greater than ninety days is $5,236,400 and $11,348,000 as of December 31, 1997 and 1996, respectively. The Partnership discontinues the accrual of interest on loans when, in the opinion of management, there is significant doubt as to the collectibility of interest or principal from the borrower or when the payment of principal or interest is ninety days past due, unless OFG purchases the interest receivable from the Partnership. As of December 31, 1997 and 1996, the aforementioned loans totaling $5,236,400 and $11,348,000 respectively, are classified as non-accrual loans.

                OFG advances certain payments to the Partnership on behalf of borrowers, such as property taxes, mortgage interest pursuant to senior indebtedness, and development costs. Purchases of interest receivable and payments made on loans by OFG during 1997 and 1996, but not collected as of December 31, 1997 and 1996, totaled approximately $219,000 and $541,000, respectively. During 1995, OFG purchased the Partnership's receivable related to a shortfall in the discounted payoff of a Partnership loan in the amount of $525,000 and purchased the Partnership's interest in loans in the amount of $377,000.


         (d)    Cash and Cash Equivalents

                For purposes of the statements of cash flows, cash and cash equivalents include interest-bearing and noninterest-bearing bank deposits and short-term certificates of deposit with original maturities of three months or less.

         (e)    Certificates of Deposit

                Certificates   of  deposit  are  held  with  various   financial
                institutions with original maturities of up to one year.

         (f)    Real Estate Held for Sale

                Real estate held for sale includes real estate acquired through foreclosure and is carried at the lower of the recorded investment in the loan, inclusive of any senior indebtedness, or the property's estimated fair value, less estimated costs to sell.

                Certain real estate held for sale acquired by the Partnership is held in a limited partnership and corporate joint venture. The Partnership accounts for its investments in limited partnership and corporate joint venture under the equity method of accounting. The limited partnership and corporate joint venture investment in real estate is carried at the lower of cost or estimated fair value, less estimated costs to sell. The Partnership increases its investment by advances made to the limited partnership and corporate joint venture. Any profit generated from the investment in limited partnership and corporate joint venture is recorded as a gain on sale of real estate.

                Effective   January  1,  1996,  the   Partnership   adopted  the
                provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 121 (FAS 121), Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. The adoption of FAS 121 did not result in a material impact on the Partnership's financial position.

         (g)    Income Taxes

                No provision is made for income taxes since the Partnership is not a taxable entity. Accordingly, any income or loss is included in the tax returns of the partners.

         (h)    Reclassifications

                Certain reclassifications not affecting net income have been made to the 1994 and 1995 financial statements to conform to the 1996 presentation.

   (3)   Loans Secured by Trust Deeds


         Loans secured by trust deeds as of December 31, 1997 and 1996 are as follows:


                                                                                  1997                1996
                                                                                  ------------------------


              Income-producing properties                                 $    165,201,582         145,999,756
              Single-family residences                                           2,088,606           3,935,546
              Unimproved land                                                    7,424,419           4,213,631
                                                                            --------------      --------------

                                                                          $    174,714,607         154,148,933
                                                                            ==============      ==============
              First mortgages                                                  161,275,350         139,542,698
              Second mortgages                                                  12,744,274          14,006,235
              Third mortgages or all-inclusive deeds of trust                      694,983             600,000
                                                                            --------------      --------------


                                                                          $    174,714,607         154,148,933
                                                                            ==============      ==============


         Scheduled maturities of loans secured by trust deeds as of December 31, 1997 and the interest rate sensitivity of such loans is as follows:


                                                   Fixed             Variable
             Year ending                          interest           interest
            December 31,                            rate               rate               Total


              1998                           $  54,307,183          10,013,453         64,320,636
              1999                              33,863,909           7,418,189         41,282,098
              2000                               1,206,747          26,619,531         27,826,278
              2001                               1,067,671           2,987,933          4,055,604
              2002                               1,486,884          10,692,035         12,178,919
              Thereafter (through 2012)          5,471,874          19,579,198         25,051,072
                                             -------------       -------------      -------------

                                             $  97,404,268          77,310,339        174,714,607
                                             =============       =============      =============

         Variable rate loans use as indices the one and five year Treasury Constant Maturity Index (5.51% and 5.71%, respectively, as of December 31, 1997), the prime rate (8.50% as of December 31, 1997) and the weighted average cost of funds index for Eleventh District savings institutions (4.96% as of December 31, 1997). Premiums over these indices have varied from 250-550 basis points depending upon market conditions at the time the loan is made.

         The scheduled maturities for 1998 include approximately $22,295,000 of loans which are past maturity as of December 31, 1997, of which $3,433,482 represents loans for which interest payments are delinquent over 90 days. During the years ended December 31, 1997, 1996 and 1995, the Partnership refinanced loans totaling $6,562,000, $5,400,000 and $19,466,000, respectively, thereby extending the maturity dates of such loans.

         The Partnership's total investment in loans delinquent over 90 days is $5,236,400 and $11,348,000 as of December 31, 1997 and 1996,
         respectively. OFG has purchased the Partnership's receivables for delinquent interest of $87,000, $173,000 and $456,000 related to delinquent loans for the years ended December 31, 1997, 1996 and 1995, respectively.

         The Partnership's investment in delinquent loans as of December 31, 1997 totals approximately $5,236,000, of which $4,428,000 has a specific related allowance for credit losses totaling approximately $2,274,000. There is a non-specific allowance for credit losses of $1,226,000 for the remaining balance of $808,000 and for other current loans. There was no additional allowance for credit losses during the year ended December 31, 1997.

         Interest  income  received  on  impaired  loans  during the years ended
         December 31, 1997, 1996 and 1995 totaled approximately $722,000, $691,000 and $896,000, respectively, $670,000, $518,000 and $440,000 of which was paid by borrowers and $52,000, $173,000 and $456,000 of which related to purchases of interest receivable by OFG, respectively.

         As of December 31, 1997 and 1996, the Partnership's loans secured by deeds of trust on real property collateral located in Northern California totaled approximately 67% ($117,352,406) and 69% ($106,403,384), respectively, of the loan portfolio. The Northern California region (which includes the following counties and all counties north: Monterey, Fresno, Kings, Tulare and Inyo) is a large geographic area which has a diversified economic base. The ability of borrowers to repay loans is influenced by the economic strength of the region and the impact of prevailing market conditions on the value of real estate. Such loans are secured by deeds of trust in real estate properties and are expected to be repaid from the cash flow of the properties or proceeds from the sale or refinancing of the properties. The policy of the Partnership is to require real property collateral with a value, net of senior indebtedness, that exceeds the carrying amount of the loan balance and to record a deed of trust on the underlying property.

    (4)  Unsecured Loan Due from General Partner

         During 1996, the Partnership sold a property to OFG which had been acquired through foreclosure proceedings by the Partnership on a Partnership loan. The purchase of the property in the amount of $870,000 was added to the outstanding balance of the unsecured loan due from general partner. OFG sold the property during 1996 for $21,700 in cash and a trust deed receivable in the amount of $629,000. The trust deed receivable was assigned by OFG to the Partnership in exchange for a reduction in the unsecured loan balance.

         During 1995, OFG purchased the Partnership's receivable related to a shortfall in the discounted pay-off of a mortgage and was foreclosed out of the second position by the holder of the first deed of trust on a Partnership loan purchased in 1995. The purchase of the receivable and the loan in the amount of $902,000 was added to the outstanding balance of the unsecured loan due from general partner.

         OFG is under no obligation to enter into such transactions with the Partnership.


         There was no balance on the unsecured loan due from general partner as of December 31, 1997. The balance of the unsecured loan due from the general partner was $488,764 as of December 31, 1996.
         The loan bore interest at 8% and was due on demand.


    (5)  Real Estate Held for Sale


         Real estate held for sale includes the following components as of December 31, 1997 and 1996:


                                                                                  1997                1996
                                                                            -------------           ----------


              Real estate properties held for sale                         $     9,699,656           7,743,295
              Investment in limited partnership                                  3,812,122           4,877,798
              Investment in corporate joint venture                                639,363                  --
                                                                             -------------       -------------


                                                                           $    14,151,141          12,621,093
                                                                             =============       =============


         Gain on sale of real estate includes the following components for the years ended December 31, 1997 and 1996:


                                                                                  1997                1996
                                                                              ------------       ------------


              Gain on sale of real estate properties                       $       278,339                  --
              Gain on sale of real estate by limited partnership                 2,355,075             170,724
                                                                             -------------       -------------


                                                                           $     2,633,414             170,724
                                                                             =============       =============


         (a)    Real Estate Properties Held for Sale


                Real estate properties held for sale at December 31, 1997 and 1996 consists of the following properties acquired through foreclosure in 1993 through 1997:


                                                                                      1997              1996
                                                                                  -----------        ----------


                Warehouse, Merced, California, net of valuation
                    allowance of $350,000 as of December 31, 1997 and
                    1996                                                         $    650,000          650,000
                Light industrial building, Emeryville, California                          --          919,806
                100%and 70% interest in undeveloped land,  Vallejo,  California, as of December 31, 1997 and 1996,
                    respectively                                                    1,030,566          568,569
                Commercial lot, Sacramento, California, net of valuation
                    allowance of $250,000 as of December 31, 1997 and 1996            299,828          299,828
                Residence and commercial building, Campbell and
                    Milpitas, California                                                   --           42,079
                Commercial property, Sacramento, California                                --          550,000
                Developed land, Los Gatos, California (see note 5(c))                      --          571,853
                Office building and undeveloped land, Monterey,
                    California, net of valuation allowance of $200,000
                    as of December 31, 1997                                         1,902,855        2,097,810
                Manufactured home subdivision development, Ione,
                    California, net of valuation allowance of $384,000
                    as of December 31, 1997                                         2,451,286               --
                Commercial storage and office buildings, Oakland,
                    California                                                        444,063                --
                Undeveloped land, Reno, Nevada                                        230,000          230,000
                Manufactured home subdivision development, Sonora,
                    California, net of valuation allowance of $712,000
                    as of December 31, 1997.                                        1,149,807        1,813,350
                Light industrial building, Paso Robles, California                  1,541,251                --


                                                                                 $  9,699,656        7,743,295
                                                                                   ==========       ==========


                The acquisition of these properties resulted in non-cash increases in real estate held for sale and non-cash decreases in loans secured by trust deeds of $3,279,349, $1,913,000 and $2,501,308 for the years ended December 31, 1997, 1996 and 1995, respectively.

                During 1997, the Partnership sold three properties for a sales price of approximately $1,659,000. On one of the three properties, the Partnership took back a loan secured by a trust deed in the amount of $840,000. During 1996, the Partnership sold three properties for a sales price of approximately $845,000. On one of the three properties, the Partnership took back a loan secured by a trust deed in the amount of $563,125.


    (5)  Real Estate Held for Sale, Continued


                During 1997, the Partnership sold two loans secured by second deeds of trust to OFG for $600,000 (face value). The Partnership subsequently purchased the property (located in Paso Robles, California) securing the loans at the senior lienholders trustee sale for $1,350,000; thus, wiping out OFG's junior deeds of trust. OFG recorded a loss of $600,000 as a result of this transaction.

                In  February   1998,   OFG  purchased  the   manufactured   home
                subdivision development property located in Sonora, California, from the Partnership for $1,152,000.


         (b)    Investment in Limited Partnership

                In 1993, the Partnership foreclosed on a loan in the amount of $600,000 secured by a junior lien on 30 residential lots located in Carmel Valley, California, and in 1994, paid off the senior loan in the amount of $500,000. The Partnership incurred additional costs of $502,798 in 1994 to protect its investment, increasing the carrying value of the lots to $1,602,798. The Partnership began to develop the lots and incurred an additional $671,118 in costs during 1995.

                During 1995, the Partnership entered into a limited partnership, WV-OMIF Partners, L.P. (WV-OMIF Partners) with an unrelated developer/builder, Wood Valley Development, Inc. (Woodvalley), for the purpose of constructing single-family homes on the 30 lots. The Partnership contributed the lots to WV-OMIF Partners in 1996 in exchange for a limited partnership interest. The $671,118 in capitalized costs incurred in 1995 were considered an advance to WV-OMIF Partners pursuant to the limited partnership agreement in 1996 when the lots were contributed. The Partnership provides advances to the WV-OMIF Partners to develop and construct the homes. The Partnership is entitled to receive interest at a rate of prime plus 2% on the advances to WV-OMIF Partners.


                OFG and Woodvalley have the option of purchasing and developing 34 similar lots which are interspersed among the 30 lots being developed by WV-OMIF Partners. WV-OMIF Partners is incurring the infrastructure costs which benefit all 64 lots, including the 34 lots that can be developed by OFG and Woodvalley. OFG and Woodvalley are reimbursing WV-OMIF Partners their pro rata share of the infrastructure costs with the funds received from the sale of the developed homes. As of December 31, 1997, Woodvalley had purchased twenty-eight lots and developed and sold seventeen of them. The remaining six lots as of December 31, 1997 are expected to be purchased during fiscal year 1998. As of December 31, 1997, OFG and Woodvalley had reimbursed $648,069 in development costs to WV-OMIF Partners from the sale of homes. The balance of development costs due by OFG and Woodvalley totals $102,579 as of December 31, 1997.


    (5)  Real Estate Held for Sale, Continued


                During 1997 and 1996, the Partnership advanced an additional $4,152,918 and $2,895,261, respectively, to WV-OMIF Partners for the continued development and construction of the homes. WV-OMIF Partners sold fifteen homes in 1997 for proceeds of $8,011,960 and the net gain allocable to the Partnership was $2,355,075, including interest income of $295,957. WV-OMIF Partners distributed $7,573,669 (including $648,069 in reimbursements from OFG and Woodvalley) to OMIF in 1997. WV-OMIF Partners sold one home in 1996 and distributed $462,103 to OMIF. The Partnership's investment in WV-OMIF Partners totaled $3,812,122 and $4,877,798 as of December 31, 1997 and 1996, respectively.


                WV-OMIF Partners is distributing cash received from the sale of the lots in the following priority: (1) to third parties, such as real property taxes and assessments, lenders, contractors, etc.; (2) to pay the Partnership the amount of $70,000 per lot, as each lot sells; (3) to pay the Partnership the interest on the cash advances in full, as each lot sells; (4) to reimburse the Partnership for its out-of-pocket cash advances for each lot, as each lot sells; and (5) the remainder to Woodvalley and the Partnership at a rate of 30% to Woodvalley and 70% to the Partnership.

                The WV-OMIF Partners Partnership Agreement states that the Partnership shall take no part in the conduct or control of WV-OMIF Partner's business or in the operation, right or authority to act for WV-OMIF Partners. Thus, the Partnership does not have control of WV-OMIF Partners and accounts for its investment in WV-OMIF Partners under the equity method of accounting.


         (c)    Investment in Corporate Joint Venture

                In 1995, the Partnership foreclosed on a loan in the amount of $571,853 secured by a senior lien on a commercial parcel of land located in Los Gatos, California. During 1997, the Partnership contributed the land into 720 University, LLC (the Company), a corporate joint venture formed between the Partnership and BGC Properties, LLC (BGC). The purpose of the Company is to develop, construct and operate a commercial office building or R&D facility on the land to be held for investment and eventual sale. The Partnership may provide loans to the Company to develop and construct the building or the Partnership will obtain loans from third parties for such purposes. The Partnership is entitled to receive interest at a rate of prime plus 2% on the loans it makes to the Company.

                During 1997, the Partnership capitalized $56,889 in costs prior to the property being contributed to the Company and advanced $10,621 to the Company for development. The total investment in the corporate joint venture totals $639,363 as of December 31, 1997.

                The net cash flows from the operations of the Company are to be distributed in accordance with the following priorities: 1) 70% to the Partnership and 30% to BGC until the sum of all current and prior distributions of net cash flows equals the members' priority return on capital as of the end of the calendar quarter immediately preceding distribution; and 2) thereafter, 70% to the Partnership and 30% to BGC.

                The distribution upon dissolution shall be made in accordance with the following priorities: 1) to third parties to pay all debts; 2) to the members to pay all debts; 3) to the members in accordance with and to the extent of their respective positive capital account balances; 4) 70% to the Partnership and 30% to BGC.

                The Company is considered a corporate joint venture, and, thus, the Partnership accounts for its investment in the Company under the equity method of accounting.


    (6)  Partners' Capital

         (a)    Contributions

                Limited partners of the Partnership contributed $1.00 for each unit subscribed. Registration costs incurred by the Partnership have been offset against contributed capital. Such costs, which were incurred in 1989, amounted to approximately $198,000.

         (b)    Allocations, Distributions and Withdrawals

                In accordance with the partnership agreement, the Partnership's profits, gains and losses are allocated to each limited partner and the general partners in proportion to their respective capital contributions.

                Distributions are made monthly to the limited partners in proportion to their respective units as of the last day of the preceding calendar month. Accrued distributions payable represent amounts to be paid to the partners in January of the subsequent year based on their capital balances at December 31.


                The Partnership makes cash distributions to those limited partners who elect to receive such distributions. Those limited partners who elect not to receive cash distributions have their distributions reinvested in additional limited partnership units. Such reinvested distributions totaled $10,077,144, $8,975,209 and $8,395,180 for the years ended December 31, 1997,
                1996 and 1995, respectively. Reinvested distributions are not shown as partners' distributions or sales of partnership units in the accompanying statements of partners' capital.


                The limited partners may withdraw, or partially withdraw, from the Partnership and obtain the return of their outstanding capital accounts at $1.00 per unit (book value) within 91 days after written notices are delivered to the general partners, subject to the following limitations:

    (6)  Partners' Capital, Continued

                o Any such  payments  are  required  to be made  only  from cash
                  available   for   distribution,   net   proceeds  and  capital
                  contributions (as defined) during said 91-day period.

                o A maximum of $75,000 per partner may be  withdrawn  during any calendar quarter (or $100,000 in the case of a deceased limited partner).

                o The general  partners  are not required to establish a reserve fund for the purpose of funding such payments.

                o No  more  than  10% of  the  outstanding  limited  partnership interest may be withdrawn during any calendar year except upon dissolution of the Partnership.

         (c)    Promotional Interest of General Partners


                The general partners contributed capital to the Partnership in the amount of 0.5% of the limited partners' aggregate capital contributions and, together with their promotional interest, the general partners have an interest equal to 1% of the limited partners' contributions. This promotional interest of the general partners of up to 1/2 of 1% is recorded as an expense of the Partnership and credited as a contribution to the general partners' capital account as additional compensation. As of December 31, 1997, the general partners had made cash capital contributions of $957,164 to the Partnership. The general partners are required to continue cash capital contributions to the Partnership in order to maintain their required capital balance.

                The promotional interest expense charged to the Partnership was $70,747, $57,395 and $69,255 for the years ended December 31, 1997, 1996 and 1995, respectively.


    (7)  Contingency Reserves


         In accordance with the partnership agreement and to satisfy the Partnership's liquidity requirements, the Partnership is required to maintain cash as contingency reserves (as defined) in an aggregate amount of at least 1-1/2% of the gross proceeds of the sale of limited partnership units. The cash capital contribution of the general partners (amounting to $957,164 at December 31, 1997), up to a maximum of 1/2 of 1% of the limited partners' capital contributions, will be available as an additional contingency reserve, if necessary.

         The contingency reserves required at December 31, 1997 and 1996 were approximately $3,829,000 and $3,400,000, respectively. Certificates of deposit and certain cash equivalents as of the same dates were accordingly maintained as reserves.

    (8)  Income Taxes

         The net difference between partners' capital per the Partnership's federal income tax return and these financial statements is comprised of the following components:


                                                                                 1997                1996
                                                                              ------------        ------------



              Partners' capital per financial statements                  $    190,731,135         176,840,104
              Accrued interest income                                           (1,773,608)         (1,321,493)
              Allowance for loan losses                                          3,500,000           3,500,000
              Valuation allowance - real estate held for sale                    1,896,000             600,000
              Accrued distributions                                                544,385             511,456
                                                                            --------------      --------------

              Partners' capital per federal income tax return             $    194,897,912         180,130,067
                                                                            ==============      ==============


    (9)  Transactions with Affiliates

         OFG is entitled to receive from the Partnership a management fee of up to 2.75% per annum of the average unpaid balance of the Partnership's mortgage loans at the end of each of the preceding twelve months for services rendered as manager of the Partnership. The maximum management fee is reduced to 1.75% per annum if OFG has not provided during the preceding calendar year any of the certain services defined in the limited partnership agreement.

         All of the Partnership's loans are serviced by OFG, in consideration for which OFG receives up to .25% per annum of the unpaid principal balance of the loans. Servicing fees are paid from the interest income of the loans collected from the borrowers.


         Interest income on loans secured by trust deeds is collected by OFG and is remitted monthly to the Partnership, net of servicing fees earned by OFG. Interest receivable from OFG amounted to $1,773,608 and $1,321,493 at December 31, 1997 and 1996, respectively.

         OFG, at its sole discretion may, on a monthly basis, adjust the management and servicing fees as long as they do not exceed the allowable limits calculated on an annual basis. In determining the management and servicing fees and hence the yield to the Partnership, OFG may consider a number of factors, including the then-current market yields. Even though the fees for a month may exceed one-twelfth of the maximum limits, at the end of the calendar year the sum of the fees collected for each of the twelve months is equal to or less than the stated limits. Management fees amounted to approximately $3,879,000, $867,000 and $1,432,000 for the years ended December 31, 1997, 1996 and 1995, respectively, and are included in the accompanying statements of income. Service fee payments to OFG approximated $421,000, $384,000 and $371,000 for the years ended December 31, 1997, 1996 and 1995, respectively, and are included in the accompanying statements of income.

         OFG receives late payment charges from borrowers who make delinquent payments. Such charges are in addition to the normal monthly loan payments and totaled approximately $409,000, $241,000 and $152,000 for the years ended December 31, 1997, 1996 and 1995, respectively.


    (9)  Transactions with Affiliates, Continued


         OFG originates all loans the Partnership invests in and receives an investment evaluation fee payable from payments made by borrowers. Such fees earned by OFG amounted to approximately $2,994,000, $1,930,000 and $1,865,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

         During the year ended December 31, 1997, OFG purchased three loans secured by trust deeds from OMIF at face values in the total amount of $613,000 for cash of $340,000 and assumption of a loan in the amount of $273,000. OFG then foreclosed on the loans and sold one of the properties during 1997 for a gain of approximately $42,000.

         Included in loans secured by trust deeds at December 31, 1997 and 1996 are notes totaling $2,215,549 and $1,942,332, respectively, which are secured by properties owned by OFG. The loans bear interest at 8% per annum and are due on demand. The Partnership received interest income of $188,044, $72,427 and $131,482 during the years ended December 31, 1997, 1996 and 1995, respectively, from OFG under loans secured by trust deeds and the unsecured loan due from OFG.


   (10)  Net Income Per Limited Partner Unit


         Net income per limited partnership unit is computed using the weighted average of limited partnership units outstanding during the year, which was 186,954,376, 172,364,058 and 160,636,164 for the years ended
         December 31, 1997, 1996 and 1995, respectively.


   (11)  Fair Value of Financial Instruments

         The Financial Accounting Standards Board's Statement No. 107, Disclosures about Fair Value of Financial Instruments, requires the determination of fair value for certain of the Partnership's assets. The following methods and assumptions were used to estimate the value of the financial instruments included in the following categories:

         (a)    Cash and Cash Equivalents and Certificates of Deposit

                The carrying amount approximates fair value because of the relatively short maturity of these instruments.

         (b)    Loans Secured by Trust Deeds


                The carrying value of these instruments of $174,714,607 approximates the fair value as of December 31, 1997. The fair value is estimated based upon projected cash flows discounted at the estimated current interest rates at which similar loans would be made. The allowance for loan losses of $3,500,000 at December 31, 1997 should also be considered in evaluating the fair value of loans secured by trust deeds.

                                         Independent Auditors' Report



The Shareholders
Owens Financial Group, Inc.:



We have audited the accompanying consolidated balance sheet of Owens Financial Group, Inc. and subsidiaries (the Company) as of December 31, 1997. This consolidated balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this consolidated financial statement based on our audit.


We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.


In our opinion, the consolidated balance sheet referred to above present fairly, in all material respects, the financial position of Owens Financial Group, Inc. and subsidiaries as of December 31, 1997 in conformity with generally accepted accounting principles.


                                                     /s/KPMG Peat Marwick LLP



Oakland, California
February 13, 1998



                           OWENS FINANCIAL GROUP, INC.
                                AND SUBSIDIARIES

                           Consolidated Balance Sheet


                                December 31, 1997



                        Assets


Cash and cash equivalents                                                                       $    6,391,511
Investment in delinquent loans, less allowance for losses of $400,000                                  227,285
Trust deeds receivable, less allowance for losses of $325,000                                          869,829
Trust deeds held for sale                                                                            2,008,815
Receivables from affiliates                                                                            723,399
Investment in limited partnership                                                                    2,313,520
Investment in real estate joint venture                                                              3,065,807
Real estate held for sale, net of allowance for losses of $415,000                                   3,660,704
Property and equipment, net of accumulated depreciation of $529,203                                      8,708
Other assets                                                                                           288,046
                                                                                                  ------------

                                                                                                $   19,557,624

         Liabilities and Shareholders' Equity


Liabilities:
     Accounts payable and other accrued expenses                                                       100,331
     Accrued bonus, pension and profit sharing expense                                                 105,426
     Mortgages payable                                                                               2,630,549
     Note payable to bank                                                                            6,022,375
     Note payable to affiliate                                                                              --
     Deferred income                                                                                   419,541
                                                                                                  ------------

                  Total liabilities                                                                  9,278,222

Shareholders' equity:
     Common stock, $1 par value, authorized 100,000 shares; issued and
         outstanding 76,500                                                                             76,500
     Additional paid-in capital                                                                      1,868,646
     Retained earnings                                                                               8,646,477
     Notes receivable from shareholders                                                               (312,221)
                                                                                                  ------------

                  Total shareholders' equity                                                        10,279,402

                                                                                                $   19,557,624


See accompanying notes to consolidated balance sheet.

                           OWENS FINANCIAL GROUP, INC.
                                AND SUBSIDIARIES

                       Notes to Consolidated Balance Sheet


                                December 31, 1997




    (1)  Organization

         Owens Financial Group, Inc. (the Company) was incorporated in 1951 in the state of California. The Company is engaged in originating and servicing real estate loans secured by deeds of trust for private and institutional investors.

    (2)  Summary of Significant Accounting Policies

         (a)    Basis of Presentation


                The  accompanying   consolidated   balance  sheet  includes  the
                accounts of the Company and its wholly owned subsidiaries, Investors' Yield, Inc. (IY) and Owens Securities Corporation
                (OSC). The Company had ownership interests in IY and OSC of 75% and 79%, respectively, as of December 31, 1996. The additional ownership in IY and OSC was acquired during 1997. The primary business of IY is to act as trustee under deeds of trust securing promissory notes. The primary business of OSC is to market the limited partnership units of Owens Mortgage Investment Fund (OMIF), a California limited partnership for which the Company serves as the operating general partner. OSC is registered with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. All significant intercompany transactions have been eliminated in consolidation.


                The preparation of the balance sheet in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

         (b)    Cash and Cash Equivalents


                For purposes of the statements of cash flows, cash and cash equivalents includes interest-bearing bank deposits and short-term investments with original maturities of three months or less. Cash and cash equivalents includes approximately $1,840,000 invested in money market funds at December 31, 1997.

         (c)    Revenue Recognition


                Loans originated by the Company are sold to OMIF and other investors. Loan origination fees and direct loan origination costs are recognized as revenue and expense, respectively, at the time the related loans are funded in escrow as such loans are generally sold immediately to investors. Such fees earned on loans originated for OMIF totaled approximately $2,994,000 for the year ended December 31, 1997.

                Loan administration fees are earned for servicing real estate mortgage loans owned by private and institutional investors, including OMIF. The fees are generally calculated as a percentage of the outstanding principal balances of the loans serviced and are recorded as income when earned. The maximum servicing fee payable by OMIF is .25% per annum of the average unpaid principal balance of the loans. Such fees earned on loans serviced for OMIF totaled approximately $421,000 for the year ended December 31, 1997.

                The Company is entitled to receive from OMIF a management fee of up to 2.75% per annum of the average unpaid balance of OMIF's mortgage loans at the end of each of the preceding twelve months for services rendered as manager of OMIF. The maximum management fee is reduced to 1.75% per annum if the Company has not provided during the preceding calendar year any of the certain services defined in the limited partnership agreement. Such fees totaled approximately $3,879,000 for the year ended December 31, 1997.


                The Company, at its sole discretion may, on a monthly basis, adjust the management and servicing fees charged to OMIF as long as they do not exceed the allowable limits calculated on an annual basis. Even though the fees for a month may exceed one-twelfth of the maximum limits, at the end of the calendar year the sum of the fees collected for each of the twelve months is equal to or less than the stated limits.


                The Company receives late payment charges from borrowers who make delinquent payments. Such charges are in addition to the normal monthly loan payments and are recognized as revenue by the Company when collected. Late payment fees earned on loans serviced for OMIF totaled approximately $409,000 for the year ended December 31, 1997.


                In June 1996, the Financial Accounting Standards Board issued Statement No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities. Statement 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities and provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. The Company implemented Statement 125 effective January 1, 1997 which did not result in a material impact on the Company's financial position.

         (d)    Investment in Delinquent Loans


                Prior to May 1, 1993, the Company purchased all interest receivable and made certain other payments, such as property taxes and mortgage interest pursuant to senior indebtedness, on delinquent loans invested in by OMIF or other trust deed investors. In 1993 the Company discontinued its practice of purchasing receivables for delinquent interest for loans originated on or after May 1, 1993 and, effective November 1, 1994, discontinued such practice on certain loans originated prior to May 1, 1993. The outstanding balance of loans originated for OMIF which were originated prior to May 1, 1993 and OFG has indicated it may continue its practice of purchasing interest receivable totals approximately $4,542,000 as of December 31, 1997.


                The allowance for losses on the investment in delinquent loans is maintained at a level considered by management to provide adequately for potential losses related to purchases of receivables for interest and advances of other payments.

         (e)    Investment in Limited Partnership

                Investment in limited partnership reflects the Company's equity basis in OMIF. Under the equity method of accounting, the original investment is recorded at cost and is adjusted periodically to recognize additional investments made by the
                Company and the Company's share of profits, losses and distributions after the date of acquisition.

         (f)    Investment in Joint Venture

                The Company accounts for its investment in joint venture under the equity method of accounting. The joint venture investment in real estate is carried at the lower of cost or estimated fair value, less estimated costs to sell. The Company increases its investment by advances made to the joint venture. Any profit generated from the investment in joint venture is recorded as a gain on sale of real estate.

         (g)    Real Estate Held for Sale

                Real estate held for sale is carried at the lower of cost or estimated fair value, less estimated costs to sell. Cost includes the outstanding principal balance of the former mortgage loan plus advances made to OMIF or other investors for delinquent interest and other payments in the period prior to acquisition and the costs of obtaining title and possession. After acquisition of the real estate, a valuation allowance may be established to provide for estimated selling costs and any subsequent declines in fair value. Such valuation allowances are charged to provision for real estate held for sale in the expense section of the statements of income. Any other operating or holding costs associated with the ownership and operation of real estate held for sale are charged to net rental operations in the expense section of the statements of income. Net rental operations includes rental income, operating expenses, and interest costs of mortgages encumbering the real estate.

(2)      Summary of Significant Accounting Policies, Continued

                Effective   January  1,  1996,  the   Partnership   adopted  the
                provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 121 (FAS 121), Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. The adoption of FAS 121 did not result in a material impact on the Company's financial position.

         (h)    Property and Equipment

                Property and equipment include property, furniture, equipment and leasehold improvements stated at cost less accumulated depreciation and amortization. Buildings are depreciated using the straight-line method over an estimated life of approximately 30 years. Furniture and equipment is depreciated using an accelerated method over the estimated useful lives of the respective assets (generally five to seven years). Leasehold improvements are amortized using the straight-line method over the term of the lease or the estimated useful life of the assets, whichever is shorter.

         (i)    Income Taxes

                The Company is a qualified Subchapter S corporation for federal income tax and state franchise tax reporting and therefore the income of the Company is includable in the income tax returns of the shareholders. Accordingly, no provision has been made in the financial statements for the effect of federal income taxes. A provision has been made for minimum state franchise tax for financial institutions at 3.5% of income before income taxes.

                Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

    (3)  Investment in Delinquent Loans and Allowance for Losses


         Investment in delinquent loans include approximately $370,000 of interest receivable purchased from OMIF and advances made on behalf of borrowers on OMIF loans as of December 31, 1997. Interest receivables purchased and advances made during 1997 on OMIF loans which are still outstanding as of December 31, 1997 approximate $219,000.


    (4)  Trust Deeds


         Trust deeds receivable represent portions of real estate mortgages purchased by the Company and held for investment purposes and outstanding advances which are converted by the Company to secured notes receivable. Such trust deeds have varying maturities through 2010 and have interest rates ranging from 7.5% to 13.0%.


         Trust deeds held for sale consist of loans that have been funded and are awaiting sale to investors. Such deeds are valued at the lower of historical cost or current market value as determined by outstanding commitments from investors and generally relate to properties located in California.

    (4)  Trust Deeds, Continued


         During 1997, the Company purchased two loans secured by second deeds of trust from OMIF for $600,000 (face value). OMIF subsequently purchased the property securing the loans at the senior lienholders trustee sale for $1,350,000; thus, wiping out the Company's junior deeds of trust. The Company recorded bad debt expense of $600,000 as a result of this transaction.


    (5)  Receivables from Affiliates


         Included in receivables from affiliates is a note receivable from a shareholder of $21,399 at December 31, 1997. This receivable bears interest at 9.5% and is due in December 2001.

         Receivables of $2,000 at December 31, 1997 represent OMIF expenses paid by the Company in December of each year and reimbursed by OMIF in January. As of December 31, 1997, the Company has a $700,000 receivable from OMIF which represents a deferred loan origination fee on a loan originated by the Company and sold to OMIF during 1997.


    (6)  Investment in Limited Partnership


         OMIF is engaged in the business of investing in real estate loans secured by trust deeds. As of December 31, 1997, OMIF's total investment in loans was approximately $174,715,000. The Company is a general partner of OMIF. Investment in limited partnership represents the Company's 1% general partner interest, along with an investment in limited partnership units of OMIF totaling $401,493 as of December 31, 1997.


    (7)  Investment in Joint Venture

         During 1996, the Company entered into a joint venture with Wood Valley Development, Inc. (Woodvalley) where the company provides advances to Woodvalley to purchase 34 lots located at the Carmel Valley Ranch and develop single family homes.


         Woodvalley entered into an option to purchase real property agreement (Option Agreement) with Carmel Valley Ranch, L.P. (Carmel Valley), the owners of the 34 lots. The Option Agreement states that Woodvalley has the option to purchase a minimum of 8 lots per year. If the minimum is not purchased, then the Option Agreement will be deemed terminated. The purchase price for the lots is specified at $90,000 per lot. As of December 31, 1997, Woodvalley had purchased 28 lots. The remaining 6 lots are expected to be purchased during fiscal year 1998.


         The Company advances funds to Woodvalley to purchase the lots and for the direct construction costs of developing the lots. The Company is entitled to receive interest at a rate of prime plus 2% on the advances to Woodvalley.

    (7)  Investment in Joint Venture, Continued



         As WV-OMIF Partners, L.P. (a limited partnership between OMIF and Woodvalley) is also developing 30 similar lots which are interspersed among the 34 lots being developed by OFG and Woodvalley, WV-OMIF Partners, L.P. is incurring the infrastructure costs which benefit all 64 lots, including the 34 lots being developed by the Company and Woodvalley. To the extent that Woodvalley exercises its option to purchase the lots, the Company and Woodvalley will reimburse WV-OMIF Partners, L.P. their pro rata share of the infrastructure costs with the funds received from the sale of the developed homes. As of December 31, 1997, the Company and Woodvalley had reimbursed $648,096 in development costs to WV-OMIF Partners, L.P. The balance of development costs due to WV-OMIF Partners, L.P. totals $102,579 as of December 31, 1997.

         During 1997, the Company advanced $5,787,843 to Woodvalley which includes $1,440,000 for the purchase of 28 lots and $4,347,843 for direct construction costs. The Company and Woodvalley sold 17 homes in 1997 for proceeds of $9,026,485 and the net gain allocable to the Company was $2,077,937 including interest of $309,015. In addition, $7,287,604 was distributed to the Company in 1997.


         Distributions of cash received from the sale of the homes are made in the following priority: (1) to third parties, such as real property taxes and assessments, lenders, contractors, etc.; (2) to OMIF for reimbursement of the Company and Woodvalley's pro rata share of the infrastructure costs, as each lot sells; (3) to reimburse the Company in the amount of $90,000 per lot, as each lot sells; (4) to pay the Company the interest on the cash advances in full, as each lot sells;
         (5) to reimburse the Company for its out-of-pocket cash advances for each lot, as each lot sells; and (6) the remainder to Woodvalley and the Company at a rate of 30% to Woodvalley and 70% to the Company.

    (8)  Real Estate Held for Sale


         Real estate held for sale at December 31, 1997 consists of the following:



             Industrial building, Oakland, California, net of valuation
                  allowance of $170,000                                                          $     667,158
             Commercial building, Benicia, California, net of valuation
                  allowance of $160,000                                                                323,489
             Mini storage complex, Turlock, California                                               1,693,692
             Industrial building, Pittsburg, California, net of valuation
                  allowance of $24,000                                                                 244,491
             Motel property, Turlock, California, net of valuation allowance
                  of $61,000                                                                           510,298
             Residential property, Sunnyvale, California                                               149,253
             Residential property, Ione, California                                                     72,323
                                                                                                   -----------
                                                                                                 $   3,660,704
                                                                                                   ===========

         During 1997, the Company purchased three loans from OMIF in the total amount of $613,400 for cash of $340,400 and a mortgage payable to OMIF of $273,000. The Company then foreclosed on the loans and obtained title to four properties providing security on the loans. One of the properties was sold by the Company during 1997 for a gain of approximately $42,000.


    (9)  Mortgages Payable


         Mortgages payable are secured by properties acquired through loan foreclosures and held for sale which have a net book value of $2,928,830 as of December 31, 1997 (see note 8). Outstanding balances at December 31, 1997 consist of the following:



              Payable to OMIF, interest payable monthly at 8%, due on demand                    $    1,450,000
              Payable to OMIF, interest payable monthly at 8%, due on demand                           492,549
              Payable to affiliated investors, interest payable monthly at
                  10%, due on demand                                                                   415,000
              Payable to OMIF, interest payable monthly at 8%, due on demand                           273,000
                                                                                                  ------------
                                                                                                $    2,630,549
                                                                                                  ============


   (10)  Note Payable to Bank


         The Company has a line of credit agreement with a bank which provides interim financing on mortgage loans originated by the Company for sale to OMIF or to outside investors. The amount of credit available under this line is $9,000,000, of which $6,022,375 was outstanding at December 31, 1997. These borrowings are short-term in nature and are repaid within a couple days once the related loans are sold to OMIF or outside investors. The Company has the option to use up to $1,600,000 of the line of credit for general corporate purposes, including short-term investments in certain real property assets which have been pre-approved by the bank. At December 31, 1997, the Company had not drawn funds under this option. Borrowings under this line of credit bear interest at the bank's prime rate, which was 8.5% at December 31, 1997. The line of credit expires on May 31, 1998. Management expects to renew the line of credit in the normal course of business.


   (11)  Profit Sharing and Pension Plans

         The Company maintains defined contribution profit sharing and pension plans (the Plans) covering substantially all full-time employees. Contributions to the Plans are determined by the Board of Directors and are dependent on net income, gross payroll and commissions of eligible employees, and statutory limitations of the Internal Revenue Code.

   (12)  Incentive Stock Options


         Outstanding incentive stock options granted by the Company at an exercise price of $44.96 per share totaled 4,000 as of December 31, 1997. Options exercised during the year ended December 31, 1997 totaled 1,000 at an exercise price of $44.96 per share. One thousand options are exercisable in each of the years ended December 31, 1998 through 2001. Any portion of an option not exercised in any year that the option is exercisable may not be exercised in any subsequent year.

         The shares issued under options exercised during 1997 were issued in exchange for notes receivable of $44,960. The aggregate outstanding balance of notes receivable from shareholders of $312,221 as of December 31, 1997 bears interest at 6% with a maturity date of March 1, 2008.


   (13)  Leases


         The Company leases its offices under a noncancelable operating lease from a partnership in which the Company is a partner. The lease expires March 15, 2000 and contains renewal options for two five-year terms. The Company is required to pay all operating expenses of the property. The annual base rent of $137,760 is subject to adjustment each year for increases in a defined index.


   (14)  Loan Administration


         As of December 31, 1997, the Company serviced 256 loans owned by private and institutional investors, including OMIF. Such serviced loans amounted to approximately $219,013,000 at December 31, 1997, including approximately $174,715,000 of loans owned by OMIF. The serviced loans are not included in the accompanying consolidated balance sheet.

                                                                      EXHIBIT A

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.


                              AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT
                         Owens Mortgage Investment Fund

THIS LIMITED PARTNERSHIP AGREEMENT (the "Agreement") is made and entered into by and among David Adler, David K. Machado, Milton N. Owens, William C. Owens, Larry Schultz and Owens Financial Group, Inc. as General Partners (hereinafter sometimes referred to as the "General Partners" and in the case of Owens
Financial Group, Inc. as the "Corporate General Partner"), and each of the persons who execute this Agreement as a Limited Partner (hereinafter referred to collectively as the "Limited Partners"). The General Partners and the Limited Partners are hereinafter occasionally referred to collectively as the "Partners."

The Partners hereby agree as follows:

I.       FORMATION

1. Uniform Limited Partnership Act. The parties hereto have agreed to form, and by executing this Agreement hereby enter into, a limited partnership (the "Limited Partnership") pursuant to the provisions of the California Corporations Code, Title 2, Chapter 2, known as the Uniform Limited Partnership Act (the "Act"), which Act shall govern the rights and liabilities of the Partners, except as otherwise herein expressly stated.

2. Name. The name of the Limited Partnership is Owens Mortgage Investment Fund. Upon the execution of this Agreement (and thereafter as may subsequently be required by law), the General Partners shall sign and cause to be filed and published in the county in which the principal place of business of the Limited Partnership is situated, a Fictitious Business Name Statement, as required by
Section 17900, et seq. of the California Business and Professions Code.

3. Place of Business. The principal place of business for the Limited Partnership shall be located at 2221 Olympic Blvd., Walnut Creek, CA 94595; provided, however, that the General Partners may change the address of the principal office by notice in writing to all Limited Partners. In addition, the Limited Partnership may maintain such other offices and places of business as the General Partners may deem advisable at any other place or places within the United States.

4. Places of Business and Residence of the General Partners and Limited Partners. The principal place of business of the General Partners and the places of residence of the Limited Partnership shall be those addresses set forth opposite their respective names at the end of this Agreement or in any amendment hereto. The General Partners and Limited Partners may change such places of business or residence by written notice to the Limited Partnership, which notice shall become effective upon receipt.

5. Certificate of Limited Partnership. The Limited Partnership's Certificate of Limited Partnership (the "Certificate") was filed and recorded in Contra Costa County on June 14, 1984 pursuant to the provisions of Section 15502 of the Act. From time to time in their sole discretion, the General Partners shall cause an amended Certificate to be filed in the office of the Secretary of State of California and of the Recorder for any county in the State of California, as appropriate. The Certificate shall be amended or canceled as required by the above-mentioned Act, as from time to time in effect.

6. Term. The Limited Partnership commenced its existence and business on June 14, 1984. Unless earlier dissolved under the provisions of this Agreement, the Limited Partnership shall be dissolved on December 31, 2034.

7. Purpose. The business and purpose of the Limited Partnership shall be to make first, second, third, wraparound and construction mortgage loans and mortgage loans on leasehold interests as contemplated by the Limited Partnership's Prospectus, as amended or supplemented from time to time (the "Prospectus").

II.      DEFINITIONS

The following terms shall have the following respective meanings:

"Adjusted capital contribution" means the capital contribution of the Limited Partners and the General Partners reduced by all prior distributions of net proceeds made to the Limited Partners and the General Partners.

"Affiliate" means: (i) any person directly or indirectly controlling, controlled by, or under common control with another person; (ii) any person owning or controlling ten percent (10%) or more of the outstanding voting securities of such other person; (iii) any officer, director, or partner of such person; and
(iv) if such other person is an officer, director, or partner, any company for which such person acts in such capacity.

         "Capital contribution" means the total initial investment and contribution to the capital of the Limited Partnership in cash by an investor for a Limited Partnership interest (or the contribution to capital by the General Partners which shall be deemed to be 1% of the aggregate capital contributions of the Limited Partners) without deduction of selling, organization, or other expenses, together with any and all reinvested distributions. To the extent of the difference between the cash contributions to the capital of the Limited Partnership by the General Partners and the aforesaid 1% amount, the General Partners will have a promotional interest in the Limited Partnership.

"Cash available for distribution" means the excess of the total cash revenues generated by the Limited Partnership's investments (other than net proceeds) less aggregate cash disbursements, including debt amortization and interest, operating expenditures, partnership expenses, and amounts set aside for restoration or creation of reserves.

"First Mortgage" means a mortgage which takes priority or precedence over all other charges or liens upon the same real property, other than a lessee's interest therein, and which must be satisfied before such other charges are entitled to participate in the proceeds of any sale. Such priority shall not be deemed as abrogated by liens for taxes, assessments which are not delinquent or remain payable without penalty, contracts (other than contracts for repayment of borrowed moneys), or leases, mechanic's and materialman's liens for work performed and materials furnished which are not in default or are in good faith being contested, and other claims normally deemed in the same local jurisdiction not to abrogate the priority of a first mortgage.

"First mortgage loans" means mortgage loans secured or collateralized by first mortgages.

"Mortgage loans" means notes, debentures, bonds, and other evidences of indebtedness or obligations which are negotiable or nonnegotiable and which are secured or collateralized by mortgages.

"Net proceeds" means the cash proceeds from any repayment of principal or sale or other disposition of the Limited Partnership's mortgage loans or other Limited Partnership asset remaining after deducting all expenses relating to the transaction.

"Person" means any natural person, partnership, corporation, association, or other legal entity.

"Real  property"  means  and  includes  land  and  any  buildings,   structures,
improvements, fixtures, and equipment located on or used in connection with land, but does not include mortgages, mortgage loan, or interests therein.

"Unit" means an interest in the Limited Partnership, represents a contribution of One Dollar ($1.00) to the capital of the Limited Partnership by a Limited Partner, and entitles the holder thereof to the rights and interests of Limited Partners as herein provided.

"Wraparound mortgage loan" means a loan in an amount equal to the balance due under an existing mortgage loan plus an additional amount advanced by the lender holding the wraparound mortgage loan, where the existing mortgage loan will not be retired.

III      PARTNERSHIP INTEREST AND CAPITAL

1. Capital Contribution of Partners. The capital of the Limited Partnership shall be contributed by the Limited Partners and the General Partners. The Limited Partners shall contribute to the capital of the Limited Partnership for each unit subscribed, cash in the amount of One Dollar ($1.00). The General Partners shall contribute to the capital of the Limited Partnership cash in an amount equal to one-half of one percent (1/2 of 1%) of the aggregate capital contributions of the Limited Partners. Owens Financial Group, Inc., the Corporate General Partner shall receive, as described in the Prospectus, promotional interests in the capital of the Limited Partnership equal to 1/2 of 1% of the aggregate capital contributions of the Limited Partners.

2. Entry into Partnership. In the General Partners' sole discretion, units up to an aggregate outstanding amount of $250,000,000 may be offered and sold by the Limited Partnership. Purchasers of such units shall become Limited Partners immediately on acceptance of subscriptions by a General Partner.

3. Nonassessability of Units. The units are nonassessable. Once a unit has been paid for in full, the holder of the unit has no obligation to make additional contributions to the Limited Partnership.

4. Capital Accounts. A capital account shall be established for each Limited Partner and for the General Partners. Loans made by any Limited Partner, or the General Partners, shall not be considered contributions to the Limited Partnership. Neither a Limited Partner nor a General Partner shall be entitled to withdraw any part of his or its capital account or to receive any distributions from the Limited partnership except as specifically provided herein. No interest shall be paid on any capital invested in the Limited Partnership, whether by the General Partner or any Limited Partner.

5. Liability of Limited Partners. Notwithstanding anything to the contrary contained in the foregoing, a Limited Partner shall not become liable for the obligations of the Limited Partnership in an amount in excess of his capital contribution.

IV.      MANAGEMENT

1. Control in General Partners. Subject to the provisions of Article IV.2., and except as otherwise expressly stated elsewhere in this Agreement, the General Partners shall have exclusive control over the business of the Limited Partnership, including the power to assign duties, to sign bills of sale, title documents, leases, notes, security agreements, mortgage loans and contracts, and to assume direction of the business operations. Without limiting the generality of the foregoing, such powers include the right:

         (a) To evaluate potential Limited Partnership investments and to expend the capital and profits of the Limited Partnership in furtherance of the Limited Partnership's business;

         (b) To acquire, hold, lease, sell, trade, exchange, or otherwise dispose of all or any portion of Limited Partnership property or any interest therein at such price and upon such terms and conditions as the General Partners may deem proper;

         (c) To manage, operate, and develop Limited Partnership property, or to employ and supervise a property manager who may be an affiliate of the General Partners;

         (d) To borrow money from banks and other lending institutions for any Limited Partnership purpose, and as security therefor, to encumber Limited Partnership property;

         (e) To repay in whole or in part, refinance, increase, modify, or extend, any obligation, affecting Limited Partnership property;

         (f) To employ from time to time at the expense of the Limited Partnership persons, including the General Partners or affiliates of any of the Partners, required for the operation of the Limited Partnership's business, including employees, agents, independent contractors, brokers, accountants, attorneys, and others; to enter into agreements and contracts with such persons on such terms and for such compensation as the General Partners determine to be reasonable; and to give receipts, releases, and discharges with respect to all of the foregoing and any matters incident thereto as the General Partners may deem advisable or appropriate; provided, however, that any such agreement or contract between the Limited Partnership and the General Partners or between the Limited Partnership and an affiliate of the General Partners shall contain a provision that such agreement or contract may be terminated by the Limited Partnership without penalty on sixty (60) days' written notice and without advance notice if a General Partner or affiliate who is a party to such contract or agreement resigns or is removed pursuant to the terms of this Agreement and whenever possible, contracts between the Limited Partnership and others shall contain a provision recognizing that the Limited Partners shall have no personal liability for performance or observance of the contract;

         (g) To maintain, at the expense of the Limited Partnership, adequate records and accounts of all operations and expenditures and furnish the Limited Partners with annual statements of account as of the end of each calendar year, together with all necessary tax-reporting information;

         (h) To purchase, at the expense of the Limited Partnership, liability and other insurance to protect the property of the Limited Partnership and its business;

         (i) To refinance, recast, modify, consolidate, or extend any mortgage loans or other investments owned by the Limited Partnership;

         (j) To pay all organization expenses incurred in connection with the Limited Partnership, and to pay all operational expenses incurred in connection with the operation of the Limited Partnership;

         (k) To file tax returns on behalf of the Limited Partnership and to make any and all elections available under the Internal Revenue Code of 1986, as amended;

         (l) To designate one of the General Partners as the "tax matters partner" of the Limited Partnership as that term is defined in Section 6231(a)(7) of the Internal Revenue Code of 1986, as amended. With respect to such designation, David Adler shall be the "tax matters partner" of the Limited Partnership until another General Partner is appropriately designated as the new "tax matters partner"; and

         (m) Without consent of the Limited Partners, to modify, delete, add to or correct from time to time any provision of this Agreement for one or more of the following reasons:

                  (i) To cure any ambiguity or formal defect or omission herein;

                  (ii) To grant to Limited Partners any additional rights, remedies, powers or authorities that may be lawfully granted or conferred upon them;

                  (iii) To conform this Agreement to applicable laws or regulations, including without limitation, changes in federal or state securities or tax laws and regulations, and guidelines of the North American Association of Securities Administrators; and

                  (iv) To make any other change in this Agreement which, in the judgment of the General Partners is not to the prejudice of the Limited Partners. The General Partners shall give prompt written notice to all Limited Partners of each change to this Agreement made pursuant to this paragraph (m).

2. Limitations on General Partners' Authority. A General Partner shall not have authority to:

         (a) do any act in contravention of this Agreement or of the temporary or permanent investment policies set forth in the Prospectus;

         (b) do any act which would make it impossible to carry on the ordinary business of the Limited Partnership;

         (c) confess a judgment against the Limited Partnership;

         (d) possess Limited Partnership property or assign the rights of the Limited Partnership in property for other than a partnership purpose;

         (e) admit a person as a General Partner without the prior affirmative vote or consent of the Limited Partners (excluding units owned by any General Partner) owning a majority in interest of the outstanding units, or such higher vote as may be required by applicable law;

         (f) sell, pledge, refinance, or exchange all or substantially all of the assets of the Limited Partnership, without the prior affirmative vote or consent of the Limited Partners (excluding units owned by any General Partner) owning a majority in interest of the outstanding units;

         (g) amend this Agreement without the prior affirmative vote or consent of the Limited Partners (excluding units owned by any General Partner) owning a majority in interest of the outstanding units, except as permitted by Article
IV.1 (m);

         (h) dissolve the Limited Partnership without the prior affirmative vote or consent of the Limited Partners (excluding units owned by any General Partner) owning a majority in interest of the outstanding units;

         (i) grant to himself or any of his affiliates an exclusive right to sell any Limited Partnership assets;

         (j) receive or permit any General Partner or any affiliate of the General Partners to receive any insurance brokerage fee or write any insurance policy covering the Limited Partnership or any Limited Partnership property;

         (k) receive from the Limited Partnership a rebate or give-up or participate in any reciprocal business arrangement which would enable any General Partner or any of his affiliates to do so;

         (l) commingle the Limited Partnership's funds with those of any other person;

         (m) make any loans to the Limited Partnership or otherwise directly provide financing to the Limited Partnership; or

         (n) pay or award, directly or indirectly, any commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchase of units; provided, however, that this clause shall not prohibit the normal sales commissions payable to a registered broker-dealer or other properly licensed person for selling units.

3. Extent of General Partners' Obligation. The General Partners shall devote such of their time to the business of the Limited Partnership as they determine, in good faith, to be reasonably necessary to conduct its business. The General Partners shall not be bound to devote all of their business time to the affairs of the Limited Partnership, and the General Partners and their affiliates may engage for their own account and for the account of others in any business ventures and employments, including ventures and employments having a business similar or identical or competitive with the business of the Limited Partnership. As a fiduciary of the Limited Partnership, the General Partners agree that the assets of the Limited Partnership will not be commingled with the assets of the General Partners or any other person and will be used or expended solely for the use of the Limited Partnership. The Limited Partnership shall not permit a Limited Partner to contract away the fiduciary duty owed to such Limited Partner by the General Partners under common law. If at any time any General Partner owns any units as a Limited Partner, his rights to vote such units will be waived and not considered outstanding in any vote for removal of a General Partner or for amendment of this Agreement or otherwise.

4. Indemnification of a General Partner. Except in the case of negligence or misconduct, the General Partners and agents acting on their behalf shall not be liable, responsible, or accountable in damages or otherwise to the Partnership (in any action including a Partnership derivative suit) or to any of the Limited Partners for the doing of any act or the failure to do any act, the effect of which may cause or result in loss or damage to the Partners, if done in good faith to promote the best interests of the Partnership. The General Partners and their agents shall be entitled to be indemnified by the Partnership from the assets of the Partnership, or as an expense of the Partnership, but not from the Limited Partners, against any liability or loss, as a result of any claim or legal proceeding (whether or not the same proceeds to judgment or is settled or otherwise brought to a conclusion) relating to the performance or nonperformance of any act concerning the activities of the Partnership, except in the case where the General Partners or their agents are guilty of bad faith, negligence, misconduct, or reckless disregard of duty, provided such act or omission was done in good faith to promote the best interests of the Partnership. The indemnification authorized by this paragraph shall include the payment of reasonable attorneys' fees and other expenses (not limited to taxable costs) incurred in settling or defending any claims, threatened action, or finally adjudicated legal proceedings.

Notwithstanding the foregoing, neither the General Partners nor any officer, director, employee, agent, subsidiary or assign of the General Partners or of the Limited Partnership shall be indemnified from any liability, loss or damage incurred by them in connection with (i) any claim or settlement involving allegations that the Securities Act of 1933, as amended, or any state securities act was violated by the General Partners or by any such other person or entity, except as and to the extent permitted by the Real Estate Programs Guidelines of the North American Securities Administrators Association and applicable rules, regulations or policies of the Securities and Exchange Commission, as in effect from time to time, or (ii) any liability imposed by law, including liability for fraud, bad faith, or negligence.

V.       RIGHTS OF LIMITED PARTNERS

1. No Limited Partner, as such, shall take part in the management of the business of, or transact any business for, the Limited Partnership, nor have the power to sign for or bind the Limited Partnership to any agreement or document. Notwithstanding the foregoing, a majority in interest of the Limited Partners (excluding units owned by any General Partner) may, without the concurrence of the General Partners, vote or consent (and such vote or consent will be required) to:

         (a) amend this Agreement except as permitted by Article IV.1 (m),

         (b) dissolve the Limited Partnership,

         (c) remove any General Partner and elect one or more new General Partners (see Article XII.2.), or

         (d) approve or disapprove the sale, pledge, refinancing, or exchange of all or substantially all of the assets of the Limited Partnership.

         2 The Limited Partners and their designated representatives shall have access to all books and records of the Limited Partnership during normal business hours. A list of the names and addresses of all Limited Partners shall be maintained as a part of the records of the Limited Partnership and shall be made available on request to any Limited Partner or his representative at his cost for a stated purpose not contrary to the best interests of the Partnership.

VI.      INVESTMENT AND OPERATING POLICIES

         1. The Limited Partnership may make mortgage loans of such duration and on such real property and with such additional security as the General Partners in their sole discretion shall determine. Such mortgage loans may be senior to other mortgage loans on such property, or junior to other mortgage loans on such property, all in the sole discretion of the General Partners.

         2. The Limited Partnership may not ordinarily incur indebtedness for the purpose of making mortgage loans. However, the Limited Partnership may incur indebtedness in order:

         (a) to prevent default under prior loans or to discharge them entirely if this becomes necessary to protect the Limited Partnership's mortgage loans, and

         (b) to assist in the operation of any property on which the Partnership has theretofore made a mortgage loan and has subsequently taken over the operation thereof as a result of default or to protect such mortgage loan.

         3. The Limited Partnership will limit any single mortgage loan and will limit its mortgage loans to any one borrower to not more than 10% of the total Partnership assets as of the date the loan is made.

         4. The Limited Partnership shall require that a mortgagee's or owner's title insurance policy as to the priority of a mortgage or the condition of title be obtained in connection with the making of each mortgage loan. The Limited Partnership shall also receive an independent on-site appraisal for each property on which it makes a mortgage loan. All such appraisals shall be conducted by an independent fee appraiser qualified by or holding a designation from one or more of the following organizations: The Federal National Mortgage Association, The Federal Home Loan Mortgage Corporation, The National Association of Review Appraisers, The Appraisal Institute, the Society of Real Estate Appraisers, The National Association of Real Estate Appraisers or the Class IV Savings and Loan Appraisers. Such appraisals will be retained at the office of the Partnership and will be available for review by any Limited Partner for a period of at least five years after the last day that the Limited Partnership holds a mortgage secured by the subject property.

5. There shall at all times be title, fire, and casualty insurance in an amount equal to the Partnership's loan plus any outstanding senior lien on the security property naming the Partnership and any senior lienor as loss payees, and Request for Notice of Default shall be recorded in the county where the security property is situated.

6. Loans may be purchased from the General Partners or their affiliates only if any such loan is not in default and otherwise satisfies all requirements of this
Article VI. If any such loan was not originated within the previous 90 days, the General Partners or their affiliates shall at all times retain at least a 10% interest in such loan.

7. The Limited Partnership will maintain a contingency reserve in an aggregate amount of at least 1-1/2% of the gross proceeds from the sale of Units. The cash capital contributions of the General Partners specified in Article III.1. of this Agreement, up to a maximum of 1/2 of 1% of the aggregate capital contributions of the Limited Partners, will be available as an additional contingency reserve if necessary.

VII.     ACCOUNTING RECORDS, REPORTS AND MEETINGS

1. Books of Accounts and Records. The Limited Partnership's books and records and the Certificate shall be maintained at the principal office of the Limited Partnership, and each Partner shall have access thereto at all reasonable times as provided in Article V.2. The books and records shall be kept in accordance with sound accounting practices and principles applied in a consistent manner by the Limited Partnership and shall reflect all transactions and be appropriate and adequate for the business of the Limited Partnership. There shall be transmitted to each of the Limited Partners, within 120 days after the end of each calendar year, an annual report including annual audited financial statements of the Limited Partnership prepared in accordance with generally accepted accounting principles and a summary of related party transactions. Within a 60-day period after the close of each fiscal year, a report shall be transmitted to each Limited Partner indicating the Limited Partnership information necessary for Federal income-tax purposes. The Limited Partnership shall file all required documents with the applicable regulatory agencies.

2. Bank Accounts. Limited Partnership moneys shall be deposited in the name of the Limited Partnership in one or more banks or savings and loan associations to be designated by the General Partners and shall be withdrawn on the signature of the General Partners or any person or persons authorized by them.

3. Meetings of Limited Partners. Special meetings of the Limited Partners to vote upon any matters as to which the Limited Partners are authorized to take action under this Agreement may be called at any time by the General Partners or by one or more Limited Partners holding more than ten percent (10%) of the outstanding units by delivering written notice, either in person, or by registered mail, of such call to the General Partners. Within ten (10) days following receipt of such request, the General Partners shall cause a written notice, either in person or by registered mail, to be given to the Limited Partners entitled to vote at such meeting, that a meeting will be held at a time and place fixed by the General Partners, convenient to the Limited Partners, which is not less than fifteen (15) days nor more than sixty (60) days after the filing of the notice of the meeting. Included with the notice of the meeting shall be a detailed statement of the action proposed, including a verbatim statement of the wording of any resolution proposed for adoption by the Limited Partners and of any proposed amendment to this Limited Partnership Agreement. There shall be deemed to be a quorum at any meeting of the Limited Partnership at which Limited Partners (excluding units owned by any General Partner) attending such meeting own a majority of the outstanding units. The General Partners shall be entitled to notice of and to attend all meetings of the Limited Partners, regardless of whether called by the General Partners. In lieu of special meetings, Limited Partners may take action by written consent.

4. Reports. The General Partners shall distribute to the Limited Partners such other reports as are described under the caption "Reports to Limited Partners" in the Prospectus.

VIII.    ALLOCATIONS AND DISTRIBUTIONS

1.       Allocations.

         (a) General Allocation. The profits, gains and losses of the Limited Partnership and each item of gain, loss, deduction, or credit entering into the computation thereof shall be determined in accordance with the accounting methods followed for Federal income-tax purposes, and otherwise in accordance with generally accepted accounting principles and procedures. Such profits, gains, and losses shall be allocated to each Limited Partner and the General Partners in the ratio that its capital contribution bears to the aggregate capital contributions.

         (b) Provisional Allocation. In the event that any amount claimed by the Limited Partnership to constitute a deductible expense in any tax year of the Limited Partnership is treated as a payment made to a Partner in his capacity as a member of the Limited Partnership for income-tax purposes, income and gains of the Limited Partnership for such year shall first be allocated to such payment and no deductions and losses of the Limited Partnership shall be allocated thereto.

2.       Distributions.

         (a) Cash Available for Distribution. The Limited Partnership shall make distributions of cash available for distribution to those Limited Partners who have on file with the Limited Partnership their written election to receive such distributions. A pro rata share of the total cash available for distribution to Limited Partners shall be distributed monthly to each Limited Partner making such election, in proportion to the weighted average units owned during the preceding calendar month. All sums of cash available for distribution not so distributed shall be credited proportionately to the capital accounts of the remaining Limited Partners and either credited or distributed to the General Partners, according to their respective partnership interests.

         (b) Net Proceeds. Net proceeds, if any, may be reinvested in new loans in the sole discretion of the General Partners or may be distributed at such times and in such intervals as the General Partners may determine in their sole discretion. In the event of any distributions of net proceeds, such distributions shall be made to the Partners according to their respective partnership interests as described in Subsection 2(a) above, provided that no such distributions are to be made to the General Partners with respect to that portion of their adjusted capital contribution represented by a promotional interest, until the Limited Partners shall have received 100% of their capital contributions.

         (c) Uninvested Proceeds. Any proceeds from the sale of units that have not been invested by the Limited Partnership within two years of the date of the Offering Circular or within two years of any amendment or supplement thereto (except for reserves and necessary operating capital) shall be distributed pro rata to the Partners as a return of their capital contributions.

IX.      TRANSACTIONS BETWEEN THE LIMITED PARTNERSHIP AND AFFILIATES

1. Investment Evaluation Fee. An affiliate of the General Partners or the Corporate General Partner may receive investment evaluation fees payable by borrowers for services rendered in connection with the evaluation of potential investments of the Limited Partnership as described in the Prospectus.


2. Loan Servicing and Management Fees. The Corporate General Partner may act as servicing agent with respect to all Limited Partnership loans, in consideration for which it shall be entitled to receive from borrowers up to 1/4 of 1% per annum of the unpaid balance of the Limited Partnership mortgage loans. The Corporate General Partner shall act as manager of the Limited Partnership, which duties shall include, but not be limited to, dealings with limited partners, accounting, tax and legal matters, communications and filings with regulatory agencies and all other needed management duties. The Corporate General Partner may also, at its sole discretion and subject to change at any time (1) advance its own funds to the Limited Partnership or to any senior lienholder to cover delinquent interest or principal payments on mortgage loans held by the Limited Partnership, (2) advance its own funds to cover any other costs associated with delinquent loans held by the Limited Partnership including, but not limited to, property taxes, insurance and legal expense and (3) purchase such defaulted loans at their book value from the Limited Partnership. In consideration of the management services referred to in this paragraph, the Corporate General Partner is entitled, effective September 1, 1992, to receive from the Limited Partnership a management fee payable monthly subject to a maximum of 2-3/4% per annum (1-3/4% per annum if the Corporate General Partner has not provided during the preceding calendar year any of the services set forth in the preceding sentence) of the unpaid balance of the Limited Partnership's mortgage loans at the end of each of the preceding 12 months. The Corporate General Partner may also receive from the delinquent borrowers of loans, on which it has advanced funds or which it has purchased, the overdue interest payments and late payment charges.


3. Partnership Expenses. All of the Limited Partnership's expenses shall be billed directly, to the extent practicable, to and paid by the Limited Partnership. Reimbursement to the General Partners, or their affiliate, for organization and offering expenses including, but not limited to, legal and accounting expenses, printing costs, and filing fees will be made from cash available for distribution during the first five years following the expenditure. Reimbursement (other than for said organization and offering expenses) to the General Partners or any affiliates shall not be allowed, except for reimbursement of actual cost to the General Partners or such affiliates of advances, services, goods and materials used for or by the Partnership. Except as indicated in this Article IX.3, the General Partners or any affiliate shall not be reimbursed by the Limited Partnership for any indirect expenses incurred in performing services for the Limited Partnership, such as officers' salaries, rent, utilities, and other overhead items. The Partnership, however, may reimburse the General Partners and any affiliate for salaries (and related salary expenses, but excluding expenses incurred in connection with the administration of the Partnership) for nonmanagement and nonsupervisory services which could be performed, directly for the Partnership by independent parties, such as legal, accounting, transfer agent, data processing and duplicating. There shall be no reimbursement for management and supervisory personnel (e.g., services of employees of the General Partners or their affiliates who oversee the work which would have been performed by an independent party if such party had been so engaged). The amounts charged to the Limited Partnership shall not exceed the lesser of (a) the actual cost of such services, or (b) the amounts which the Limited Partnership would be required to pay to independent parties for comparable services. Reimbursement may also be made for the allocable cost charged by independent parties for maintenance and repair of data processing and other special purpose equipment used for or by the Limited Partnership. In the Limited Partnership's annual report to Limited Partners, there shall be provided an itemized breakdown of reimbursements made to the General Partners and any affiliates in the categories of legal, accounting, transfer agent, data processing, and duplicating services. The reimbursement for expenses provided for in this Article IX.3 shall be made to the General Partners regardless of whether any distributions are made to the Limited Partners under the provisions of Article VIII.2.

4. Mortgage Loans to Affiliates. The Limited Partnership may not make mortgage loans to the General Partners or to any affiliate of the General Partners, except that such person may become an obligor on a mortgage loan held by the Limited Partnership following the foreclosure of the property securing such mortgage loan.

X.       ASSIGNMENT OF INTEREST: SUBSTITUTED LIMITED PARTNERS

1. General Partner. The interest of a General Partner shall not be assignable in whole or in part, except when a substitution is made by vote of the Limited Partners or as provided in Article XII.2.

2. Limited Partnership Interests. A Limited Partner's interests in the Partnership may be transferred by written instrument satisfactory in form to the General Partners, accompanied by such assurance of the genuineness and effectiveness of each signature and the obtaining of any necessary governmental or other approvals as may be reasonably required by the General Partners, provided, however, that:

         (a) no transfer may be made of a fractional unit, and no transfer may be made if, as a result of such transfer, a Limited Partner (other than one transferring all of his units) will own fewer than two thousand (2,000) units except where such transfer occurs by operation of law;

         (b) for a period ending nine (9) months after the termination of the offering of units (which time shall be determined by the General Partners and which determination shall be binding upon all Partners), no transfer may be made except to a bona fide resident of the State of California;

         (c) no transfer may be made if, in the opinion of tax counsel for the Partnership, it would jeopardize the status of the Partnership as a partnership for Federal or any applicable state income tax purposes; and

         (d) the transferor will pay in advance all legal, recording, and accounting costs in connection with any transfer, and the cost of any tax advice necessary under Subsection 2(c) above.

Assignments complying with the above shall be recognized by the Partnership not later than the last day of the calendar month in which the written notice of assignment is received by the Partnership.

No assignee shall have the right to become a substituted Limited Partner in place of his assignor unless the General Partners have consented in writing to the substitution, the granting or denial of which shall be within the absolute discretion of the General Partners. The General Partners will amend the Certificate of Limited Partnership at least once each calendar quarter, if necessary, to effect the substitution of Limited Partners.

XI.      DEATH, INCOMPETENCY, OR WITHDRAWAL OF A LIMITED PARTNER

1. Effect of Death or Incompetency on Limited Partnership. The death or incompetency of a Limited Partner shall not cause a dissolution of the Limited Partnership or entitle the Limited Partner or his estate to a return of capital.

2. Rights of Personal Representative. On the death or incompetency of a Limited Partner, his personal representative shall have all the rights of a Limited Partner for the purpose of settling his estate, including the rights of assignment and withdrawal.

3. Withdrawal of Limited Partners. A Limited Partner may withdraw, or partially withdraw, from the Limited Partnership and obtain the return of his outstanding capital account within 61 to 91 days after written notice of withdrawal is delivered to the General Partners, subject to the following limitations:

         (a) any such cash payments in return of an outstanding capital account shall be made by the Limited Partnership only from cash available for distribution, net proceeds, and capital contributions, during the ninety (90) day period following receipt by the General Partners of the Limited Partner's written notice of withdrawal;

         (b) a maximum of $75,000 may be withdrawn during any calendar quarter, except that the estate of any deceased Limited Partner may withdraw up to $100,000 per calendar quarter;

         (c) the Limited Partners shall have the right to receive such distributions of cash only to the extent such funds are available; the General Partners shall not be required to establish a reserve fund for the purpose of funding such payments; the General Partners shall not be require to use any other sources of Partnership funds other than those set forth in Subsection 3(a) above; the General Partners shall not be required to sell or otherwise liquidate any portion of the Limited Partnership's loan portfolio in order to make a cash distribution of any capital account;

         (d) during the ninety (90) days following receipt of written notice of withdrawal from a Limited Partner, the General Partners shall not refinance any loans of the Limited Partnership or reinvest any cash available for distribution or net proceeds unless and until the Limited Partnership has sufficient funds available to distribute to the withdrawing Limited Partner all of his capital account in cash;

         (e) the amount to be distributed to any withdrawing Limited Partner shall be a sum equal to his outstanding capital account as of the date of such distribution, notwithstanding that such sum may be greater or lesser than such Limited Partner's proportionate share of the current fair market value of the Limited Partnership's net assets;

         (f) in no event shall the General Partners permit the withdrawal during any calendar year of Limited Partners representing more than 10% of the outstanding Limited Partnership interests in the Partnership, except upon the vote of the Limited Partners to dissolve the Partnership pursuant to Article V above. Capital accounts shall be distributed to withdrawing Limited partners in the same order of priority as notices of withdrawals are received by the General Partners; and

         (g) if a Limited Partner's capital account would have a balance of less that $2,000 following a requested withdrawal, the General Partners, at their discretion, may distribute to such Limited Partner the entire balance in such account.

XII. BANKRUPTCY, DEATH, RETIREMENT, REMOVAL, OR DISSOLUTION OF A GENERAL PARTNER

1. Removal of a General Partner. A majority in interest of the Limited Partners (excluding units owned by any General Partner) may remove any or all of the General Partners. Written notice of such removal setting forth the effective date thereof shall be served upon the removed General Partner and, as of the effective date, shall terminate all of his rights and powers as a General Partner.

2. Dissolution of Limited Partnership and Continuance of Limited Partnership. The dissolution, death, retirement, removal, or adjudication of bankruptcy of a General Partner (any of which events are referred to hereafter as the "Terminating Event," and the General Partner affected as the "Terminated General Partner") shall immediately destroy the agency relationship between the Limited Partnership and the Terminated General Partner. A Terminating Event shall also dissolve the Limited Partnership unless the Limited Partnership is continued by a remaining General Partner or the General Partners or by a general partner elected in place of the Terminated General Partner by a majority in interest of the Limited Partners. If no General Partner remains after a Terminating Event, the Limited Partners shall meet or act by written consent within sixty (60) days of such Terminating Event and either:

         (a) elect to continue the Limited Partnership, provided that a new general partner (or partners) is available, and is so elected by a majority in interest of the Limited partners, in which event a new Certificate of Limited Partnership shall be recorded naming the new general partner; or

         (b) elect to terminate and liquidate the Limited partnership under the provisions of Article XIII hereof.

3. Rights of Terminated General Partner. Upon the occurrence of a Terminating Event, the Limited Partnership shall pay to the Terminated General Partner all amounts then accrued and owing to the Terminated General Partner. The Limited Partnership shall also terminate the Terminated General Partner's interest in Limited Partnership profits, gains, losses, net proceeds, distributions, and capital by payment of an amount equal to the then present fair market value of the Terminated General Partner's interest determined by agreement of the Terminated General Partner and the Limited Partnership, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of arbitration is to be borne equally by the Terminated General Partner and the Limited Partnership. The method of payment to the Terminated General Partner should not threaten the solvency or liquidity of the Limited Partnership.

XIII.    DISSOLUTION AND LIQUIDATION

1. Upon the vote or written consent of a majority in interest of the Limited Partners (excluding units owned by a General Partner), or as otherwise herein provided, the Limited Partnership shall be dissolved and the assets shall be liquidated and the net proceeds distributed to the Partners after payment of the debts of the Limited Partnership as provided herein and by applicable law. In settling accounts after liquidation, the monies of the Limited Partnership shall be applied in the following manner:

         (a) the liabilities of the Limited Partnership to creditors other than Partners shall be paid or otherwise adequately provided for; and

         (b) the remaining assets shall be distributed to the Limited Partners and the General Partners in the same manner as net proceeds are distributed under Article VIII.2(b) hereof.

2. In the event that, immediately prior to the dissolution and termination of the Limited Partnership following the sale or other disposition of all of its assets, and after crediting any gain or charging any loss pursuant to Section VIII, any General Partner shall have a deficient balance in his capital account, then such General Partner shall contribute in cash to the capital of the Limited Partnership an amount which is equal to such deficit in his capital account.

XIV.     SIGNATURES

Any security agreement, chattel mortgage, lease, contract of sale, bill of sale, or other similar document to which the Limited Partnership is a party, shall be executed by one or more of the General Partners, and no other signatures shall be required.

XV.      SPECIAL POWER OF ATTORNEY

Concurrently with the execution or written acceptance and adoption of the provisions of this Agreement, each Limited Partner shall execute and deliver to the General Partners a special power of attorney in form acceptable to the General Partners in which the General Partners, and each of them, is constituted and appointed as the attorney-in-fact for such Limited Partner with power and authority to act in his name and on his behalf to execute, acknowledge, and swear to in the execution, acknowledgment, and filing of documents, which shall include, by way of illustration but not of limitation, the following:

1. This Agreement, any separate Certificates of Limited Partnership, as well as any amendments to the foregoing which, under the laws of the State of California or the laws of any other state, are required to be filed or which the General Partners deem it advisable to file;

2. Any other instrument or document which may be required to be filed by the Limited Partnership under the laws of any state or by any governmental agency, or which the General Partners deem it advisable to file; and

3. Any instrument or document which may be required to effect the continuation of the Limited Partnership, the admission of an additional or substituted Limited Partner, or the dissolution and termination of the Limited Partnership, provided such continuation, admission, or dissolution and termination are in accordance with the terms of this Agreement.

The  special  power of  attorney  to be  concurrently  granted  by each  Limited
Partner:

1. is a special power of attorney coupled with an interest, is irrevocable, shall survive the death of the granting Limited Partner, and is limited to those matters herein set forth;

2. shall survive an assignment by a Limited Partner of all or any portion of his units except that, where the assignee of the units owned by a Limited Partner has been approved by the General Partners for admission to the Limited Partnership as a substituted Limited Partner, the special power of attorney shall survive each assignment for the purpose of enabling the General Partners to execute, acknowledge, and file any instrument or document necessary to effect such substitution.

XVI.     MISCELLANEOUS

1. Notices. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the party or to an officer of the party to whom the same is directed, or if sent by registered or certified mail, postage and charges prepaid addressed as follows:

If the General Partners:

         David Adler, David K. Machado,
         Milton N. Owens, Larry Schultz, William C. Owens and/or
         Owens Financial Group, Inc.
         P. O. Box 2308
         Walnut Creek, CA 94595

If to a Limited Partner, at such Limited Partner's address for purposes of notice which is set forth on the signature page hereof or on a schedule hereto, or in either case as the General Partners or a Limited Partner shall designate pursuant to the notice provision hereof. Any such notice shall be deemed to be given on the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as aforesaid.

2. Application of California Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

3. Execution in Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had all signed the same document. All counterparts shall be construed together and shall constitute one agreement.

4. Waiver of Action for Partition. Each of the parties hereto irrevocably waives during the term of the Limited Partnership any right that he or it may have to maintain any action for partition with respect to the property of the Limited Partnership.

5. Assignability. Except as expressly limited herein, each and all of the covenants, terms, provisions, and agreements herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto.

6. Interpretation. As used herein, the masculine includes the feminine and neuter and the singular includes the plural.

7. Captions. Paragraphs, titles, or captions in no way define, limit, extend, or describe the scope of this Agreement nor the intent of any of its provisions.

8. Adjustment of Basis. The General Partners may elect, pursuant to Internal Revenue Code Section 754, to adjust the basis of Limited Partnership property under the circumstances and in the manner provided in Internal Revenue Code Sections 734 and 743. The General Partners shall, in the event of such an election, take all necessary steps to effect the election.

9. Integrated Agreement. This Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof.

IN WITNESS WHEREOF, the undersigned have executed this Agreement this 16th day of October, 1992.


GENERAL PARTNERS:
2221 Olympic Blvd.                          OWENS FINANCIAL GROUP, INC.
P. O. Box 2308                              By:     /s/  Larry R. Schultz
Walnut Creek, CA 94595
                                                    /s/  William C. Owens

                                                    /s/  Milton N. Owens

                                                    /s/  David Adler

                                                    /s/  Larry R. Schultz

                                                    /s/  David K. Machado




LIMITED PARTNERS:                                   /s/ Larry R. Schultz
as Attorney-in-Fact for the persons listed on Schedule A

                                                                    EXHIBIT B

                  SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

        Owens Mortgage Investment Fund, A California Limited Partnership

1. SUBSCRIPTION. The undersigned investor hereby applies to become a Limited Partner in Owens Mortgage Investment Fund, a California Limited Partnership (the "Partnership"), and agrees to purchase the number of units of limited partnership interest in the Partnership (the "Units") stated below in accordance with the terms and conditions of the Amended and Restated Limited Partnership Agreement (the "Agreement"), a copy of which is contained in the Prospectus of the Partnership, and tenders the amount required to purchase the Units ($1.00 per Unit, 2,000 Unit minimum purchase). The Units which the investor offers to purchase hereby shall not be deemed issued to, or owned by, the investor until:
(a) the investor has fully paid in cash for such Units, and (b) the General Partners have in their sole discretion accepted his or her offer of purchase.

2. REPRESENTATIONS BY THE UNDERSIGNED. The undersigned investor represents and warrants that the undersigned:


         (a) has received the Prospectus of the Partnership dated ___________, 1998;


         (b) understands that no federal or state agency has made any finding or
determination   as  to  the   fairness  for  public   investment   in,  nor  any
recommendation nor endorsement of, the Units;


         (c) understands that Units are offered for a minimum investment of $2,000 (two thousand Units);

         (d) recognizes that the Units as an investment involve a high degree of risk;

         (e) understands that there will be no public market for the Units, that there are substantial restrictions on sale, assignment or transfer of the Units, and that it may not be possible readily to liquidate this investment;

         (f) has (i) a minimum net worth (exclusive of home, furnishings, and automobiles) of $30,000 ($50,000 in the State of Washington), plus an annual gross income of at least $30,000 ($50,000 in the State of Washington); or (ii) a minimum net worth (exclusive of home, furnishings, and automobiles) of $75,000 ($150,000 in the State of Washington); or (iii) is purchasing in a fiduciary capacity for a person meeting the requirements of either (i) or (ii) above;

         (g) if an individual, has attained the age of majority (as established in the state in which domiciled), and, in any event, is under no disability with respect to entering into a contractual relationship with the Partnership;

         (h) if a trustee, is the trustee for the trust on behalf of which it is purchasing the Units, and has due authority to purchase Units on behalf of the trust;
         (i) fully indemnifies and holds harmless the Partnership, General Partners, and their Affiliates from any and all claims, actions, causes of action, damages, and expenses (including legal fees and expenses) whatsoever which may result from a breach or alleged breach of any of the representations contained herein; and

         (j) meets the suitability standards established by the Partnership and by the state in which domiciled.

3. ADOPTION OF AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT. The undersigned investor hereby adopts, accepts, and agrees to be bound by all terms and provisions of the Agreement and to perform all obligations therein imposed upon a Limited Partner with respect to Units to be purchased. Upon acceptance of this subscription by the General Partners on behalf of the Partnership, payment in full of the subscription price and the filing of a Certificate of Limited Partnership of the Partnership, the undersigned shall become a Limited Partner for all purposes of the Agreement.

4. LIMITATION ON ASSIGNMENT. The undersigned investor acknowledges that the Units may be assigned only as provided in the Agreement and further acknowledges the restrictions on resale, transfer, or assignment of the Units set forth in the Partnership Agreement and as described in the Prospectus.

5. SPECIAL POWER OF ATTORNEY. The undersigned investor hereby makes, constitutes, and appoints the General Partners of the Partnership, and each of them, with full power of substitution, to be such person's true and lawful attorney in fact, for such person and in such person's name, place and stead for such person's use and benefit to sign and acknowledge, file and record:

         (a) the Agreement and an amended Certificate of Limited Partnership, as well as all amendments thereto required under the laws of the State of California or of any other state required to be filed or which the General Partners deem advisable to file;

         (b) any other instrument or document which may be required to be filed by the Partnership by any governmental agency or by the laws of any state, or which the General Partners deem it advisable to file; and

         (c) any documents which may be required to effect the continuation of the Partnership, the admission of a substituted Limited Partner, or the dissolution and termination of the Partnership, provided such continuation, admission, or dissolution and termination are in accordance with the terms of the Agreement.

The foregoing grant of authority:

                  (i) is a Special Power of Attorney coupled with an interest, is irrevocable, shall survive the death of the undersigned and shall not be affected by the subsequent incapacity of the investor;

                  (ii) may be exercised by any of the General Partners for each Limited Partner by a facsimile signature of or on behalf of one of the General Partners or by listing all of the Limited Partners and by executing any instrument with a single signature of or on behalf of one or more of the General Partners, acting as attorney-in-fact for all of them; and

                  (iii) shall survive the delivery of an assignment by a Limited Partner of the whole or any portion of his interest; except that where the assignee thereof has been approved by the General Partners for admission to the Partnership as a substituted Limited Partner, the Special Power of Attorney shall survive the delivery of such assignment for the sole purpose of enabling such person to execute, acknowledge, and file any instrument necessary to effect such substitution.

6.  PAYMENT  OF   SUBSCRIPTION.   The  amount  of  the  undersigned   investor's
subscription is set forth below and payment of such amount is enclosed by a check payable to Owens Mortgage Investment Fund. The undersigned hereby authorizes and directs the General Partners to deliver this Subscription Agreement to the Partnership and pay the funds delivered herewith to the Partnership, to the extent the undersigned's subscription has been accepted. If the undersigned's subscription is rejected in part, the funds delivered herewith will, to the extent his application is so rejected, be returned to him as soon as practicable without interest or deduction, except to the extent of any interest actually earned.

7. PURCHASE BY FIDUCIARY. If the undersigned is purchasing the Units subscribed hereby in a fiduciary capacity, the above representations and warranties are be deemed to have been made on behalf of the person(s) for whom the undersigned is so purchasing except that such person(s) need not be over 18 years of age.

8. NOTIFICATION OF GENERAL PARTNERS. The undersigned agrees to notify the General Partners immediately if any of the foregoing statements made herein shall become untrue.

9. PARTNERSHIP AGREEMENT GOVERNS. In the event of any conflict between the provisions of the Partnership Agreement and any instrument or document executed, acknowledged, filed or recorded by the General Partners pursuant to this special power of attorney, the Partnership Agreement will govern.

10.   SUBSCRIPTION   AMOUNT.  The  undersigned   investor  wishes  to  subscribe
$______________ and encloses such sum herewith as the purchase price of ___________ Units.

11. REINVESTMENT OF DISTRIBUTIONS. Check the appropriate line:

         ___ The undersigned investor wishes to reinvest distributions received from the Partnership in additional Units.

         ___ The undersigned investor does not wish to reinvest distributions received from the Partnership in additional Units.

12. OWNERSHIP OF UNITS. The undersigned's interest will be owned and should be shown on the Partnership's records as follows:

Check one:                 ___Individual Ownership
                           ___JTROS (all parties must sign)
                           ___Tenants in Common (all parties must sign)
                           ___Community Property (one signature required)
                           ___Custodian
                           ___Trustee
                           ___Corporation
                           ___Partnership
                           ___Nonprofit Organization

(Please Print)

Name____________________________________________________________________________
First                               Middle                            Last
or Entities legal name
--------------------------------------------------------------------------------
Resident Address
--------------------------------------------------------------------------------
City                                        State                      Zip Code
--------------------------------------------------------------------------------
Home Telephone Number (if applicable)       ___________________________________
                                                      (include area code)
Business Telephone Number _____________________________________________________
                                                      (include area code)
Date of Birth _________________________________ (Individual Investors Only)
Occupation ____________________________________ (Individual Investors Only)
Marital Status (check one)  Single___   Married___(Individual Investors Only)
Citizenship       U.S.___  Other_____________ (Individual Investors Only)
Investment Objective:
Current income with retention of capital___  (check)
Other (please explain) _________________________________________________________
================================================================================

Name____________________________________________________________________________
         First                      Middle                     Last
or Entities legal name
--------------------------------------------------------------------------------
Resident Address
--------------------------------------------------------------------------------
City                              State                          Zip Code
--------------------------------------------------------------------------------
Home Telephone Number (if applicable)                Business Telephone Number
         (include area code)                               (include area code)

Date of Birth ___________________________________ (Individual Investors Only)
Occupation ______________________________________(Individual Investors Only)
Marital Status (check one)  Single___    Married___(Individual Investors Only)
Citizenship       U.S.___  Other_____________ (Individual Investors Only)

13. IF APPLICABLE, THE ACCOUNT REPRESENTATIVE AND INVESTMENT FIRM PRINCIPAL MUST EACH SIGN BELOW IN ORDER TO SUBSTANTIATE COMPLIANCE WITH APPENDIX F TO ARTICLE 3, SECTION 34 OF THE NASD'S RULES OF FAIR PRACTICE.

IN WITNESS WHEREOF, the undersigned investor has executed this Subscription Agreement and Power of Attorney.

Dated: _____________, 19___


---------------------------------          ------------------------------------
Authorized Signature of Subscriber         Social Security Number or Federal Tax
                                           Identification Number


---------------------------------          ------------------------------------
Authorized Signature of Subscriber         Social Security Number or Federal Tax
                                           Identification Number


ACCEPTED:

Owens Mortgage Investment Fund
A California Limited Partnership

------------------------------------------
General Partner

Dated: ____________, 19__



The Account Representative and Principal signing below each have reasonable grounds to believe, based on information obtained from the above investor concerning his or her investment objectives, other investments, financial situation and needs and any other information known by either of them, that investment in the Partnership is suitable for such investor in light of his or her financial position, net worth and other suitability characteristics, and that the investor meets the suitability requirements applicable to this offering.

The undersigned account representative and principal have advised the above investor that no market for the securities being offered exists nor is one expected to develop, and that the investor may not be able to liquidate his or her investment in the event of an emergency or for any other reason.


---------------------------------------
Signature of Investment Firm Principal
Owens Securities Corporation


---------------------------------------
Please PRINT Name and Title


---------------------------------------
Signature of Account Representative


---------------------------------------
Please PRINT Account Representative Name

                                        INDEX TO FINANCIAL STATEMENTS


OWENS MORTGAGE INVESTMENT FUND                                         Page

Report of KPMG Peat Marwick LLP, Independent Auditors                   F-1


Balance Sheets-- December 31, 1997 and 1996                             F-2

Statements of Income for the three-years ended
December 31, 1997, 1996 and 1995                                        F-3

Statements of Partner's Capital for the three-years ended
December 31, 1997, 1996 and 1995                                        F-4

Statements of Cash Flows for the three-years ended
December 31, 1997, 1996 and 1995                                        F-5


Notes to Financial Statements                                           F-6


OWENS FINANCIAL GROUP, INC.

Report of KPMG Peat Marwick LLP, Independent Auditors                   F-19


Consolidated Balance Sheet-- December 31, 1997                          F-20


Notes to Consolidated Balance Sheet                                     F-21

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.  Other Expenses of Issuance and Distribution

The expenses, exclusive of sales expense and commissions payable by the Corporate General Partner, incurred and estimated to be incurred in connection with this offering are as follows:


      Securities and Exchange Commission Registration Fee                             $         0
      National Association of Securities Dealers, Inc. and Blue Sky
           Registration Fees                                                                    0
      Accounting Fees and Expenses                                                         13,500
      Legal Fees and Expenses                                                              13,500
      Printing and Engraving Expenses                                                      10,000
      Mailing                                                                               2,500
      Miscellaneous                                                                           500
                                                                                           ------
            Total                                                                         $40,000



Item 32. Sales to Special Parties
Not Applicable

Item 33. Recent Sales of Unregistered Securities
Not Applicable

Item 34. Indemnification of Directors and Officers
         Indemnification of the Partners, and any officer, director, employee, agent, subsidiary or assign thereof, is provided for in Section IV.4 of the Amended and Restated Limited Partnership Agreement which is included in the Prospectus.

Item. 35.         Treatment of Proceeds from Stock Being Registered
Not Applicable

Item 36. Financial Statements and Exhibits
(a)      Financial Statements:


         Owens Mortgage Investment Fund
                  Report of KPMG Peat Marwick LLP, Independent Auditors Balance Sheets - December 31, 1997 and 1996
                  Statements of Income for the three years ended December 31, 1997, 1996 and 1995 Statements of Partners' Capital for the three years ended December 31, 1997, 1996 and 1995 Statements of Cash Flows for the three years ended December 31, 1997, 1996 and 1995 Notes to Financial Statements

         Owens Financial Group, Inc,
                  Report of KPMG Peat Marwick LLP, Independent Auditors Consolidated Balance Sheet -December 31, 1997
                  Notes to Consolidated Balance Sheet


(b)      Exhibits:

*  1.1   Underwriting Agreement
*  1.2   Selling Group Agreement
   3 Amended and Restated Agreement of Limited Partnership (included as Exhibit A to the Prospectus)
   4.1 Amended and Restated Agreement of Limited Partnership (Included as Exhibit A to the Prospectus)
   4.2 Subscription Agreement and Power of Attorney (included as Exhibit B to Prospectus) 5 Opinion of A. Nick Shamiyeh with Respect to Legality of the Securities 5 Opinion of Wendel, Rosen, Black & Dean, LLP with Respect to Federal Income Tax Matters
  23.1   Consent of A. Nick Shamiyeh
  23.2   Consent of Wendel, Rosen, Black & Dean, LLP
  23.3   Consent of KPMG Peat Marwick LLP
  24     Power of Attorney
* 99 Assignment dated January 29, 1987, by and between Owens Financial Group, Inc., and David Adler, Gerald D. Gains, David K. Machado, Milton
         C. Owens, William C. Owens, Larry R. Schultz, and Lorraine Spingolo
 --------------
*Previously filed under Registration No. 33-81896 and incorporated herein by this reference

(c)      Schedules:


         Schedule IV - Mortgage Loans on Real Estate as of December 31, 1997



Item 36.  Undertakings

The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) That all post-effective amendments will comply with the applicable forms, rules and regulations of the Securities and Exchange Commission.

         (4) To remove from regulation by means of a protective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (5) To send to each Limited Partner at least on an annual basis a detailed statement of any transactions with the General Partners or their Affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the General Partners or their Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

         (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 4 to the Form S-11 Registration Statement (No. 33-81896) and has duly caused this Post-Effective Amendment No. 4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California on March 30, 1998.


        OWENS MORTGAGE INVESTMENT FUND, A CALIFORNIA LIMITED PARTNERSHIP

                     By:      OWENS FINANCIAL GROUP, INC.
                              Corporate General Partner


                             By: /s/ BRYAN H. DRAPER
                                     Bryan H. Draper, Controller/Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 4 to the Form S-11 Registration Statement (No. 33-81896) has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                                  Title                                     Date


/s/DAVID ADLER*                    General Partner of the Partnership and               March 26, 1998
------------------------------
David Adler                        Director of the Corporate General Partner


/s/MILTON N. OWENS*                General Partner of the Partnership and               March 26, 1998
-------------------------------
Milton N. Owens                    Director of the Corporate General Partner


/s/WILLIAM C. OWENS*               General Partner of the Partnership and               March 26, 1998
-----------------------------
William C. Owens                   Director of the Corporate General Partner


/s/DAVID K. MACHADO*               General Partner                                      March 26, 1998
----------------------------
David K. Machado


OWENS FINANCIAL GROUP INC.         Corporate General Partner                            March 26, 1998

By /s/   BRYAN H. DRAPER
-------------------------------
Bryan H. Draper
Controller/Secretary





                                   SCHEDULE IV
                         OWENS MORTGAGE INVESTMENT FUND
               MORTGAGE LOANS ON REAL ESTATE -- DECEMBER 31, 1997




                                                                                                    Principal Amount
                                                                                                     of Loans Subject
                                                                                                      to Delinquent
            Description                                      Final           Carrying Amount           Principal or
                                     Interest Rate       Maturity date         of Mortgages              Interest


TYPE OF LOAN

Income Producing................       6.875-14.50%  Current to May, 2015         $165,201,582           $4,250,200
Single Family Residence.........        8.00-13.00%  Current to Jun., 2001           2,088,606              184,000
Land                                    8.75-14.00%  Current to Aug., 2002           7,424,419              802,200
                                                                                  ------------           ----------
           TOTAL                                                                  $174,714,607           $5,236,400
                                                                                  ============           ==========


AMOUNT OF LOAN
$0-250,000......................       6.875-14.50%  Current to Aug., 2005          $7,966,754         $    267,862
$250,001-500,000................        7.75-14.00%  Current to Aug., 2010          15,112,207            1,194,973
$500,001-1,000,000..............        7.50-14.00%  Current to Apr., 2012          33,908,080            2,331,818
Over $1,000,000.................        7.50-12.75%  Current to May, 2015          117,727,566            1,441,747
                                                                                  ------------           ----------
           TOTAL                                                                  $174,714,607           $5,236,400
                                                                                  ============           ==========


POSITION OF LOAN
First                                  6.875-14.50%  Current to May, 2015         $161,275,350           $5,232,400
Second .........................       10.00-13.50%  Current to Dec., 2004          12,744,274                4,000
Third or all-inclusive
 deeds of trust.................       10.00-11.00%  Current to Apr., 2000             694,983                    0
                                                                                  ------------           ----------
           TOTAL                                                                  $174,714,607           $5,236,400
                                                                                  ============           ==========



---------------

NOTE 1: All loans are acquired from an affiliate of the Partnership, namely Owens Financial Group, Inc., the Corporate General Partner.


NOTE 2:    Balance at beginning of period (1/1/95)..................................................$145,050,213
      Additions during period
      New mortgage loans.........................................................................     63,029,067
      Subtotal.......................................................................................208,079,280
      Deductions during period
      Collection of principal.........................................................................53,325,024
      Foreclosures.....................................................................................2,501,308
      Conversion to Unsecured Loan to Corporate General Partner...................................       902,357
      Balance at end of period (12/31/95)...........................................................$151,350,591

Balance at beginning of period (1/1/96).............................................................$151,350,591
      Additions during period
      New mortgage loans..............................................................................51,365,781
      Loan carried back on sale of real estate..................................................         563,125
      Subtotal.......................................................................................203,279,497
      Deductions during period
      Collection of principal.........................................................................46,976,563
      Foreclosures.....................................................................................1,913,000
      Conversion to Unsecured Loan to Corporate General Partner................................          241,000
      Balance at end of period (12/31/96)...........................................................$154,148,934

Balance at beginning of period (1/1/97).............................................................$154,148,934
      Additions during period
      New mortgage loans..............................................................................78,449,432
      Loan carried back on sale of real estate...................................................        840,000
      Subtotal.......................................................................................233,438,366
      Deductions during period
      Collection of principal.........................................................................55,444,410
      Foreclosures...............................................................................      3,279,349
      Balance at end of period (12/31/97)...........................................................$174,714,607


During the years ended December 31, 1997, 1996 and 1995, the Partnership refinanced loans totaling $6,562,000, $5,400,000 and $19,466,000, respectively, thereby extending the maturity date.

During 1997, the Partnership sold five loans to the Corporate General Partner at face values in the total amount of $1,213,000 comprised of cash of $940,000 and an assumption of a loan in the amount of $273,000.
--------------
NOTE 3: Included in the above loans are the following loans which exceed 3% of the total loans as of December 31, 1997. There are no other loans which exceed 3% of the total loans as of December 31, 1997:



                                                                                                        Principal
                                                                                                        Amount of
                                                                                                      Loans Subject
                                       Final                                  Face        Carrying     to Delinquent
                           Interest   Maturity   Periodic Payment   Prior   Amount of    Amount of     Principal or
       Description           Rate      Date           Terms         Liens   Mortgages    Mortgages       Interest
       -----------         --------   --------   -----------------   -----   ----------   ----------    --------------



Commercial Retail Center,   10.0%      7/27/04    Interest only,     None    $5,344,002  $5,344,002      $0
So. Lake Tahoe, CA.....                           balance due at
                                                  maturity



Condominium Development     12.75%     6/1/99     Fixed amount of    None    $5,340,739  $5,340,739      $0
Incline Village, NV....                           interest accrued
                                                  until August,
                                                  1998, then
                                                  interest only,
                                                  balance due at
                                                  maturity


Office Building             10.75%     4/10/2000  Interest only,     None    $6,636,587  $6,636,587      $0
San Francisco, CA                                 balance due at
                                                  maturity


Office Building             10.50%     8/26/2000  Interest only,     None    $7,637,892  $7,637,892      $0
San Francisco, CA                                 balance due at
                                                  maturity




---------------
NOTE 4: All amounts reported in this Schedule IV represent the aggregate cost for Federal income tax purposes.

NOTE 5: There are no write-downs or reserves on any of the individual loans listed under Note 3 above.

        OWENS MORTGAGE INVESTMENT FUND, A CALIFORNIA LIMITED PARTNERSHIP

                                INDEX TO EXHIBITS



Exhibit No.         Description                                            Page

*  1.1          Underwriting Agreement  .................................

*  1.2          Selling Group Agreement..................................

   3            Amended and Restated Agreement of Limited Partnership
                (included as Exhibit A to the Prospectus)  ..............

   4.1          Amended and Restated Agreement of Limited Partnership
                (Included as Exhibit A to the Prospectus)  ..............

   4.2          Subscription Agreement and Power of Attorney
                (included as Exhibit B to Prospectus)  ..................

   5            Opinion of A. Nick Shamiyeh with Respect to Legality
                of the Securities  ................

   8            Opinion of Wendel, Rosen, Black & Dean, LLP with
                Respect to Federal Income Tax Matters  ..................

  23.1          Consent of A. Nick Shamiyeh  ............................

  23.2          Consent of Wendel, Rosen, Black & Dean, LLP  ............

  23.3          Consent of KPMG Peat Marwick LLP  .......................

  24            Power of Attorney  ......................................

* 99            Assignment dated January 29, 1987 by and between
                Owens Financial Group, Inc., and DavidAdler, Gerald
                D. Gains, David K. Machado, Milton C. Owens,  William
                C. Owens, Larry R. Schultz, and Lorraine Spingolo  ......

--------------
*Previously filed under Registration No. 33-81896 and incorporated herein by this reference.

                                    EXHIBIT 5

                                 Law Offices of
                                A. NICK SHAMIYEH

2221 Olympic Boulevard, Suite 100                  San Francisco Branch Office
Walnut Creek, California  94595-0308               703 Market Street,
20th Floor                                         San Francisco, CA
Telephone:  (510) 935-9401                         Telephone:  (415) 777-0700
94103
Facsimile:  (510) 935-9407




March 26, 1998


Owens Mortgage Investment Fund
2221 Olympic Boulevard
Walnut Creek, California 94595

RE:      OWENS MORTGAGE INVESTMENT FUND -
         A CALIFORNIA LIMITED PARTNERSHIP -
         LEGALITY OF SECURITIES BEING REGISTERED

Gentlemen:

In connection with the registration of the limited partnership units (the "Units") of Owens Mortgage Investment Fund, a California limited partnership (the "Partnership"), under the Securities Act of 1933, as amended, you have requested our opinion as to whether the Units, when issued, will be lawfully and validly issued, fully paid, and nonassessable. All capitalized terms used and not expressly defined herein shall have the meanings given to such terms in the Amended and Restated Limited Partnership Agreement of the Partnership (the "Partnership Agreement").

In rendering the opinion hereinafter expressed, we have examined and relied upon such documents as we have deemed appropriate, including the following:

         I. The Partnership Agreement;

         II. The Certificate of Limited Partnership of the Partnership, as recorded as Document No. 84-82553 with the Recorder's Office of Contra Costa County, California on June 14, 1984;

         III. The Certificate of Limited Partnership of the Partnership on Form LP-1, as filed with the California Secretary of State (File No. 8418500081) on July 1, 1984;

         IV. Amendment to the Certificate of Limited Partnership of the Partnership on Form LP-2, as filed with the California Secretary of State (File No. 8418500081) on March 20, 1987;

         V.  Amendment  to  the  Certificate  of  Limited   Partnership  of  the
Partnership on Form LP-2, as filed with the Secretary of State (File No. 8418500081) on August 29, 1989.

         VI. Amendment to the Certificate of Limited Partnership on Form LP-2 as filed with the Secretary of State (File No. 8418500081) on October 22, 1992.

         VII. Amendment to the Certificate of Limited Partnership on Form LP-2 as filed with the Secretary of State (File No. 841850081) on January 24, 1994.

         VIII. The Partnership's Post-Effective Amendment No. 4 to the Registration Statement (the "Registration Statement"), which is to be filed with the Securities and Exchange Commission by the Partnership concurrently with the delivery of this opinion; and

         IX. The Subscription Application and Power of Attorney. In conducting our examination, we have assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all the documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photographic copies and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Partnership. In addition, we have assumed, without investigation, the accuracy of the representations and statements as of factual matters made by the Partnership in the Registration Statement, and the accuracy of representations and statements as to factual matters made by the General Partners, their partners, offices, and employees, and by public officials. In making our examination of documents, we have assumed, without investigation, that each party (other than the Partnership) to such documents has: (i) the power and capacity to enter into and perform all its obligations under such documents, (ii) duly authorized all requisite actions with respect to such documents, and (iii) duly executed and delivered such documents.

The opinion hereinafter expressed is subject, without investigation, to the following assumptions:

         A. All offers, sales, and issuances of the Units will be made and consummated in a manner complying with the terms of the Registration Statement, as amended.

         B. The Registration Statement, as amended, will become and remain effective, and the Prospectus which is a part thereof, and the Prospectus delivery procedures with respect thereto, will fulfill all of the requirements of the Securities Act of 1933, as amended, throughout all periods relevant to this opinion.

         C. All offers and sales of the Units will be in compliance with the securities laws of the states having jurisdiction thereof.

         The  opinion   hereinafter   expressed  is  subject  to  the  following
qualifications:

         (a) Our opinion below is limited to the matters expressly set forth in this opinion letter, and no opinion is to be implied or may be inferred beyond the matters expressly so stated.

         (b) We disclaim any obligation to update this opinion letter for events occurring after the date of this opinion letter.

         (c) Our opinion below is limited to the effect of the state laws of the State of California and of the federal laws of the United States; accordingly, we express no opinion with respect to the laws of any other jurisdiction, or the effect thereof on the transactions contemplated by the Registration Statement.

Based upon and subject to the foregoing and the effect, if any, of the matters discussed below, after having given due regard to such issues of law as we have deemed relevant, we are of the opinion that the Units, when issued, will be lawfully and validly issued, fully paid, and nonassessable.

We note, however, California Uniform Partnership Act as set forth in Section 15517(4) of the California Corporation Code, under which the Partnership was formed, provides that when a contributor has rightfully received a return, in whole or in part, of his capital contribution, he is nevertheless liable to the partnership for any sum, not in excess of such return with interest, necessary to discharge the partnership's liabilities to all creditors who extended credit or whose claims arose before such return.

This opinion is furnished to you in connection with the registration of the Units and may be relied upon by you and by the Limited Partners, but may not be relied on, nor may copies be delivered to, any other person or entity without our prior written consent. Notwithstanding the preceding sentence, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

LAW OFFICES OF A. NICK SHAMIYEH


/s/ A. Nick Shamiyeh
By A. NICK SHAMIYEH

                                    EXHIBIT 8


March 26, 1998



Owens Mortgage Investment Fund,
a California Limited Partnership
2221 Olympic Boulevard
Walnut Creek, CA  94595

         Re:      Owens Mortgage investment Fund - Partnership Status

Dear Gentlemen:


         This is an opinion as to the summaries of federal income tax consequences set forth in the section entitled "Federal Income Tax Consequences" of the Prospectus for Owens Mortgage Investment Fund, a California limited partnership (the "Partnership"), to be filed with the Securities and Exchange Commission, pursuant to the Securities Act of 1933, as amended, as a part of its Post-Effective Amendment No. 4 (the "Amendment") to Form S-11 Registration Statement (No. 33-81896). All terms not otherwise defined herein shall have the meaning set forth in the Amendment.


I.        BASES OF OPINION

For purposes of this opinion, we have relied upon:

         The following instruments:

         The Amendment;

         The Limited Partnership Agreement for the Partnership that is included in Exhibit A to the Prospectus that is part of the Amendment (the "Partnership Agreement"); and

         Such other documents and records  pertaining to the organization of the
Partnership  as  we  have   considered   necessary  for  rendering  the  opinion
hereinafter set forth.

         In our examination, we have assumed the authenticity of original documents and the accuracy of copies and the genuineness of signatures. You have represented to us that the Partnership Agreement has been signed in counterparts by a General Partner and on behalf of the Limited Partners in substantially the same form as the copy of the Partnership Agreement which is included in the Amendment.
         The Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations issued thereunder, Revenue Rulings and Revenue Procedures issued by the Internal Revenue Service ("Service") and case law.

         The representations of the General Partners that:

         The Partnership is organized and will be operated in compliance with the Partnership Agreement and the applicable state statutes governing limited partnerships;

         The Partnership was formed principally to make first, second, third, wraparound and construction mortgage loans, and mortgage loans on leasehold interests.

         The aggregate deductions to be claimed by the Partnership's partners as their distributive shares of Partnership losses, if any, for the first two years of Partnership operations did not exceed the amount of equity capital invested in the Partnership;

         A creditor who made or makes a non-recourse loan to the Partnership did not have and will not have or acquire at any time, as a result of making such loan, any direct or indirect interest in the profits, capital or property of the Partnership other than as a secured creditor;

         As of the date of the Amendment, the General Partners have and will maintain during the remaining life of the Partnership an aggregate net worth of at least $20.0 million; and

         To the best of the knowledge of the General Partners, all other statements of fact contained in the Registration Statement are true and correct.

         While we have not been requested to conduct, nor have we undertaken to make, independent investigations to verify the above representations, based upon our discussions with the General Partners and our limited review of certain background material, we believe that it is reasonable for us to rely on such representations.

I.        OPINION

         Based on the foregoing and on such other materials as we have deemed appropriate and relevant, we are of the opinion that it is more likely than not that:
         The Partnership will be classified as a partnership rather than as an association taxable as a corporation for federal income tax purposes.

         The summaries of income tax consequences set forth in the section of the Registration Statement entitled "Federal Income Tax Consequences" are accurate statements of all material matters discussed therein.

         Our opinion is limited to the specific opinions expressed above; no other opinions are intended, nor should they be inferred therefrom. In particular, no opinion is expressed herein as to whether or not the Partnership will be classified as a publicly traded partnership for federal income tax purposes.

         No opinion, favorable or unfavorable, is expressed on the availability of any deduction or credit contemplated by the Partnership.

         Our opinion is based on our current understanding of the applicable federal law. There can, of course, be no assurance that a court or the Internal Revenue Service, when faced with the same facts, would reach the same conclusions as we have or that the law will not be changed after the date of this opinion. The information and opinion that is given in this letter are effective as of the date of this letter.

         In rendering this opinion, we have not been asked to give nor do we express any opinion as to questions or issues arising out of the investment by Limited Partners in the Partnership other than those questions specifically discussed.


         In reviewing this opinion,  prospective investors should be aware that:
(i) this firm represents the Partnership and the General Partners in connection with the preparation of certain portions of the Amendment and expects to continue to represent the General Partners in other matters; (ii) as of December 31, 1997, certain members of the firm owned or controlled an aggregate of 976,624 Units, none of which were received in connection with the preparation of any offering of Units; and (iii) certain members of the firm are trustees, own interests in notes secured by deeds of trust originated and placed directly with such members, plans or trustees by the Corporate General Partner as a result of transactions separate and distinct from any transaction involving the Partnership. The principal amount of all notes described in (iii) as of December 31, 1997, is $941,000.


                                            Very truly yours,



                        WENDEL, ROSEN, BLACK & DEAN, LLP

                                  EXHIBIT 23.1

                           CONSENT OF A. NICK SHAMIYEH





With regard to the Post-Effective Amendment No. 4 to the Form S-11 Registration Statement (No. 33-81896) to be filed with the Securities and Exchange Commission on or about March 27, 1998, by Owens Mortgage Investment Fund, we hereby consent to all references to our firm under the captions "Certain Legal Aspects of the Partnership's Mortgage Investments" and "Legal Matters" in the Prospectus which is part of said Amendment.




                                             Law Offices of A. Nick Shamiyeh






Walnut Creek, California
March 26, 1998

                                  EXHIBIT 23.2

                   CONSENT OF WENDEL, ROSEN, BLACK & DEAN, LLP




With respect to the Post-Effective Amendment No. 4 to the Form S-11 Registration Statement (No. 33-81896) to be filed with the Securities and Exchange Commission on or about March 26, 1998, by Owens Mortgage Investment Fund, a California Limited Partnership, we hereby consent to all references to our firm under the captions "Federal Income Tax Consequences" and "Legal Matters" in the Prospectus which is part of said Amendment.







                        WENDEL, ROSEN, BLACK & DEAN, LLP






Oakland, California
March 26, 1998

                                  EXHIBIT 23.3

                        CONSENT OF KPMG PEAT MARWICK LLP



The Partners
Owens Mortgage Investment Fund:

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the Prospectus.





                                                     KPMG PEAT MARWICK LLP






Oakland, California
March 26, 1998

                                   EXHIBIT 24

                                POWER OF ATTORNEY



         Each person or entity whose name is signed hereto, hereby constitutes and appoints Bryan H. Draper with full power of substitution in the premises, his or its true and lawful attorney-in-fact and agent, and in his or its name, place and stead, to do any and all acts and things and to execute any and all instruments and documents which said attorney-in-fact and agent may deem necessary or advisable to enable Owens Mortgage Investment Fund to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act pursuant to a Registration Statement on Form S-11 ( the "Registration Statement"), of up to 27,109,309 Units of Limited Partnership interests, including specifically but without limiting the generality of the foregoing, power and authority to sign the name of Owens Mortgage Investment Fund and the names of the General Partners thereof, in the capacities indicated below, to the Post-Effective Amendment No. 4 to the S-11 Registration Statement and to any instruments or documents filed as a part of or in connection therewith, and each of the undersigned hereby ratifies and confirms all of the aforesaid that said attorney-in-fact and agent shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been executed below by the following in the capacities indicated, as of the 30th day of March, 1998. This Power of Attorney may be executed in any number of counterparts.


                                       Owens Financial Group, Inc.,
                                       Corporate General Partner

                                       By: /s/ Bryan H. Draper
                                           BRYAN H. DRAPER
                                           Secretary and Chief Financial Officer


                                             /s/ David Adler
                                              DAVID ADLER, General Partner

                                             /s/ David Machado
                                             DAVID MACHADO, General Partner

                                             /s/ Milton N. Owens
                                             MILTON N. OWENS, General Partner

                                             /s/ William C. Owens
                                              WILLIAM C. OWENS, General Partner

                                   $27,109,309



              $250,000,000 Authorized Including Prior Subscriptions



                            LIMITED PARTNERSHIP UNITS
                                 $1.00 per Unit
                     2,000 Units Minimum Investment ($2,000)



                         OWENS MORTGAGE INVESTMENT FUND,
                        a California Limited Partnership







                              --------------------

                                   PROSPECTUS
                               -------------------




                               _____________, 1998